PROSPECTUS

                                                            $740,000,000

                        MMCA Auto Owner Trust 1999-2

              $326,000,000 6.30% Class A-1 Asset Backed Notes $210,000,000 6.80% Class A-2 Asset Backed Notes $142,000,000 7.00% Class A-3 Asset Backed Notes
                $62,000,000 7.55% Class B Asset Backed Notes

                        MMCA Auto Receivables Trust

                                   Seller

                                  Servicer


                                                                 Underwriting Discounts
                                        Price*                       and Commissions               Net Proceeds to Seller
                                        -----                    ----------------------            ----------------------
Class A-1 Notes............    $325,643,437.50    (99.890625%)         $407,500.00     (0.125%)    $325,235,937.50   (99.765625%)

Class A-2 Notes............    $209,934,375.00    (99.968750%)         $525,000.00     (0.250%)    $209,409,375.00   (99.718750%)

Class A-3 Notes............    $141,977,812.50    (99.984375%)         $426,000.00     (0.300%)    $141,551,812.50   (99.684375%)

Class B Notes..............     $61,980,625.00    (99.968750%)         $217,000.00     (0.350%)     $61,763,625.00   (99.618750%)

Total......................    $739,536,250.00                       $1,575,500.00                 $737,960,750.00


-----------

* The price of the notes will also include any interest accrued on the notes from the date on which the notes are issued.

Interest on and principal of the notes will be payable monthly, on the 15th or the first business day after the 15th.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 9 OF THIS PROSPECTUS.

THE NOTES REPRESENT OBLIGATIONS OF THE TRUST AND ARE BACKED ONLY BY THE ASSETS OF THE TRUST. THE NOTES DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN MMCA AUTO RECEIVABLES TRUST, MITSUBISHI MOTORS CREDIT OF AMERICA, INC. OR ANY OF THEIR AFFILIATES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     UNDERWRITERS OF THE CLASS A NOTES

Credit Suisse First Boston J.P. Morgan & Co. Salomon Smith Barney

                     UNDERWRITERS OF THE CLASS B NOTES



Credit Suisse First Boston

              The date of this Prospectus is October 20, 1999



                             TABLE OF CONTENTS


                                                                                                              Page

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS...............................................     4
SUMMARY OF TERMS..............................................................................................     5
RISK FACTORS..................................................................................................     9
THE TRUST.....................................................................................................    16
Limited Purposes and Limited Assets...........................................................................    16
Capitalization of the Trust...................................................................................    17
The Owner Trustee.............................................................................................    17
PROPERTY OF THE TRUST.........................................................................................    17
MMCA'S CONTRACT PORTFOLIO.....................................................................................    18
Types of Contracts Included in MMCA's Contract Portfolio......................................................    18
Underwriting Standards........................................................................................    18
Servicing and Collection Procedures...........................................................................    19
Physical Damage Insurance on MMCA's Contracts.................................................................    19
Delinquency, Credit Loss and Returned Vehicle Loss Experience of MMCA's Contracts.............................    19
THE RECEIVABLES POOL..........................................................................................    22
Selection Criteria............................................................................................    23
Characteristics of the Initial Receivables Sold to the Trust on the Closing Date..............................    24
Payment Methods...............................................................................................    28
Balloon Payment Receivables...................................................................................    29
Defaulted Receivables.........................................................................................    30
Maturity and Prepayment Considerations........................................................................    30
HOW NOTEHOLDERS CAN COMPUTE THEIR PORTION OF THE AMOUNT OUTSTANDING ON
   THE NOTES..................................................................................................    40
USE OF PROCEEDS...............................................................................................    40
MMCA AUTO RECEIVABLES TRUST...................................................................................    40
THE SERVICER..................................................................................................    41
TERMS OF THE NOTES............................................................................................    41
Principal Amount and Interest Rates...........................................................................    41
Interest Payments.............................................................................................    41
Principal Payments............................................................................................    42
Mandatory Prepayment..........................................................................................    43
Optional Redemption...........................................................................................    43
The Indenture Trustee.........................................................................................    44
The Yield Supplement Agreement................................................................................    44
The Yield Supplement Account..................................................................................    44
The Trust's Bank Accounts.....................................................................................    45
Indenture Cash Flows..........................................................................................    46
The Negative Carry Account....................................................................................    48
The Reserve Account and Supplemental Reserve Account..........................................................    48
Subordination of the Class B Notes............................................................................    50
Subordination of the Certificates.............................................................................    50
Advances by the Servicer of Amounts Payable on the Receivables................................................    50
Deposit of Collections on the Receivables to Collection Account...............................................    51
Statements to Noteholders.....................................................................................    51
Book Entry Registration.......................................................................................    53
Issuance of Definitive Notes Upon the Occurrence of Various Circumstances.....................................    56
Terms of the Indenture........................................................................................    57
THE SALE AND SERVICING AGREEMENT AND THE TRUST AGREEMENT......................................................    64
Sale and Assignment...........................................................................................    64
The Pre-Funding Period........................................................................................    66
Mandatory Repurchase of Receivables...........................................................................    67
Servicing Procedures..........................................................................................    67
Servicing Compensation........................................................................................    69
Evidence to be Provided as to Servicer's Compliance with its Servicing Obligations............................    69
Resignation by the Servicer...................................................................................    70
Consequences of Merger, Conversion, Consolidation or Similar Actions by Servicer..............................    70
Limits on Servicer's Liability................................................................................    70
Limits on Servicer's Obligations in Connection with Legal Actions.............................................    70
Events of Servicing Termination...............................................................................    70
Rights of Indenture Trustee and Noteholders Upon an Event of Servicing Termination Under the Sale and
   Servicing Agreement........................................................................................    71
Requirements for Amendments of the Sale and Servicing Agreement and the Trust Agreement.......................    71
Requirements for Termination of the Trust.....................................................................    72
Actions to be Taken by Indenture Trustee Upon Termination of the Trust........................................    73
The Administration Agreement..................................................................................    73
SOME IMPORTANT LEGAL ASPECTS OF THE RECEIVABLES...............................................................    73
Bankruptcy Considerations.....................................................................................    73
Trust's Rights in the Receivables.............................................................................    73
Security Interests in Vehicles................................................................................    74
Repossession..................................................................................................    75
Notice of Sale; Redemption Rights.............................................................................    75
Deficiency Judgments and Excess Proceeds......................................................................    76
Obligor's Right to Excess Proceeds Upon Sale of a Financed Vehicle............................................    76
Consumer Protection Laws......................................................................................    76
Other Limitations.............................................................................................    77
FEDERAL INCOME TAX CONSEQUENCES...............................................................................    77
Tax Treatment of the Notes and the Trust under Federal Income Tax Law.........................................    78
Federal Tax Consequences of Waivers of Events of Default and Amendments of Notes by Noteholders...............    80
Information Reporting and Backup Withholding of Taxes by Indenture Trustee....................................    80
Tax Consequences to Foreign Investors.........................................................................    81
STATE TAX CONSEQUENCES........................................................................................    82
ERISA CONSIDERATIONS..........................................................................................    82
Special ERISA Considerations for Employee Benefit Plans.......................................................    83
Special ERISA Considerations Applicable to Insurance Company General Accounts.................................    84
General Investment Considerations for Employee Benefit Plans..................................................    84
UNDERWRITING..................................................................................................    85
LEGAL OPINIONS................................................................................................    86
REPORTS TO NOTEHOLDERS........................................................................................    86
WHERE YOU CAN FIND MORE INFORMATION...........................................................................    86
GLOSSARY......................................................................................................    87


                              IMPORTANT NOTICE
               ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

         You should rely only on information on the notes provided in this prospectus. We have not authorized anyone to provide you with different information.

         We include cross-references to sections where you can find additional information. Check the table of contents to locate these sections.

         You can find a glossary of capitalized terms used in this prospectus beginning on page 87 in this prospectus.


                              SUMMARY OF TERMS

This summary does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of this offering, you should read carefully this prospectus in its entirety.


The Trust:                                    MMCA Auto Owner Trust 1999-2
Seller of the Receivables to the Trust:       MMCA Auto Receivables Trust
Seller's Address:                             6363 Katella Avenue, Cypress, CA 90630-5205
Seller's Telephone Number:                    (714) 236-1614
Servicer of the Receivables:                  Mitsubishi Motors Credit of America, Inc.
Indenture Trustee:                            Bank of Tokyo-Mitsubishi Trust Company
Owner Trustee:                                Wilmington Trust Company
The Trust Property:                           The trust property will include:
                                              o     the receivables, which are motor vehicle retail
                                                    installment sale contracts originated by Mitsubishi
                                                    Motors Credit of America, Inc.;
                                              o     the security interests in the motor vehicles financed
                                                    by the receivables;
                                              o     the pre-funding account;
                                              o     the payahead account;
                                              o     the reserve account;
                                              o     the supplemental reserve account;
                                              o     the yield supplement account; and
                                              o     the negative carry account


THE TERMS OF THE NOTES




                            Class A-1 Notes           Class A-2 Notes            Class A-3 Notes           Class B Notes
                            ---------------           ---------------            ---------------           -------------

Principal Amount:               $326,000,000               $210,000,000             $142,000,000              $62,000,000
Interest Rate Per
   Annum:                              6.30%                      6.80%                    7.00%                    7.55%
Interest Accrual
   Method:                            30/360                     30/360                   30/360                   30/360
Payment Dates:                monthly (15th)             monthly (15th)           monthly (15th)           monthly (15th)
First Payment Date:        November 15, 1999          November 15, 1999        November 15, 1999        November 15, 1999
Final Payment Date:                June 2002                August 2003                 May 2004               April 2006
Anticipated Ratings
(Moody's/S&P):*                      Aaa/AAA                    Aaa/AAA                  Aaa/AAA                     A2/A


-----------

*        It is a condition to the offering of the notes that these ratings be obtained. However, Moody's or S&P in its discretion may lower or withdraw its rating in the future.



THE RECEIVABLES

         The trust will own two types of receivables:

         o receivables that provide for equal monthly payments over their term; and

         o receivables that provide for equal monthly payments plus a substantially larger final balloon payment.

         The principal balance of the receivables as of October 1, 1999 was $597,789,058.71.

         The principal balance of the balloon payments as of October 1, 1999 was $150,966,931.64.

         MART expects to sell additional receivables having a principal balance of approximately $202,210,941.29 to the trust during a pre-funding period that begins on the date that the notes are issued and ends no later than March 31, 2000. As of the date any additional receivables are sold to the trust, the total principal balance of balloon payments under those additional receivables as a percentage of the total principal balance of those additional receivables as of that date will not exceed 26%.

PAYMENT SOURCES

         On each payment date, the trust will pay the amounts owed by the trust from the following sources:

         o        collections on the receivables during the prior month;

         o amounts withdrawn from the reserve account and the supplemental reserve account;

         o amounts withdrawn from the yield supplement account and the negative carry account; and

         o advances by the servicer of amounts due on the receivables but not paid during the prior month.

PRIORITY OF DISTRIBUTIONS

         On each payment date, the trust will pay the amounts owed by the trust in the following order:

                  (1) payment to the servicer of amounts advanced by the servicer on previous payment dates;

                  (2) payment of the servicing fee equal to 1/12th of 1.00% of the total principal balance of the receivables on the first day of the prior month;

                  (3) payment of the interest payable on the class A notes;

                  (4) payment of the interest payable on the class B notes;

                  (5) payment of the principal payable on the Class A notes;

                  (6) payment of the principal payable on the Class B notes; and

                  (7) any required deposits to the reserve account and the supplemental reserve account.

         If a default under the indenture occurs, the order of the payments will change. Following a default, the trust will continue to pay the servicer and the interest on the class A notes in the same order, but will then pay principal of the class A notes before paying interest on the class B notes. After the principal of all of the class A notes is paid in full, the trust will pay interest on and principal of the class B notes.

         For further information on the priority of distributions, see "Terms of the Notes-Indenture Cash Flows" in this prospectus.

PRIORITY OF INTEREST PAYMENTS

         On each payment date, the trust will pay interest on the class A notes ratably based upon the total amount of interest due on each class of the class A notes. Interest on the class B notes is subordinate to interest on the class A notes. Interest on the class B notes will not be paid on any payment date until interest on the class A notes has been paid in full. However, if an event of default occurs, interest on the class B notes will not be paid until the principal of the class A notes has been paid in full.

PRIORITY OF PRINCIPAL PAYMENTS

         On each payment date, the amount required to be paid as principal of the notes will equal the sum of:

         o the principal scheduled to be paid on the receivables during the prior month;

         o the full prepayments on all receivables received during the prior month;

         o partial prepayments on simple interest receivables received during the prior month; and

         o the entire principal balance of receivables that became defaulted during the prior month.

         The trust will distribute principal of the notes on each payment date in the following order:

                  (1) to the class A-1 notes until the class A-1 notes are paid in full;

                  (2) to the class A-2 notes until the class A-2 notes are paid in full;

                  (3) to the class A-3 notes until the class A-3 notes are paid in full; and

                  (4) to the class B notes until the class B notes are paid in full.

         If a default under the indenture occurs, the order of priority for principal payments will change and the trust will pay principal of all classes of the class A notes ratably, in proportion to the principal balance of each class, until all of the class A notes are paid in full. Principal of the class B notes will not be paid until principal of all of the class A notes has been paid in full.

CERTIFICATES

         In addition to the notes, the trust will issue $60,000,000 of certificates. The trust will not make any distributions on the certificates on any payment date until the interest and principal payable on the notes on that payment date have been paid. The certificates are not being offered by this prospectus.

CREDIT ENHANCEMENT

         The credit enhancement for the notes will be as follows:

         o        the subordination of the certificates; and

         o the reserve account, the supplemental reserve account and the yield supplement account.

         The credit enhancement for the notes is intended to protect you against losses or delays in payments on your notes by absorbing losses on the receivables and other shortfalls in cash flows.

RESERVE ACCOUNT AND SUPPLEMENTAL RESERVE ACCOUNT

         On each payment date, the trust will use funds in the supplemental reserve account and the reserve account to pay the following amounts if collections on the receivables are insufficient to pay those amounts:

                  (1)      first, the amounts due to the servicer; and

                  (2)      then, the interest and principal due on the notes.

         On each payment date, the total amount on deposit in the reserve account and the supplemental reserve account will equal the lesser of (1) 2.75% of the principal balances of the receivables as of the dates on which the trust acquired them and (2) the principal balance of the notes.

YIELD SUPPLEMENT ACCOUNT

         On each payment date, the trust will use funds in the yield supplement account to cover any shortfall between:

         o the weighted average interest rate on the notes plus 3 percentage points; and

         o        the interest rate on each receivable.

         For purposes of calculating this shortfall, the interest rate on a receivable will be zero if no interest payment on that receivable was due in the prior month.

OPTIONAL REDEMPTION

         The servicer can purchase all of the remaining receivables once their total principal balance is 10% or less of their principal balances as of the dates the receivables were sold to the trust. If the servicer purchases the receivables, the indenture trustee will redeem the notes for the unpaid principal amount plus the accrued and unpaid interest on the notes.

TAX STATUS

         In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, for federal income and Delaware and California income and franchise tax purposes:

         o        the notes will be treated as debt; and

         o the trust will not be classified as an association or a publicly traded partnership taxable as a corporation.

         If you purchase a note, you agree to treat it as debt for tax purposes.

ERISA CONSIDERATIONS

         The notes are generally eligible for purchase by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. However, fiduciaries of employee benefit plans, including those investing plan assets, should review the matters discussed under "ERISA Considerations" in this prospectus and should consult with their legal advisors before purchasing the notes.



                                RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase notes.

Absence of Secondary Market           The underwriters for the notes may
   for Notes Could Limit              assist in resales of the notes but
   Your Ability to Resell Notes       they are not required to do so. A
                                      secondary market for the notes may
                                      not develop. If a secondary market
                                      for the notes does develop, it may
                                      not continue or it may not be
                                      sufficiently liquid to allow you to
                                      resell any of your notes.
                                      Consequently, you must be prepared to
                                      hold your notes until the respective
                                      final maturity dates for the notes.

Interests of Other Persons in         Another person could acquire an interest
   Receivables and Vehicles Could     in a receivable that is superior to the
   Reduce the Funds Available to      trust's interest in the receivable
   Make Payments on the Notes         because the servicer will not segregateor
                                      mark the receivables as belonging to
                                      the trust. See "Some ImportantLegal
                                      Aspects of the Receivables-Trust's
                                      Rights in the Receivables." If
                                      another person acquires an interest
                                      in a receivable that is superior to
                                      the trust's interest in the
                                      receivable, the collections on that
                                      receivable will not be available to
                                      make payments on the notes. Another
                                      person could acquire an interest in a
                                      vehicle financed by a receivable that
                                      is superior to the trust's interest
                                      in the vehicle because the servicer
                                      will not amend the certificate of
                                      title or ownership to identify the
                                      trust as the new secured party. See
                                      "Some Important Legal Aspects of the
                                      Receivables-Security Interests in
                                      Vehicles." If another person acquires
                                      an interest in a vehicle that is
                                      superior to the trust's interest in
                                      the vehicle, the proceeds from the
                                      sale of the vehicle will not be
                                      available to make payments on the
                                      notes.

Bankruptcy of MMCA Could Result       If MMCA enters a bankruptcy proceeding,
   in Losses or Delays in Payments    you could experience losses or delays in
   on the Notes                       the payments on your notes. MMCA will
                                      sell the receivables to MART, and
                                      MART will transfer the receivables to
                                      the trust. However, if MMCA enters a
                                      bankruptcy proceeding, the court in
                                      the bankruptcy proceeding could
                                      conclude that the sale of the
                                      receivables by MMCA to MART was not a
                                      "true sale" and that MMCA still owns
                                      the receivables. The court could also
                                      conclude that MMCA and MART should be
                                      consolidated for bankruptcy purposes.
                                      If the court were to reach either of
                                      these conclusions, you could
                                      experience losses or delays in
                                      payments on your notes because:
                                      o  the indenture trustee will not be
                                         able to exercise remedies against
                                         MMCA on your behalf without
                                         permission from the court;
                                      o  the court may require the
                                         indenture trustee to accept
                                         property in exchange for the
                                         receivables that is of less value
                                         than the receivables;
                                      o  tax or other government liens on
                                         MMCA's property that arose before
                                         the transfer of the receivables to
                                         the trust will be paid from the
                                         collections on the receivables
                                         before the collections are used to
                                         make payments on your notes; and
                                      o  the indenture trustee may not have
                                         a perfected security interest in
                                         one or more of the vehicles
                                         securing the receivables or cash
                                         collections held by MMCA at the
                                         time that a bankruptcy proceeding
                                         begins.
                                      MART has taken steps in structuring
                                      the transactions described in this
                                      prospectus to minimize the risk that
                                      a court would conclude that the sale
                                      of the receivables to MART was not a
                                      "true sale" or that MMCA and MART
                                      should be consolidated for bankruptcy
                                      purposes. See "MMCA Auto Receivables
                                      Trust" and "Some Important Legal
                                      Aspects of the Receivables-Bankruptcy
                                      Considerations."

Risk that You May Be Required to      Potential Prepayment of Notes Due to
   Reinvest Your Principal in the     Prepayment of Receivables. Prepayments
   Notes at a Lower Rate of Return    on the receivables by the related
   Because of Prepayments on the      obligors and purchases of the receivables
   Notes                              by MART and the servicer due to
                                      breaches of representations,
                                      warranties and covenants by MART and
                                      the servicer will accelerate the
                                      payment of principal of your notes.
                                      The extent of this prepayment cannot
                                      be fully predicted. You will bear the
                                      risk that you will have to reinvest
                                      the principal of your notes earlier
                                      than you expected at a rate of
                                      interest that is less than the rate
                                      of interest on your notes. The
                                      obligors on the receivables may
                                      prepay the receivables voluntarily at
                                      any time. The receivables are
                                      required to be prepaid upon the sale,
                                      insured loss or other disposition of
                                      the related vehicle. In addition, if
                                      MMCA breaches certain of its
                                      representations and warranties with
                                      respect to any receivables, MMCA will
                                      be required to repurchase those
                                      receivables from MART, and MART will
                                      be required to repurchase those
                                      receivables from the trust. MMCA will
                                      also be required to purchase
                                      receivables from the trust if it
                                      breaches its servicing obligations
                                      with respect to those receivables.
                                      MMCA will be entitled to purchase all
                                      of the remaining receivables from the
                                      trust once the aggregate principal
                                      balance of the receivables is 10% or
                                      less of the principal balances of the
                                      receivables as of the dates on which
                                      they were sold to the trust.
                                      POTENTIAL PREPAYMENT OF NOTES DUE TO
                                      AN INCENTIVE PROGRAM OFFERED BY MMCA.
                                      Obligors on receivables that provide
                                      for a balloon payment can return the
                                      related vehicle at the end of the
                                      term of the receivable instead of
                                      paying the balloon payment. MMCA will
                                      sell each returned vehicle on behalf
                                      of the trust but expects the amount
                                      realized from the sale of the vehicle
                                      to be less than the related balloon
                                      payment. To reduce losses from
                                      obligors returning their vehicles at
                                      the end of the term of their
                                      receivables instead of paying the
                                      balloon payments, MMCA and its
                                      affiliates offer incentives for the
                                      obligors to prepay their receivables
                                      and return the related vehicles early
                                      if they purchase another vehicle
                                      manufactured by Mitsubishi Motors
                                      Corporation or one of its affiliates.
                                      The incentives may encourage a higher
                                      level of prepayments on the
                                      receivables resulting in a higher
                                      level of prepayments on the notes
                                      than would otherwise be the case. See
                                      "The Receivables Pool-Maturity and
                                      Prepayment Considerations."

Potential Prepayments on Notes Due    If the aggregate principal balance of
   to Failure to Transfer a           the receivables and related amounts
   Sufficient Number of Additional    transferred to the trust during the
   Receivables to the Trust           pre-funding period is less than the
                                      amount deposited to the pre-funding
                                      account on the date of the issuance
                                      of the notes, the notes will be
                                      prepaid in the amount of the
                                      shortfall. See "Terms of the
                                      Notes-Mandatory Prepayment." MART's
                                      ability to apply the entire
                                      pre-funding account balance to the
                                      transfer of receivables to the trust
                                      during the pre-funding period depends
                                      on the manufacture, distribution,
                                      sale and financing of motor vehicles
                                      by Mitsubishi Motors Corporation and
                                      its affiliates. MART will not be able
                                      to transfer receivables to the trust
                                      during the pre-funding period unless
                                      MMCA originates those receivables.
                                      MMCA mostly finances vehicles
                                      manufactured by Mitsubishi Motors
                                      Corporation and its affiliates. If
                                      Mitsubishi Motors Corporation and its
                                      affiliates temporarily or permanently
                                      stop manufacturing, distributing,
                                      selling or financing motor vehicles,
                                      then MMCA's ability to originate
                                      receivables for sale to MART will be
                                      adversely affected.

Potential Loss or Prepayments on      The addition of receivables during the
   Notes Due to Changes in Pool       pre-funding period may change the overall
   Characteristics                    characteristics of the pool of
                                      receivables. This change may increase
                                      the risk of losses or delays in
                                      payments on your notes or prepayments
                                      on your notes. The credit criteria
                                      MMCA uses to originate the
                                      receivables to be transferred by MART
                                      to the trust during the pre-funding
                                      period may differ from the credit
                                      criteria used by MMCA in originating
                                      the receivables transferred to the
                                      trust on the date that the notes are
                                      issued. Any changes in those credit
                                      criteria may result in a higher rate
                                      of delinquencies and losses on the
                                      receivables or a higher rate of
                                      prepayment than would otherwise be
                                      the case, affecting the timing and
                                      amount of payment of principal and
                                      interest on your notes.

Potential Loss on Notes Due to        You may suffer a loss on your notes if
   Limited Assets of the Trust        the assets of the trust are insufficient
                                      to pay the principal amount of the
                                      notes in full. The only source of
                                      funds for payments on the notes will
                                      be the assets of the trust. The
                                      assets of the trust are limited to
                                      the receivables and the funds on
                                      deposit in the trust's bank accounts.
                                      The notes will not be insured or
                                      guaranteed by MMCA, including in its
                                      capacity as servicer, or by MART, the
                                      indenture trustee, the owner trustee
                                      or any other person or entity.
                                      Consequently, you must rely for
                                      payment of the notes solely upon
                                      collections on the receivables and
                                      funds on deposit in the trust's bank
                                      accounts. See "Terms of the Notes-The
                                      Reserve Account and Supplemental
                                      Reserve Account."

Class B Notes are Subject to Greater  You may suffer a loss on your class B
   Credit Risk Because the Class B    notes because payments of interest on
   Notes are Subordinate to the       and principal of the class B notes are
   Class A Notes                      subordinated to payments of interest
                                      and principal of the class A notes.
                                      Interest payments on the class B
                                      notes on each payment date will be
                                      subordinated to servicing fees due to
                                      the servicer and interest payments on
                                      the class A notes. Also, if a default
                                      under the indenture occurs, interest
                                      payments on the class B notes will be
                                      subordinated to the payment of
                                      principal of the class A notes.

Potential Loss on Notes Due           Principal payments on the class B
   to Nature of Obligors              notes will be fully subordinated to
                                      principal payments on the class A
                                      notes. No principal will be paid on
                                      the class B notes until principal of
                                      all of the class A notes has been
                                      paid in full. You may experience
                                      losses on the class B notes if the
                                      protection provided to the class B
                                      notes by the subordination of the
                                      certificates and the funds on deposit
                                      in the reserve account, the
                                      supplemental reserve account, the
                                      negative carry account and the yield
                                      supplement account are insufficient
                                      to protect the class B notes from
                                      losses on the receivables. The
                                      obligors on the receivables to be
                                      transferred by MMCA to MART and by
                                      MART to the trust will include a
                                      higher percentage of borrowers with
                                      limited credit experience than is
                                      included in MMCA's combined portfolio
                                      of receivables. As a result, the
                                      credit loss, repossession,
                                      delinquency and default rates on the
                                      receivables may be higher than the
                                      historical credit loss, repossession,
                                      delinquency and default rates on
                                      MMCA's combined portfolio of
                                      receivables. You may experience
                                      delays in payments or losses on your
                                      notes if (i) the credit loss,
                                      repossession, delinquency or default
                                      rates on such receivables are higher
                                      than expected by MMCA and (ii) the
                                      protection provided to the class A
                                      notes by the subordination of the
                                      class B notes, and provided to all of
                                      the notes by the certificates to be
                                      issued by the trust and the funds on
                                      deposit in the reserve account and
                                      certain other trust accounts, are
                                      insufficient to protect you against
                                      such delays or losses. See "MMCA's
                                      Contract Portfolio-Delinquency,
                                      Credit Loss and Returned Vehicle Loss
                                      Experience of MMCA's Contracts" for
                                      information concerning MMCA's
                                      combined portfolio of receivables.

Potential Loss on Notes Due to        The receivables to be transferred to the
   Receivables with No Payments       trust will include receivables that do
   for an Initial Period              not require any payments to be made by
                                      obligors for up to 216 days after
                                      origination of the receivable. The
                                      term of receivables with deferred
                                      payments will be extended by the
                                      deferral period and the vehicles will
                                      incur wear and tear during this
                                      period. As a result, the value of the
                                      related vehicles under the deferred
                                      payment receivables will decrease
                                      before the first payment of a
                                      receivable is due in an amount that
                                      is larger than it would have
                                      decreased without a deferral period.
                                      The severity of the credit losses on
                                      these receivables may be higher than
                                      the severity of the credit losses on
                                      MMCA's combined portfolio of
                                      receivables. You may experience
                                      delays in payments or losses on your
                                      notes if (i) the severity of credit
                                      losses on such receivables are higher
                                      than expected by MMCA and (ii) the
                                      protection provided to the class A
                                      notes by the subordination of the
                                      class B notes, and provided to all of
                                      the notes by the certificates to be
                                      issued by the trust and the funds on
                                      deposit in the reserve account and
                                      certain other trust accounts, are
                                      insufficient to protect you against
                                      such delays or losses. See "MMCA's
                                      Contract Portfolio-Delinquency,
                                      Credit Loss and Returned Vehicle Loss
                                      Experience of MMCA's Contracts" for
                                      information concerning MMCA's
                                      combined portfolio of receivables.

Potential Loss on Notes in            The obligors on balloon payment
   Connection with Sales of Vehicles  receivables will not have to pay the balloon payment if they return the
                                      related vehicle to MMCA at the end of
                                      the term of the receivable. MMCA will
                                      sell the returned vehicle on behalf
                                      of the trust and the trust will use
                                      the proceeds from the sale to make
                                      payments on the notes. You may
                                      experience delays in payments or
                                      losses on your notes if (i) the
                                      proceeds from the sale of the
                                      returned vehicles are less than the
                                      amount of the balloon payments and
                                      (ii) the protection provided to the
                                      class A notes by the subordination of
                                      the class B notes, and provided to
                                      all of the notes by the certificates
                                      to be issued by the trust and the
                                      funds on deposit in the reserve
                                      account and certain other trust
                                      accounts, are insufficient to protect
                                      you against such delays or losses.
                                      See "MMCA's Contract
                                      Portfolio-Delinquency, Credit Loss
                                      and Returned Vehicle Loss Experience
                                      of MMCA's Contracts" for information
                                      concerning MMCA's combined portfolio
                                      of receivables. MMCA expects the
                                      proceeds from the sale of a returned
                                      vehicle to be less than the balloon
                                      payment because MMCA sets the balloon
                                      payments higher than its estimate of
                                      the end of term value of the vehicle
                                      in order to stimulate sales of a
                                      particular model. See "The
                                      Receivables Pool-Balloon Payment
                                      Receivables."

Potential Loss on Notes if MMCA       The obligor under a balloon payment
   Does Not Refinance Balloon         receivable also has the option to
   Receivables                        refinance the balloon payment with
                                      MMCA, subject to the satisfaction of
                                      various conditions. MMCA will be
                                      obligated to provide that financing
                                      to the extent it offers vehicle
                                      financing. No successor to MMCA as
                                      servicer will be obligated to provide
                                      that refinancing. If at any time MMCA
                                      no longer makes refinancing
                                      available, MART may contract with
                                      third parties to do so. If a
                                      refinancing option is not available,
                                      more obligors may return their
                                      vehicles on the date the related
                                      balloon payment is due instead of
                                      refinancing the balloon payment, and
                                      consequently more motor vehicles may
                                      be sold by MMCA on behalf of the
                                      trust for prices less than the
                                      related balloon payments.

Lack of Historical Data Regarding     Balloon payment receivables have
   the Return Rates of Vehicles       matured in large volumes only in recent
   Financed by Balloon Receivables    years. MMCA therefore does not have
                                      extensive historical information
                                      regarding (a) the percentage of motor
                                      vehicles that will be returned to
                                      MMCA upon the maturity of balloon
                                      payment receivables or (b) MMCA's
                                      loss experience upon resale of those
                                      returned motor vehicles. MMCA expects
                                      that, in the aggregate, the amounts
                                      received by MMCA from the sale of
                                      those vehicles will be less than the
                                      principal amounts of the balloon
                                      payments because MMCA sets balloon
                                      payments higher than its estimate of
                                      the projected end of term value of
                                      the vehicle in order to stimulate
                                      sales of particular models.

Potential Loss on Notes Due to        Economic conditions in the states where
   Geographic Concentration of        the obligors under the receivables reside
   Receivables                        may affect the delinquency, loan loss
                                      and repossession experience of the
                                      trust with respect to the
                                      receivables. Based on the principal
                                      balance of the original pool of
                                      receivables as of the date as of
                                      which the receivables were acquired
                                      by the trust, 11.12% of the
                                      receivables relate to obligors with a
                                      billing address in California, 22.39%
                                      relate to obligors with a billing
                                      address in Texas and 9.75% relate to
                                      obligors with a billing address in
                                      Florida. Accordingly, adverse
                                      economic conditions or other factors
                                      affecting California, Texas or
                                      Florida could have an especially
                                      significant effect on the
                                      delinquency, loan loss or
                                      repossession experience of the trust
                                      and may adversely affect the timing
                                      and amount of payment of principal
                                      and interest on your notes.

Risks in Connection with an Event     If a default occurs under the under
   of Default Indenture               indenture and the maturity dates of the
                                      notes are accelerated, the indenture
                                      trustee may sell the receivables and
                                      prepay the notes in advance of their
                                      respective maturity dates. You may
                                      not be able to reinvest the principal
                                      repaid to you earlier than expected
                                      at a rate of return that is equal to
                                      or greater than the rate of return on
                                      your notes. You also may not be paid
                                      the principal amount of your notes in
                                      full if the assets of the trust are
                                      insufficient to pay the aggregate
                                      principal amount of the notes. In
                                      addition, the acceleration of the
                                      maturity dates will change the order
                                      of priority for the payment of
                                      principal of the different classes of
                                      notes. After the occurrence of an
                                      event of default under the indenture,
                                      distributions to the class B
                                      noteholders become fully subordinated
                                      to the class A noteholders. No
                                      interest on or principal of the class
                                      B notes will be paid after an event
                                      of default has occurred until the
                                      full principal balance of each class
                                      of the class A notes has been paid in
                                      full. See "Terms of the
                                      Notes-Principal Payable." If the
                                      maturity dates of the notes are
                                      accelerated following an event of
                                      default and the indenture trustee
                                      determines that the receivables will
                                      not be sufficient to make scheduled
                                      payments on the notes, all of the
                                      noteholders, voting as a group, will
                                      have the right to vote as to whether
                                      the receivables should be sold. The
                                      proportion of the principal amount of
                                      the class B notes to the aggregate
                                      principal amount of the class A notes
                                      and the class B notes will increase
                                      as principal of the class A notes is
                                      paid. Accordingly, the class A
                                      noteholders may require the consent
                                      of class B noteholders to sell the
                                      receivables. Payments on the class A
                                      notes could be delayed if such
                                      consent is required and not obtained.

Potential Delays in Payments          The payment of principal and interest
   on Notes Due to Potential          on the notes could be delayed if MMCA,
   Computer Program Problems          in its capacity as servicer, or the
   Beginning in the Year 2000         indenture trustee experience problems
                                      in their computer programs relating
                                      to the year 2000. Many existing
                                      computer programs use only two digits
                                      to identify a year. These programs
                                      could fail or produce erroneous
                                      results during the transition from
                                      the year 1999 to the year 2000 and
                                      afterwards. MMCA has evaluated the
                                      impact of preparing its systems for
                                      the year 2000. It has identified
                                      areas of potential impact and has
                                      implemented conversion efforts. It
                                      believes its mission-critical
                                      applications, including its systems
                                      for operations, collections on the
                                      receivables and servicing the
                                      receivables, are year 2000 compliant.
                                      If MMCA, in its capacity as the
                                      servicer, does not have a computer
                                      system that is year 2000 compliant by
                                      the year 2000, MMCA's ability to
                                      service the receivables may be
                                      materially and adversely affected. If
                                      the indenture trustee does not have a
                                      computer system that is year 2000
                                      compliant by the year 2000, the
                                      indenture trustee's ability to make
                                      distributions on the notes may be
                                      materially and adversely affected.


                                 THE TRUST

LIMITED PURPOSES AND LIMITED ASSETS

         MMCA Auto Owner Trust 1999-2 is a business trust formed under the laws of the State of Delaware under a trust agreement between MART and Wilmington Trust Company, as owner trustee. The trust's principal offices are in the State of Delaware in care of the owner trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890- 0001. The trust will not engage in any activity other than:

         o acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

         o        issuing the notes and the certificates;

         o        making payments on the notes and the certificates; and

         o engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or that are in any way connected with those activities.

         The trust will be capitalized through the issuance of $740,000,000 of notes and $60,000,000 of certificates. The certificates will entitle certificateholders to receive distributions of amounts not required to make payments on the notes or to pay expenses of the trust. The certificates will be subordinated to the notes to the extent described in this prospectus. The principal amount of the certificates will be reduced on each payment date by principal payments made on the certificates. The certificates are not being offered hereby and will be retained by MART or an affiliate. It is not anticipated that the trust will have any need for additional capital resources.

         On the Closing Date, the trust will purchase from MART retail installment contracts originated by MMCA in connection with the financing of automobiles and light-duty trucks. The purchase will be made under a sale and servicing agreement in exchange for the proceeds of the notes and the issuance to MART or an affiliate of the certificates. The trust will also purchase additional receivables from MART during the Pre-Funding Period with proceeds from the sale of the notes.

         MMCA or a successor will service the receivables, either directly or through subservicers. The servicer will be paid the servicing fee and will be reimbursed for any advances that are due and payable to it out of collections from the receivables prior to distributions to noteholders. Some other expenses of the trust will be paid by the servicer or by MART as provided in the sale and servicing agreement. See "The Sale and Servicing Agreement and the Trust Agreement-Servicing Procedures," "-Servicing Compensation" and "Terms of the Notes-Indenture Cash Flows."

         The servicer, either directly or through subservicers, will hold the receivables and the certificates of title or ownership relating to the financed vehicles as custodian for the indenture trustee and the trust. However, the receivables will not be marked or stamped to indicate that they have been sold to the trust, and the certificates of title or ownership for the financed vehicles will not be endorsed or otherwise amended to identify the trust as the new secured party. Under those circumstances, the trust's security interest in the receivables and the financed vehicles may be defeated or may not be perfected in some jurisdictions. See "Some Important Legal Aspects of the Receivables."

         If the protection provided to the noteholders by the subordination of the certificates and by amounts on deposit in the supplemental reserve account, the reserve account, the negative carry account and the yield supplement account is insufficient, the noteholders would have to look for payment of the notes principally to the receivables that have not defaulted, the proceeds from the repossession and sale of financed vehicles which secure defaulted receivables and the proceeds from any recourse against dealers. In that event, factors such as the trust's not having perfected security interests in the financed vehicles in all states may affect the trust's ability to repossess and sell the financed vehicles, and thus may reduce the proceeds to be distributed to noteholders. Losses on the receivables or other shortfalls in the proceeds to be distributed to the noteholders, after withdrawals from the trust accounts, will be allocated first to the Class B notes because payments on the Class B notes are subordinate to the payments on the Class A notes. See "Terms of the Notes-Indenture Cash Flows" and "Some Important Legal Aspects of the Receivables."


CAPITALIZATION OF THE TRUST


         The following table illustrates the capitalization of the trust as of the Closing Date, after the issuance of the notes and certificates and the sale of the notes has taken place:



Class A-1 notes.............................................    $326,000,000
Class A-2 notes.............................................     210,000,000
Class A-3 notes.............................................     142,000,000
Class B notes...............................................      62,000,000
Certificates................................................      60,000,000
                                                                ------------
      Total.................................................    $800,000,000
                                                                ============



         Because the trust will have no operating history upon its establishment and will not engage in any business other than acquiring and holding the receivables and related assets and issuing and distributing payments on the notes and the certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the trust have been included in this prospectus.

THE OWNER TRUSTEE

         Wilmington Trust Company is the owner trustee under the trust agreement. The owner trustee's Corporate Trust Office is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. MART, the servicer and their individual affiliates may have other banking relationships with the owner trustee and its affiliates in the ordinary course of their businesses.

                           PROPERTY OF THE TRUST

         Under the indenture, the notes will be secured by the property of the trust, which will include:

         o a pool of motor vehicle retail installment sale contracts originated during or after May 1996 and rights and obligations thereunder;

         o all monies due under Actuarial Receivables on or after the related Cutoff Date and all monies received under Simple Interest Receivables on or after the related Cutoff Date;

         o amounts and property held in or credited to the collection account, the note payment account, the payahead account, the reserve account, the negative carry account and the supplemental reserve account;

         o MART's rights in the yield supplement account and the pre-funding account;

         o        MART's security interests in the financed vehicles;

         o MART's rights to receive proceeds from claims on insurance policies covering the financed vehicles or the obligors;

         o MART's rights of recourse against the dealers under the dealer agreements relating to the receivables;

         o all of the trust's rights under the sale and servicing agreement and the purchase agreement, including its right to cause MMCA and MART to repurchase receivables from the trust;

         o all of MART's rights under the yield supplement agreement; and

         o        all proceeds of the foregoing.


                         MMCA'S CONTRACT PORTFOLIO

TYPES OF CONTRACTS INCLUDED IN MMCA'S CONTRACT PORTFOLIO

         MMCA purchases retail installment contracts relating to new automobiles and light-duty trucks manufactured or distributed by Mitsubishi Motors and contracts relating to used automobiles and light-duty trucks manufactured or distributed by Mitsubishi Motors or other motor vehicle manufacturers. MMCA applies the same underwriting standards to its purchases of receivables whether or not the related vehicle was manufactured by Mitsubishi Motors.

         MMCA purchases contracts from dealers that regularly sell contracts to MMCA and also to other finance providers. MMCA purchases the contracts from the dealers subject to the terms of a dealer agreement with each dealer. Each dealer agreement requires the dealer to repurchase any contract that it sold to MMCA for the outstanding principal balance if the dealer breaches certain of the representations and warranties set forth in the agreement. Those representations and warranties typically relate to the origination of the contract and the security interest in the related automobile or light-duty truck and not to the creditworthiness of the obligor under the contract.

UNDERWRITING STANDARDS

         MMCA's underwriting standards emphasize each prospective obligor's ability to pay and creditworthiness as well as the asset value of the automobile or light-duty truck that secures the related contract.

         Before purchasing a contract, MMCA reviews credit applications from applicants that include information about each applicant's income, residential status, monthly mortgage or rent payments, credit obligations, bank accounts and other personal information. MMCA also reviews a credit report from an independent credit bureau which MMCA reviews to determine the applicant's current credit status and past credit performance. If necessary, MMCA verifies the employment or the income of an applicant.

         MMCA uses a credit scoring system and considers other factors to reach each credit decision. In November 1996, MMCA introduced a new credit scoring system for all contracts, replacing the one that had been used since June 1994. The new credit scoring system first assigns the application to one of three credit segments: prime, non-prime and limited credit experience. Each segment considers different credit application and credit bureau report characteristics or assigns different weighting to some characteristics that are considered by all segments. This segmentation is based solely upon the information in the applicant's credit bureau report. The new credit scoring system identifies those aspects of an applicant's credit report and credit application and the proposed financing arrangement that, based upon the specific performance experience of MMCA's portfolio, are most predictive of the probability that the applicant will pay MMCA as agreed. MMCA considers attributes other than the credit score in its credit decision process. These factors include the ratio of income to debt, an applicant's equity in the automobile or light-duty truck, satisfactory existing account relationships, excellent recent reported credit history and availability of an acceptable guarantor. MMCA management sets limits on the percentage of credit decisions that approve credit to applicants scoring below company credit score minimums and deny credit to applicants scoring above those minimums. Where the obligor of a contract is a business entity, MMCA reviews credit applications that include information about bank accounts, credit references and financial results of the business entity. In addition, MMCA obtains and reviews any published credit reports on the business entity. In some cases, MMCA may require an individual to guarantee the business' obligation under the contract.

         After considering the relevant information, MMCA assesses the degree of credit risk of a particular application and the decision to grant or deny credit for a contract is made at the appropriate management level. The application, if approved, is assigned to one of three credit tiers reflecting its degree of credit risk. The interest rate for the customer's account is determined by the credit tier, with the more risky accounts receiving a higher interest rate.

SERVICING AND COLLECTION PROCEDURES

         MMCA measures delinquency by the number of days elapsed from the date a payment is due under a contract, after giving effect to any extension of that date by MMCA. MMCA considers a payment to be past due or delinquent when the obligor fails to make at least 90% of a scheduled payment by the date the payment is due. MMCA generally begins collection activities with respect to delinquent contracts through telephone contact based upon the credit risk initially assigned to each obligor. Obligors considered to be weaker credits are generally contacted by telephone when the contract becomes 12 days delinquent. Obligors considered strong credits with lesser risk are generally contacted when the contract becomes 20 days delinquent. Computer generated delinquency notices are mailed to all delinquent obligors on the 12th day of delinquency. MMCA also uses an automated system of monitoring delinquency, which categorizes delinquent accounts into different priorities of collection activity, based on the level of delinquency of each account. Subject to some limitations, MMCA as servicer is able to extend the dates on which payments on receivables are due. See "The Sale and Servicing Agreement and the Trust Agreement-Servicing Procedures."

         MMCA's collectors are assigned to specific delinquent obligors and attempt to contact each one by telephone or by letter based on the length of delinquency and the history of the account. Repossession procedures typically begin when a contract becomes between 60 to 75 days delinquent. Repossession is carried out according to applicable state law and specific procedures adopted by MMCA.

         If the financed vehicle securing a delinquent contract is repossessed, MMCA charges off the related delinquent contract on the date on which the proceeds from the sale of the financed vehicle are applied to the contract balance and the deficiency is determined. If the financed vehicle cannot be repossessed, MMCA charges off the delinquent contract on the date on which it determines that it will be unable to recover the financed vehicle from the obligor. Any deficiencies remaining after repossession and sale of the related vehicle or after the full charge off of the related contract are pursued by MMCA to the extent practicable and legally permitted. MMCA does not charge off losses on sales of financed vehicles with respect to Balloon Payment Receivables, because those losses are not credit losses. However, MMCA does charge off losses for the amortizing monthly installments and the Balloon Payments for Balloon Payment Receivables. Furthermore, MMCA does not charge off collection expenses but does charge off repossession and disposition expenses. Obligors are contacted, and when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

PHYSICAL DAMAGE INSURANCE ON MMCA'S CONTRACTS

         Each contract requires the obligor to obtain physical damage insurance covering loss or damage to the related vehicle. The dealer agreements require that the dealers provide MMCA with written confirmation that there is physical damage insurance acceptable to MMCA covering each vehicle at the time that MMCA purchased the related contract from the dealers. MMCA tracks the ongoing status of insurance by the obligors, and attempts to cause the obligors to reinstate the insurance if it is allowed to lapse; nevertheless, there is no assurance that each vehicle will continue to be covered by physical damage insurance for the entire term during which the related contract is outstanding.

DELINQUENCY, CREDIT LOSS AND RETURNED VEHICLE LOSS EXPERIENCE OF MMCA'S
CONTRACTS

         MMCA's credit scoring system for contracts assigns contracts to one of three credit segments: prime, non-prime and limited credit experience. See "-Underwriting Standards." The trust property includes every limited credit experience contract in MMCA's portfolio as of the Cutoff Date that is not scheduled to mature in 1999 and satisfies the selection criteria set forth under "The Receivables Pool-Selection Criteria."

         The following two tables set forth information concerning MMCA's combined portfolio of contracts, including contracts previously sold which MMCA continues to service. The delinquency, credit loss and returned vehicle loss experience by the trust may be different than the delinquency, credit loss and returned vehicle loss experience of MMCA's combined portfolio, as reflected in the following two tables, because the distribution among the three credit segments of the receivables transferred to the trust on the Closing Date and during the Pre-Funding Period is and will be different than the distribution among the three credit segments of the contracts in MMCA's combined portfolio.

         The trust property includes every limited experience contract in MMCA's portfolio as of October 1, 1999 that is not scheduled to mature in 1999 which satisfies the eligibility criteria for inclusion in the trust. Limited credit experience receivables were 12.52% of the receivables as of October 1, 1999, representing 8.94% of the aggregate principal balance of the receivables in the trust. By contrast, as of October 1, 1999, limited credit experience contracts were 3.575% of the contracts in MMCA's combined portfolio, representing 3.325% of the aggregate principal balance of the contracts in MMCA's combined portfolio.



                         DELINQUENCY EXPERIENCE (1)



                                                                 1999         1998         1998         1997          1996
                                                                 ----         ----         ----         ----          ----
                                                                  As of August 31,                As of December 31,
                                                                  ----------------                ------------------
Number of Contracts Outstanding at End of Period............    129,929      126,714      127,475      120,961       120,008
Delinquencies as a Percent of Contracts Outstanding (2)
   30-59 Days...............................................      2.64%        3.30%        3.81%        4.45%         5.18%
   60-89 Days...............................................      0.61%        0.98%        1.08%        1.58%         1.70%
   90 Days or More..........................................      0.16%        0.33%        0.29%        0.52%         0.55%
Repossessions as a Percent of Contracts Outstanding (2)(3)..      0.64%        0.65%        0.79%        0.96%         1.43%

-----------

(1) The information in the table includes contracts for new and used automobiles and light-duty trucks owned by MMCA or previously sold by MMCA which MMCA continues to service. Delinquency numbers are net of bankrupt accounts and repossessions.

(2) The period of delinquency is based on the number of days more than 10% of a payment is contractually past due after giving effect to any extension by MMCA. The percent represents delinquent dollars as a percent of dollars outstanding. MMCA's ability, in its capacity as servicer, to extend the dates on which payments on receivables are due is subject to certain limitations. See "The Sale and Servicing Agreement and the Trust Agreement-Servicing Procedures."

(3) Repossessions means the vehicle has been repossessed but the sale proceeds have not yet been applied to the contract balance.



              NET CREDIT LOSS AND REPOSSESSION EXPERIENCE (1)
                           (DOLLARS IN THOUSANDS)




                                                  1999              1998           1998             1997               1996
                                                  ----              ----           ----             ----               ----
                                                Eight Months Ended
                                                    August 31,                           Year Ended December 31,
                                                    ----------                           -----------------------
Amount Outstanding (2)......................   $1,924,124       $1,878,323       $1,879,226       $1,729,312        $1,650,226
Average Amount Outstanding (3)..............   $1,903,447       $1,765,490       $1,805,701       $1,737,477        $1,553,958
Number of Contracts Outstanding.............      129,929          126,714          127,475          120,961           120,008
Average Number of Contracts
   Outstanding (3)..........................      128,809          121,790          123,663          122,652           114,938
Charge-offs (4).............................      $30,207          $35,831          $51,325          $72,986           $84,574
Recoveries (5)..............................       $5,896           $6,720           $9,490          $13,089            $7,365
Net Losses..................................      $24,311          $29,111          $41,835          $59,897           $77,209
Number of Repossessions (6).................        2,922            3,209            4,796            7,338             6,682
Number of Repossessions as a Percent of
   the Average Number of Contracts
   Outstanding (7)..........................        3.40%            3.95%            3.88%            5.98%             5.81%
Net Losses as a Percent of Average Amount
   Outstanding (7)..........................        1.92%            2.47%            2.32%            3.45%             4.97%


-----------

(1) The information in the table includes contracts for new and used automobiles and light-duty trucks owned by MMCA or previously sold by MMCA which MMCA continues to service.

(2) Amount outstanding is the remaining principal balance of the contracts, including the principal portion of balloon payments plus any outstanding fees and charges and any accrued and unpaid interest.

(3) Averages are computed by taking a simple average of the average for the months outstanding for each period presented.

(4) Charge-offs represent the total aggregate amount due on contracts that is determined to be uncollectible in the period, less proceeds from disposition of related vehicles, other than recoveries described in Note (5). The calculation of charge-offs for the contracts in the combined portfolio includes both earned but unpaid finance charges and Balloon Payments.

(5) Recoveries generally consist of amounts received on contracts following the time at which the contract is charged off net of collection expenses.

(6) Number of Repossessions means the number of repossessed automobiles and light-duty trucks in a given period.

(7) Annualized rate. The eight-month period ended August 31, 1999 is not necessarily indicative of a full year's actual results. MMCA's credit loss experience is dependent upon the number of repossessions, the amount outstanding at the time of repossession, and the resale value of repossessed vehicles. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles and light-duty trucks.



 CONTRACTS PROVIDING FOR BALLOON PAYMENTS: LOSS EXPERIENCE ON RETURNED
 VEHICLES (1)


                                                    1999             1998              1998             1997            1996
                                                    ----             ----              ----             ----            ----
                                                  For Contracts Scheduled to                For Contracts Scheduled to
                                                    Terminate in the Eight                       Terminate in the
                                                   Months Ended August 31,                   Year Ended December 31,
                                                   -------------------------                --------------------------
Total Number of Final Payment Receivables.......        19,103         13,031           19,723           10,734          1,025
Total Number of Vehicles Returned to MMCA
   through August 31, 1999......................         4,517          3,420            4,750            2,921            418
Return Ratio (2)................................        23.65%         26.25%           24.08%           27.21%         40.78%
Total Losses on Returned Vehicles Sold
   through August 31, 1999 (3)..................    $4,885,056     $5,868,943       $7,608,392       $5,831,829       $726,684
Total Number of Returned Vehicles Sold
   through August 31, 1999......................         3,930          3,396            4,704            2,912            417
Average Loss per Returned Vehicle Sold
   through August 31, 1999 (3)..................        $1,243         $1,728           $1,617           $2,003         $1,743


-----------

(1) The information in the table includes automobiles and light-duty trucks returned upon the expiration of the related contracts and automobiles and light-duty trucks returned under MMCA's program that offers attractive terms to owners of automobiles and light-duty trucks to prepay their accounts in connection with their respective purchases of a new automobile or light-duty truck.

(2) The number of vehicles returned to MMCA through August 31, 1999 as a percentage of the number of Balloon Payment Receivables scheduled to terminate in the period indicated.

(3) Losses are calculated without deduction for auction or other disposition expenses on resale.

         The percentage of Balloon Payment Receivables to be included in the trust property that are assigned to the prime, non-prime and limited credit experience credit segments is different from the corresponding percentages for the combined portfolio. No assurance can be given that the performance of the Balloon Payment Receivables will be similar to the information set forth in the preceding table.

         MMCA's loss experience on returned automobiles and light-duty trucks depends on:

         o        the number of automobiles and light-duty trucks returned;

         o any programs offered by MMCA that permit the early return of automobiles and light-duty trucks;

         o the amount of the related receivables outstanding at the time the automobiles and light-duty trucks are returned; and

         o the resale value of the returned automobiles and light-duty trucks.


                            THE RECEIVABLES POOL

         The trust will purchase from MART receivables which consist of a pool of retail installment sale contracts secured by new and used automobiles and light-duty trucks. The property to be purchased by the trust includes rights to receive payments made with respect to the receivables, as well as security interests in the vehicles and any proceeds of the sale of the vehicles. MART will purchase the receivables from MMCA under a purchase agreement and will simultaneously sell the receivables to the trust under a sale and servicing agreement. Each agreement will provide for some of the receivables to be sold on the Closing Date. Each of those agreements will also provide for receivables sales during the Pre-Funding Period. The receivables sold will be selected from those owned by MMCA based on the criteria specified in the sale and servicing agreement and described in this prospectus.

         The receivables to be purchased by the trust on the Closing Date have an aggregate principal balance of $597,789,058.71, calculated as of the initial Cutoff Date. Balloon Payments comprised $150,966,931.64 of the aggregate principal balance of those receivables. None of the receivables included in the trust will have a final scheduled maturity later than October 31, 2005.

         The principal balance of the receivables in the trust on any date will equal the aggregate principal balance of the receivables in the trust at the end of the preceding calendar month, or with respect to any date during October 1999, the principal balance of the receivables in the trust as of the initial Cutoff Date, less the sum of the following amounts received after the end of the preceding month through that date:

         o for Simple Interest Receivables, the principal payments received from obligors;

         o for Actuarial Receivables, the principal payments received from obligors that were due during that month;

         o amounts to be remitted by the servicer or MART as the purchase price for receivables they are required to repurchase from the trust;

         o        advances made by the servicer; and

         o the principal balance of receivables which defaulted during that month.

SELECTION CRITERIA

         The receivables will be purchased by MMCA from dealers in the ordinary course of business in accordance with MMCA's underwriting standards. The receivables were selected and will be selected from MMCA's portfolio by several criteria, including:

         o each receivable is secured by a new or used automobile or light-duty truck;

         o each receivable has an annual percentage rate of at least 0% and not more than 30%;

         o each receivable had a remaining maturity of not more than 60 months from the date the first payment is due under the receivable;

         o each receivable had an original principal balance, net of unearned precomputed finance charges, of not more than $60,000 and a remaining principal balance of not less than $100 as of the related Cutoff Date;

         o no receivable was more than 30 days delinquent with respect to more than 10% of a payment as of the related Cutoff Date;

         o no receivable had been pre-paid by more than six monthly payments as of the related Cutoff Date;

         o no financed vehicle had been repossessed as of the related Cutoff Date;

         o        each receivable is an installment sale contract;

         o each receivable is an Actuarial Receivable or a Simple Interest Receivable, and may also be a Balloon Payment Receivable;

         o        each receivable was originated during or after May 1996;

         o if the first payment on a receivable was deferred, the first payment on that receivable shall be due not later than 216 days after the date of origination of that receivable;

         o no receivable was due from an obligor who, as of the related Cutoff Date, was the subject of a proceeding under the United States Bankruptcy Code; and

         o each receivable was originated in the United States by a dealer for the consumer or commercial sale of a financed vehicle in the ordinary course of that dealer's business.

         In addition, during the Pre-Funding Period, MART will transfer separate groups of receivables to the trust. Each group of receivables transferred to the trust during the Pre-Funding Period will have the following characteristics:

         o the weighted average remaining maturity of the receivables in that group will not be more than 53 months after the date that group of receivables was transferred to the trust;

         o the aggregate Balloon Payments of the receivables in that group as a percentage of the aggregate principal balance of the receivables in that group will not be more than 26%;

         o if the first payment on a receivable in that group was deferred, the deferral period shall not extend for more than 216 days after origination of that receivable;

         o the aggregate principal balance of the limited credit experience receivables in that group as a percentage of the aggregate principal balance of the receivables in that group will be not more than 9%; and

         o the aggregate principal balance of the receivables that allow a deferred first payment in that group as a percentage of the aggregate principal balance of the receivables in that group will be not more than 8%.

         The receivables transferred to the trust on the Closing Date will be approximately 75% of the sum of the initial principal amount of the notes and the initial principal amount of the certificates. The receivables transferred to the trust during the Pre-Funding Period will have no required characteristics except for the criteria described in the preceding paragraph and in "The Sale and Servicing Agreement and the Trust Agreement-Sale and Assignment." Following each transfer, the aggregate characteristics of the entire pool of receivables, including the composition of the receivables, the geographic distribution of the receivables and the distribution by the annual percentage rate of the receivables described in the following tables, may vary from those of the receivables transferred to the trust on the Closing Date. Following the end of the Pre-Funding Period, MART will file a report with the Securities and Exchange Commission on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of the entire pool of receivables.

CHARACTERISTICS OF THE INITIAL RECEIVABLES SOLD TO THE TRUST ON THE CLOSING DATE

         The following tables set forth:

         o the composition of the initial receivables sold to the trust on the Closing Date, calculated as of the initial Cutoff Date; and

         o the geographic distribution and distribution by annual percentage rate of the principal balance of the initial receivables sold to the trust on the Closing Date, calculated as of the initial Cutoff Date.

         The receivables transferred to the trust on the Closing Date, calculated as of the initial Cutoff Date, contained Balloon Payment Receivables of approximately 25.25% of the principal balance of those receivables. A Balloon Payment receivable may be either a Simple Interest Receivable or an Actuarial Receivable. See "-Balloon Payment Receivables."



                                COMPOSITION OF THE INITIAL RECEIVABLES AS OF THE INITIAL CUTOFF DATE





Balance of Receivables Pool.............................................................           $597,789,058.71
Level Pay Balance of Receivables Pool...................................................           $446,822,127.07
Balloon Payment Balance of Receivables Pool.............................................           $150,966,931.64
Number of Receivables...................................................................                    31,328
Average Principal Balance...............................................................                $19,081.62
      (Range)...........................................................................     $132.61 to $53,146.40
Average Original Amount Financed........................................................                $20,425.12
      (Range)...........................................................................   $2,856.59 to $53,146.40
Average Level Pay Balance...............................................................                $14,262.71
      (Range)...........................................................................     $132.61 to $53,146.40
Average Balloon Payment Principal Balance (1)...........................................                $10,883.64
      (Range)...........................................................................   $2,550.33 to $25,680.56
Average Balloon Payment Principal Balance as a Percentage of the Average Principal
   Balance of the Balloon Payment Receivables...........................................                    48.65%
Weighted Average Annual Percentage Rate.................................................                     7.39%
      (Range)...........................................................................           0.00% to 23.95%
Weighted Average Original Term to Maturity..............................................              52.68 months
      (Range)...........................................................................    12 months to 66 months
Weighted Average Remaining Term to Maturity.............................................              48.33 months
      (Range)...........................................................................     3 months to 66 months

-----------

(1)      Based on Balloon Payment Receivables balances only.



                          GEOGRAPHIC DISTRIBUTION OF THE INITIAL RECEIVABLES AS OF THE INITIAL CUTOFF DATE




                                                                                                      Percentage of
                                                                                                   Principal Balance of
STATE (1)                                                                                            Receivables Pool
--------                                                                                             ----------------
Alabama........................................................................................                      2.58%
Alaska.........................................................................................                       0.11
Arizona........................................................................................                       0.67
Arkansas.......................................................................................                       1.24
California.....................................................................................                      11.12
Colorado.......................................................................................                       0.49
Connecticut....................................................................................                       2.26
Delaware.......................................................................................                       0.47
District of Columbia...........................................................................                       0.16
Florida........................................................................................                       9.75
Georgia........................................................................................                       5.36
Hawaii.........................................................................................                       0.03
Idaho..........................................................................................                       0.08
Illinois.......................................................................................                       5.58
Indiana........................................................................................                       0.72
Iowa...........................................................................................                       0.36
Kansas.........................................................................................                       0.32
Kentucky.......................................................................................                       0.54
Louisiana......................................................................................                       5.34
Maine..........................................................................................                       0.11
Maryland.......................................................................................                       3.95
Massachusetts..................................................................................                       0.91
Michigan.......................................................................................                       0.50
Minnesota......................................................................................                       0.78
Mississippi....................................................................................                       1.78
Missouri.......................................................................................                       0.96
Montana........................................................................................                      0.02%
Nebraska.......................................................................................                       0.24
Nevada.........................................................................................                       0.16
New Hampshire..................................................................................                       0.17
New Jersey.....................................................................................                       2.07
New Mexico.....................................................................................                       0.41
New York.......................................................................................                       4.96
North Carolina.................................................................................                       1.31
North Dakota...................................................................................                       0.02
Ohio...........................................................................................                       0.91
Oklahoma.......................................................................................                       0.80
Oregon.........................................................................................                       0.27
Pennsylvania...................................................................................                       1.71
Puerto Rico....................................................................................                       0.01
Rhode Island...................................................................................                       0.14
South Carolina.................................................................................                       3.00
South Dakota...................................................................................                       0.02
Tennessee......................................................................................                       1.36
Texas..........................................................................................                      22.39
Utah...........................................................................................                       0.17
Vermont........................................................................................                       0.05
Virginia.......................................................................................                       2.77
Washington.....................................................................................                       0.35
West Virginia..................................................................................                       0.08
Wisconsin......................................................................................                       0.38
Wyoming........................................................................................                       0.02
Military.......................................................................................                       0.06
                                                                                                             -------------
Total..........................................................................................                       100%
                                                                                                             =============



-----------

(1) Geographic distribution is based on the current billing addresses of the obligors.

(2)      Percentages may not add to 100% due to rounding.



                   DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE INITIAL RECEIVABLES AS OF THE INITIAL CUTOFF DATE




                                                                                                            Percentage of
                                                                                                              Principal
                                                                                       Principal             Balance of
                                                                  Number of            Balance of            Receivables
ANNUAL PERCENTAGE RATE RANGE (%)                                 Receivables      Receivables Pool (1)        Pool (2)
--------------------------------                                 -----------      --------------------        --------

0.00 to 0.99.................................................          3,765          $67,702,417.03               11.33%
1.00 to 1.99.................................................            360            6,527,957.25                 1.09
2.00 to 2.99.................................................          1,159           18,384,942.68                 3.08
3.00 to 3.99.................................................            450            7,400,822.76                 1.24
4.00 to 4.99.................................................          3,280           63,610,051.86                10.64
5.00 to 5.99.................................................          3,307           67,595,372.40                11.31
6.00 to 6.99.................................................          3,900           84,703,284.87                14.17
7.00 to 7.99.................................................          2,860           60,989,293.99                10.20
8.00 to 8.99.................................................          2,319           51,826,790.75                 8.67
9.00 to 9.99.................................................          1,703           35,741,511.96                 5.98
10.00 to 10.99...............................................          1,973           38,182,969.04                 6.39
11.00 to 11.99...............................................          1,332           22,696,005.76                 3.80
12.00 to 12.99...............................................            809           15,029,476.93                 2.51
13.00 to 13.99...............................................            818           11,809,283.34                 1.98
14.00 to 14.99...............................................            794           14,051,745.75                 2.35
15.00 to 15.99...............................................            461            7,279,029.17                 1.22
16.00 to 16.99...............................................            417            6,183,997.40                 1.03
17.00 to 17.99...............................................            403            5,424,697.01                 0.91
18.00 to 18.99...............................................            400            4,728,022.51                 0.79
19.00 to 19.99...............................................            289            2,686,097.97                 0.45
20.00 to 20.99...............................................            253            2,286,142.09                 0.38
21.00 to 21.99...............................................            151            1,705,128.91                 0.29
22.00 to 22.99...............................................             93              918,371.53                 0.15
23.00 to 23.99...............................................             32              325,645.75                 0.05
                                                                 -----------       -----------------       --------------

Total........................................................         31,328         $597,789,058.71                 100%
                                                                 ===========       =================       ==============


-----------

(1) Remaining principal balance for Simple Interest Receivables, and the present value of scheduled remaining payments for Actuarial Receivables discounted at a rate equal to the annual percentage rate with respect to such receivables.

(2)      Percentage may not add to 100% due to rounding.



         Based on the principal balance of the initial receivables as of October 1, 1999:

         o approximately 86.31% of the total number of receivables, or approximately 93.09% of the principal balance of the receivables pool, relate to new automobiles and light-duty trucks, substantially all of which were manufactured or distributed by Mitsubishi Motors;

         o approximately 7.99% of the total number of receivables, or approximately 3.46% of the principal balance of the receivables pool, relate to program automobiles and light-duty trucks, substantially all of which were manufactured or distributed by Mitsubishi Motors; and

         o approximately 3.27% of the total number of receivables, or approximately 2.01% of the principal balance of the receivables pool, relate to used automobiles and light-duty trucks, substantially all of which were manufactured or distributed by Mitsubishi Motors and approximately 2.43% of the total number of receivables, or approximately 1.44% of the principal balance of the receivables pool, relate to other used automobiles and light-duty trucks.

Program automobiles and light-duty trucks are vehicles which dealers have acquired under a remarketing program administered by MMCA. This program allows dealers to offer to purchasers of program automobiles and light-duty trucks the same rate of interest and terms offered to new car buyers. Program vehicles are primarily automobiles returned to MMCA by rental car companies, but also include off-lease MMCA company and employee lease vehicles and MMCA pool cars.

PAYMENT METHODS

         Approximately 5.78% of the principal balance of the receivables transferred to the trust on the Closing Date, calculated as of the Cutoff Date, was attributable to Actuarial Receivables, excluding Actuarial Receivables based on the Rule of 78's. An Actuarial Receivable provides for the amortization of the loan over a series of fixed level monthly installments. Each monthly installment is deemed to consist of an amount of interest equal to one-twelfth of the stated annual percentage rate of the loan multiplied by the scheduled principal balance. The remainder of the scheduled payment is applied to principal. No adjustment is typically made in the event of early or late payments, although in the case of a late payment the obligor may be subject to a late payment charge.

         Approximately 94.04% of the principal balance of the receivables transferred to the trust on the Closing Date, calculated as of the Cutoff Date, was attributable to Simple Interest Receivables. A Simple Interest Receivable, like an Actuarial Receivable, also provides for the amortization of the loan over a series of fixed level monthly installments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment under a Simple Interest Receivable consists of an installment of interest which is equal to the principal balance of the receivable actually outstanding, as opposed to scheduled, at the time of calculation multiplied by the stated annual percentage rate and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before the date on which the installment is due, the interest portion of the payment will be less than it would have been had the payment been made as scheduled, and the principal portion of the payment will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after the date on which it is due, the interest portion of the payment will be greater than it would have been had the payment been made when due and the principal portion of the payment will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. In the case of a Balloon Payment Receivable that is also a Simple Interest Receivable, the remaining principal balance on the due date of the receivable may be greater or less than the scheduled Balloon Payment on the receivable. In November 1996, MMCA began phasing out Actuarial Receivables in favor of Simple Interest Receivables.

         The remainder of the initial receivables transferred to the trust on the Closing Date were either Actuarial Receivables which provide for a refund of a portion of the interest paid if the receivable is prepaid in full or Simple Interest Receivables that are subject to a cap on the aggregate amount of the interest to be paid over the term of the receivable. The refund upon prepayment in full of these Actuarial Receivables is determined in accordance with the "Rule of 78's" and the excess, if any, of the amount that would be due using the Rule of 78's method over the actuarial method will not be used to make payments due to noteholders but instead will be paid to the servicer. If the obligor on a capped receivable consistently makes scheduled payments after the date on which the scheduled payments are due, the amount of interest accrued over the term of the loan will be less than would be the case in the absence of the cap. If, as a result of those delinquencies, the aggregate amount of interest paid under the receivable reaches the lifetime cap, no further interest will accrue and each scheduled payment due thereafter will be applied to the reduction of principal.

         Approximately 25.25% of the principal balance of the receivables transferred to the trust on the Closing Date, calculated as of the initial Cutoff Date, was attributable to Balloon Payment Receivables. A Balloon Payment receivable may be either a Simple Interest Receivable or an Actuarial Receivable. See "-Balloon Payment Receivables" below.

         Approximately 7.23% of the principal balance of the receivables transferred to the trust on the Closing Date, calculated as of the initial Cutoff Date, was attributable to receivables that allow a deferred first payment. The obligor on a receivable with a deferred first payment is not required to make any payments of interest or principal for as long as 216 days from the day of origination of the receivable. On and after the date the first payment is due, the obligor is required to make monthly payments on interest and principal under the receivable. The effect of the deferment of the first payment is to increase the term of the receivable for the period of the deferment.

BALLOON PAYMENT RECEIVABLES

         Balloon Payment Receivables provide for the loan to amortize over a series of equal monthly installments, but also provide for a substantially larger final scheduled payment of principal together with one month's interest. This final payment is known as a "Balloon Payment" and is due at the end of the term of the receivable. MMCA sets the Balloon Payment for a particular model of vehicle at the time the contract is entered into. The net amount actually due from an obligor at the end of term of a Balloon Payment Receivable may be greater or less than the Balloon Payment as a result of:

         o in the case of a Simple Interest Receivable, early or late payments by the obligor during the term of the receivable and the application of day counting conventions; and

         o in the case of a Simple Interest Receivable or an Actuarial Receivable, additional fees and charges that may be owed by the obligor with respect to the contract or the financed vehicle, including charges for excess wear and tear and excess mileage on the financed vehicle.

         Obligors may prepay the receivables in full at any time. Prepayments may also result from liquidations due to default, the receipt of insurance proceeds after destruction or theft of the financed vehicle and purchases of the receivable by MART or the servicer as a result of uncured breaches of representations and warranties in the sale and servicing agreement. See "-Maturity and Prepayment Considerations."

         Upon maturity of a Balloon Payment Receivable, the related obligor may satisfy the amount it owes by:

         o paying the remaining principal amount of the receivable, all accrued and unpaid interest, plus any fees, charges, and other amounts then owing;

         o refinancing the net amount then due, which may be greater or less than the Balloon Payment, subject to several conditions; or

         o selling the related financed vehicle to MMCA or its assignee for an amount equal to the Balloon Payment, as reduced by charges for excess wear and tear and excess mileage and by a disposition fee payable to the servicer, and paying any excess of the total amount owed under the receivable over the Balloon Payment to MMCA.

         If the obligor sells the financed vehicle to MMCA, acting on behalf of the trust, it is anticipated that the trust will not receive the full amount of the Balloon Payment upon the subsequent sale of the financed vehicle. MMCA sets the Balloon Payment for a particular model at the time of origination of the related contract by reference to its estimate of the wholesale market value of the model at the end of the contract's term. However, in connection with sales incentive programs for particular models, MMCA may increase the Balloon Payments to levels above its estimate of the wholesale market values at the end of their respective contract terms, in order to stimulate sales of particular models by reducing the amount of the monthly installments which would be owed by obligors.

         If there is a total loss of the automobile or light-duty truck caused by its theft or physical damage, MMCA does not require the obligor under a receivable providing for a Balloon Payment Receivable to pay the difference between the amount owed in respect of the receivable as of the date of the total loss and insurance proceeds, including payment by the obligor of any applicable deductible, received with respect to the financed vehicle. MMCA will instead reduce the principal amount of the Balloon Payment by that amount.

         If the full amount owed by an obligor under a Balloon Payment Receivable is not collected, the shortfall will reduce the Available Funds available to pay the Total Required Payment and to make any required transfers from the collection account to the reserve account and the supplemental reserve account which may reduce the amount available to pay interest on and principal of the notes. None of MMCA, the servicer, MART or the trust will have any recourse to the obligor for any shortfall, nor will MMCA, the servicer or MART be obligated to pay any shortfall to the trust.

DEFAULTED RECEIVABLES

         A receivable, other than a receivable which has been purchased from the trust by MART or the servicer, will be considered to have defaulted if:

         o the related financed vehicle has been repossessed and liquidated;

         o more than 10% of a scheduled payment is 120 or more days past due as of the end of the month in which the payment was due and the servicer has not repossessed the related financed vehicle; or

         o the servicer has determined, in accordance with its customary standards, policies and procedures, that eventual payment in full, excluding charges for excess wear and tear or excess mileage, of the receivable is unlikely and has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossession inventory for a period which may not exceed 90 days.

MATURITY AND PREPAYMENT CONSIDERATIONS

         The weighted average life of the notes will generally be influenced by the rate of payment of principal balances of the receivables. This payment may be in the form of scheduled payments or prepayments. Prepayments in full on Actuarial Receivables and Simple Interest Receivables and partial prepayments on Simple Interest Receivables generally will have the effect of reducing the weighted average life of the notes. Delinquencies by obligors under Simple Interest Receivables and extensions and payment deferrals on any type of receivable generally will have the effect of increasing the weighted average life of the notes. "Prepayments" for these purposes includes the following circumstances:

         o Prepayments in full and partial prepayments. The obligors may prepay the receivables in full or in part.

         o Mandatory prepayments. An obligor may be required to prepay a receivable because of, among other things, the sale, insured loss or other disposition of the related vehicle or the receivable becoming defaulted.

         o        Repurchases of the receivables by MART or the servicer.
                  MART or the servicer may be required to repurchase a receivable from the trust if certain breaches of representations and warranties occur that materially and adversely affect the receivable.

         In light of the above considerations, there can be no assurance as to the amount of principal payments that will be made on the notes on each payment date. The amount will depend, in part, on the amount of principal collected on the receivables during the preceding calendar month. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the noteholders.

         In addition, if MMCA or any affiliate of MMCA decides to implement a program that encourages prepayments, prepayments may increase. MMCA currently maintains a program that offers attractive terms to obligors to prepay their accounts and return their vehicles early if they purchase a new vehicle manufactured by Mitsubishi Motors or an affiliate. While this program may encourage prepayments, the effect on prepayments of the program and other programs like it cannot be predicted.

         Prepayments on the receivables can be measured relative to a prepayment standard or model. This prospectus uses the Absolute Prepayment Model ("ABS"). ABS assumes that a certain percentage of the receivables in a pool will be repaid each month. It also assumes that all the receivables are the same size and amortize at the same rate. The final assumption is that each receivable will either be paid as scheduled or be prepaid in full in any given month. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables purchased by the trust.

         Approximately 25.25% of the principal balance of the receivables transferred to the trust on the Closing Date, calculated as of the Cutoff Date, consists of Balloon Payments. Accordingly, a portion of the principal amount of the notes is expected to be paid from Balloon Payments. All of the Balloon Payments are due between January 4, 2000 and October 11, 2004 and significant payments of principal are likely to be made during that period. The average principal balance of those Balloon Payments is approximately $10,883.64, which is approximately 48.65% of the average principal balance of those receivables.

         The tables relating to ABS captioned "Projected Class A-1 Note Amortization", "Projected Class A-2 Note Amortization", "Projected Class A-3 Note Amortization" and "Projected Class B Note Amortization" assume that:

         o the Yield Supplement Amount is deposited into the collection account each period;

         o the Negative Carry Amount is deposited into the collection account each period;

         o the amount deposited into the pre-funding account on the Closing Date is applied in its entirety to the purchase of contracts transferred to the trust during the Pre-Funding Period and to make the related deposits to the reserve account, the yield supplement account and the payahead account;

         o the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

         o if the first payment on a receivable is deferred, no prepayments are made on that receivable on that receivable prior to the date the first payment on that receivable is due;

         o each scheduled monthly payment on the receivables is made on the last day of each month, and each month has 30 days;

         o payments on the notes are made on each payment date, which is assumed to be the 15th day of each applicable month;

         o the first date on which receivables will be transferred to the trust is the Closing Date;

         o the servicer exercises its option to purchase the receivables; and

         o MMCA's program to manage end-of-term risks and mitigate returned vehicle losses by offering attractive terms to obligors to prepay their receivables and return their vehicle early, if they purchase a new Mitsubishi
                  Motor vehicle, does not extend to the receivables.

         The ABS tables indicate the percent of the initial principal balance of each class of the notes projected to be outstanding after each of the payment dates.

         For purposes of creating the ABS tables, the receivables have been aggregated into different hypothetical pools.

         The receivables to be transferred to the trust on the Closing Date have been divided into five hypothetical pools made up of receivables that have equal scheduled monthly payments that fully amortize those receivables. These hypothetical pools have the following characteristics:


                                                                            Weighted            Weighted            Weighted
                                                                             Average            Average             Average
LEVEL                                                  Aggregate             Annual          Original Term      Remaining Term
PAYMENT                                                Principal           Percentage         to Maturity         to Maturity
POOL                                                    Balance               Rate            (in months)         (in months)
-------                                                ---------           ----------        -------------      -------------
1  .............................................       $11,677,049.73         5.913%               35                   18
2  .............................................       $25,189,180.11         7.508%               40                   32
3  .............................................      $170,768,888.24         4.785%               48                   44
4  .............................................      $195,974,154.49         9.201%               59                   56
5 (1)...........................................       $43,212,854.50         7.317%               64                   64


-----------

(1) Includes receivables with no payments due for an initial period of six months. Thereafter, receivables amortize over 58 months.

         The receivables to be transferred to the trust on the Closing Date also have been divided into four hypothetical pools made up of balloon payment receivables. These hypothetical pools have the following characteristics:

                                                                            Weighted            Weighted            Weighted
                                                                             Average            Average             Average
BALLOON                                                 Aggregate            Annual          Original Term       Remaining Term
PAYMENT                                                 Principal          Percentage         to Maturity         to Maturity
POOL                                                     Balance              Rate            (in months)         (in months)
---                                                      -------              ----            -----------          ----------
1  ..............................................     $10,991,611.81         6.927%               45                   16
2  ..............................................      $8,028,788.98         7.517%               40                   32
3  ..............................................     $75,251,449.01         7.082%               48                   43
4  ..............................................     $56,695,081.84         9.751%               57                   55

         The ABS tables also assume that the additional receivables to be transferred to the trust during the Pre-Funding Period occur in two groups.
The first group, with an assumed aggregate principal balance of $126,381,838.31, are assumed to be transferred to the trust on December 1, 1999. The second group, with an assumed aggregate principal balance of $75,829,102.98, are assumed to be transferred to the trust on February 1, 2000.

         The receivables to be transferred to the trust on December 1, 1999 have been divided into five hypothetical pools made up of receivables that have equal monthly payments that fully amortize those receivables. These hypothetical pools have the following characteristics:


                                                                            Weighted            Weighted            Weighted
                                                                             Average            Average             Average
LEVEL                                                   Aggregate            Annual          Original Term       Remaining Term
PAYMENT                                                 Principal          Percentage         to Maturity         to Maturity
POOL                                                     Balance              Rate            (in months)         (in months)
----                                                     -------              ----            -----------         -----------
1  ..............................................      $2,468,708.64         5.913%               35                   35
2  ..............................................      $5,325,381.66         7.508%               40                   40
3  ..............................................     $36,103,180.05         4.785%               48                   48
4  ..............................................     $41,431,962.56         9.201%               59                   59
5 (1)............................................      $9,135,864.75         7.317%               64                   64


-----------

(1) Includes receivables with no payments due for an initial period of six months. Thereafter, receivables amortize over 58 months.

         The receivables to be transferred to the trust during the Pre-Funding Period also have been divided into four hypothetical pools made up of balloon payment receivables. These hypothetical pools have the following characteristics:


                                                                                                Weighted
                                                                            Weighted            Average             Weighted
                                                                             Average         Remaining Term         Average
BALLOON                                                 Aggregate            Annual                to            Original Term
PAYMENT                                                 Principal          Percentage           Maturity          to Maturity
POOL                                                     Balance              Rate            (in months)         (in months)
----                                                     -------              ----            -----------         -----------
1  ..............................................      $2,323,796.46         6.927%                45                   45
2  ..............................................      $1,697,409.97         7.517%                40                   40
3  ..............................................     $15,909,318.38         7.082%                48                   48
4  ..............................................     $11,986,215.84         9.751%                57                   57


         The receivables to be transferred to the trust on February 1, 2000 have been divided into five hypothetical pools made up of receivables that have equal monthly payments that fully amortize those receivables. These hypothetical pools have the following characteristics:


                                                                            Weighted            Weighted           Weighted
                                                                             Average            Average            Average
LEVEL                                                   Aggregate            Annual          Original Term      Remaining Term
PAYMENT                                                 Principal          Percentage         to Maturity        to Maturity
POOL                                                     Balance              Rate            (in months)        (in months)
----                                                     -------           ----------        -------------      -------------
1  ..............................................     $1,481,225.18          5.913%               35                  35
2  ..............................................     $3,195,228.99          7.508%               40                  40
3  ..............................................    $21,661,908.03          4.785%               48                  48
4  ..............................................    $24,859,177.54          9.201%               59                  59
5 (1)............................................     $5,481,518.85          7.317%               64                  64


-----------

(1) Includes receivables with no payments due for an initial period of six months. Thereafter, receivables amortize over 58 months.

         The receivables to be transferred to the trust during the Pre-Funding Period also have been divided into four hypothetical pools made up of balloon payment receivables. These hypothetical pools have the following characteristics:


                                                                            Weighted            Weighted            Weighted
                                                                             Average            Average             Average
BALLOON                                                Aggregate             Annual          Original Term       Remaining Term
PAYMENT                                                Principal           Percentage         to Maturity         to Maturity
POOL                                                    Balance               Rate            (in months)         (in months)
----                                                    -------               ----            -----------         -----------
1  .............................................     $1,394,277.88           6.927%                45                   45
2  .............................................     $1,018,445.98           7.517%                40                   40
3  .............................................     $9,545,591.03           7.082%                48                   48
4  .............................................     $7,191,729.50           9.751%                57                   57


         The actual characteristics and performance of the receivables in the trust will differ from the assumptions used in constructing the ABS tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flow might behave under varying prepayment scenarios. It is very unlikely that the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS tables. In addition, the characteristics of the receivables transferred to the trust on the Closing Date are expected to be different from the receivables transferred to the trust during the Pre-Funding Period. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time, as well as collections of interest and principal of receivables. See "-Selection Criteria."

         THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE AND SHOULD BE READ IN CONJUNCTION THEREWITH.


                   PROJECTED CLASS A-1 NOTE AMORTIZATION
                  PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT




PAYMENT DATE                                                 0.0% ABS      1.0% ABS       1.3% ABS      1.5% ABS       2.0% ABS
------------                                                 --------      --------       --------      --------       --------
                                                                                    Class A-1 Note Balance (%)

Closing Date.............................................       100           100            100           100            100
November 15, 1999........................................        98            96             95            95             94
December 15, 1999........................................        95            92             91            90             88
January 15, 2000.........................................        92            87             85            84             81
February 15, 2000........................................        90            82             80            78             74
March 15, 2000...........................................        86            77             74            72             66
April 15, 2000...........................................        83            72             68            65             59
May 15, 2000.............................................        80            66             62            59             51
June 15, 2000............................................        77            61             56            52             43
July 15, 2000............................................        73            55             50            46             36
August 15, 2000..........................................        70            50             44            40             28
September 15, 2000.......................................        66            45             38            33             21
October 15, 2000.........................................        63            39             32            27             14
November 15, 2000........................................        59            34             26            21              6
December 15, 2000........................................        56            29             20            15              0
January 15, 2001.........................................        52            24             15             9              0
February 15, 2001........................................        45            16              7             1              0
March 15, 2001...........................................        42            11              2             0              0
April 15, 2001...........................................        38             6              0             0              0
May 15, 2001.............................................        34             1              0             0              0
June 15, 2001............................................        31             0              0             0              0
July 15, 2001............................................        27             0              0             0              0
August 15, 2001..........................................        24             0              0             0              0
September 15, 2001.......................................        20             0              0             0              0
October 15, 2001.........................................        17             0              0             0              0
November 15, 2001........................................        13             0              0             0              0
December 15, 2001........................................        10             0              0             0              0
January 15, 2002.........................................         6             0              0             0              0
February 15, 2002........................................         3             0              0             0              0
March 15, 2002...........................................         0             0              0             0              0
                                                           --------      --------      ---------      --------      ---------
Weighted Average Life (yrs)..............................      1.26          0.83           0.75          0.70           0.60
                                                           ========      ========      =========      ========      =========



                   PROJECTED CLASS A-2 NOTE AMORTIZATION
                  PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT




PAYMENT DATE                                                 0.0% ABS      1.0% ABS       1.3% ABS      1.5% ABS       2.0% ABS
------------                                                 --------      --------       --------      --------       --------
                                                                                 Class A-2 Note Balance (%)

Closing Date.............................................       100           100            100           100            100
November 15, 1999........................................       100           100            100           100            100
December 15, 1999........................................       100           100            100           100            100
January 15, 2000.........................................       100           100            100           100            100
February 15, 2000........................................       100           100            100           100            100
March 15, 2000...........................................       100           100            100           100            100
April 15, 2000...........................................       100           100            100           100            100
May 15, 2000.............................................       100           100            100           100            100
June 15, 2000............................................       100           100            100           100            100
July 15, 2000............................................       100           100            100           100            100
August 15, 2000..........................................       100           100            100           100            100
September 15, 2000.......................................       100           100            100           100            100
October 15, 2000.........................................       100           100            100           100            100
November 15, 2000........................................       100           100            100           100            100
December 15, 2000........................................       100           100            100           100             99
January 15, 2001.........................................       100           100            100           100             88
February 15, 2001........................................       100           100            100           100             77
March 15, 2001...........................................       100           100            100            92             67
April 15, 2001...........................................       100           100             94            84             57
May 15, 2001.............................................       100           100             86            76             48
June 15, 2001............................................       100            95             79            67             39
July 15, 2001............................................       100            88             71            59             30
August 15, 2001..........................................       100            81             63            51             21
September 15, 2001.......................................       100            74             56            44             12
October 15, 2001.........................................       100            67             49            36              4
November 15, 2001........................................       100            60             42            29              0
December 15, 2001........................................       100            54             35            22              0
January 15, 2002.........................................       100            47             28            14              0
February 15, 2002........................................       100            41             21             8              0
March 15, 2002...........................................        98            34             14             1              0
April 15, 2002...........................................        93            28              8             0              0
May 15, 2002.............................................        87            22              1             0              0
June 15, 2002............................................        77            13              0             0              0
July 15, 2002............................................        72             7              0             0              0
August 15, 2002..........................................        66             2              0             0              0
September 15, 2002.......................................        61             0              0             0              0
October 15, 2002.........................................        56             0              0             0              0
November 15, 2002........................................        50             0              0             0              0
December 15, 2002........................................        45             0              0             0              0
January 15, 2003.........................................        39             0              0             0              0
February 15, 2003........................................        33             0              0             0              0
March 15, 2003...........................................        28             0              0             0              0
April 15, 2003...........................................        21             0              0             0              0
May 15, 2003.............................................         0             0              0             0              0
                                                           --------      --------      ---------      --------      ---------
Weighted Average Life (yrs)..............................      3.07          2.23           2.00          1.87           1.58
                                                           ========      ========      =========      ========      =========



                   PROJECTED CLASS A-3 NOTE AMORTIZATION
                  PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT




PAYMENT DATE                                                 0.0% ABS      1.0% ABS       1.3% ABS      1.5% ABS       2.0% ABS
------------                                                 --------      --------       --------      --------       --------
                                                                                 Class A-3 Note Balance (%)
Closing Date.............................................       100           100            100           100            100
November 15, 1999........................................       100           100            100           100            100
December 15, 1999........................................       100           100            100           100            100
January 15, 2000.........................................       100           100            100           100            100
February 15, 2000........................................       100           100            100           100            100
March 15, 2000...........................................       100           100            100           100            100
April 15, 2000...........................................       100           100            100           100            100
May 15, 2000.............................................       100           100            100           100            100
June 15, 2000............................................       100           100            100           100            100
July 15, 2000............................................       100           100            100           100            100
August 15, 2000..........................................       100           100            100           100            100
September 15, 2000.......................................       100           100            100           100            100
October 15, 2000.........................................       100           100            100           100            100
November 15, 2000........................................       100           100            100           100            100
December 15, 2000........................................       100           100            100           100            100
January 15, 2001.........................................       100           100            100           100            100
February 15, 2001........................................       100           100            100           100            100
March 15, 2001...........................................       100           100            100           100            100
April 15, 2001...........................................       100           100            100           100            100
May 15, 2001.............................................       100           100            100           100            100
June 15, 2001............................................       100           100            100           100            100
July 15, 2001............................................       100           100            100           100            100
August 15, 2001..........................................       100           100            100           100            100
September 15, 2001.......................................       100           100            100           100            100
October 15, 2001.........................................       100           100            100           100            100
November 15, 2001........................................       100           100            100           100             94
December 15, 2001........................................       100           100            100           100             83
January 15, 2002.........................................       100           100            100           100             71
February 15, 2002........................................       100           100            100           100             60
March 15, 2002...........................................       100           100            100           100             50
April 15, 2002...........................................       100           100            100            91             40
May 15, 2002.............................................       100           100            100            82             30
June 15, 2002............................................       100           100             90            70             19
July 15, 2002............................................       100           100             81            61             10
August 15, 2002..........................................       100           100             73            53              1
September 15, 2002.......................................       100            95             65            44              0
October 15, 2002.........................................       100            86             57            36              0
November 15, 2002........................................       100            79             49            29              0
December 15, 2002........................................       100            71             41            21              0
January 15, 2003.........................................       100            63             34            14              0
February 15, 2003........................................       100            56             27             7              0
March 15, 2003...........................................       100            49             20             0              0
April 15, 2003...........................................       100            41             12             0              0
May 15, 2003.............................................        71             5              0             0              0
June 15, 2003............................................        62             0              0             0              0
July 15, 2003............................................        56             0              0             0              0
August 15, 2003..........................................        51             0              0             0              0
September 15, 2003.......................................        44             0              0             0              0
October 15, 2003.........................................        39             0              0             0              0
November 15, 2003........................................        32             0              0             0              0
December 15, 2003........................................        15             0              0             0              0
January 15, 2004.........................................        11             0              0             0              0
February 15, 2004........................................         0             0              0             0              0
                                                           --------      --------      ---------      --------      ---------

Weighted Average Life (yrs)..............................      3.86          3.33           3.09          2.89           2.43
                                                              ========      ========      =========      ========      =========



                    PROJECTED CLASS B NOTE AMORTIZATION
                  PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT




PAYMENT DATE                                                 0.0% ABS      1.0% ABS       1.3% ABS      1.5% ABS       2.0% ABS
------------                                                 --------      --------       --------      --------       --------
                                                                                  Class B Note Balance (%)
Closing Date.............................................       100           100            100           100            100
November 15, 1999........................................       100           100            100           100            100
December 15, 1999........................................       100           100            100           100            100
January 15, 2000.........................................       100           100            100           100            100
February 15, 2000........................................       100           100            100           100            100
March 15, 2000...........................................       100           100            100           100            100
April 15, 2000...........................................       100           100            100           100            100
May 15, 2000.............................................       100           100            100           100            100
June 15, 2000............................................       100           100            100           100            100
July 15, 2000............................................       100           100            100           100            100
August 15, 2000..........................................       100           100            100           100            100
September 15, 2000.......................................       100           100            100           100            100
October 15, 2000.........................................       100           100            100           100            100
November 15, 2000........................................       100           100            100           100            100
December 15, 2000........................................       100           100            100           100            100
January 15, 2001.........................................       100           100            100           100            100
February 15, 2001........................................       100           100            100           100            100
March 15, 2001...........................................       100           100            100           100            100
April 15, 2001...........................................       100           100            100           100            100
May 15, 2001.............................................       100           100            100           100            100
June 15, 2001............................................       100           100            100           100            100
July 15, 2001............................................       100           100            100           100            100
August 15, 2001..........................................       100           100            100           100            100
September 15, 2001.......................................       100           100            100           100            100
October 15, 2001.........................................       100           100            100           100            100
November 15, 2001........................................       100           100            100           100            100
December 15, 2001........................................       100           100            100           100            100
January 15, 2002.........................................       100           100            100           100            100
February 15, 2002........................................       100           100            100           100            100
March 15, 2002...........................................       100           100            100           100            100
April 15, 2002...........................................       100           100            100           100            100
May 15, 2002.............................................       100           100            100           100            100
June 15, 2002............................................       100           100            100           100            100
July 15, 2002............................................       100           100            100           100            100
August 15, 2002..........................................       100           100            100           100            100
September 15, 2002.......................................       100           100            100           100             84
October 15, 2002.........................................       100           100            100           100             66
November 15, 2002........................................       100           100            100           100             48
December 15, 2002........................................       100           100            100           100              0
January 15, 2003.........................................       100           100            100           100              0
February 15, 2003........................................       100           100            100           100              0
March 15, 2003...........................................       100           100            100           100              0
April 15, 2003...........................................       100           100            100            84              0
May 15, 2003.............................................       100           100             64            33              0
June 15, 2003............................................       100            96             51             0              0
July 15, 2003............................................       100            85             41             0              0
August 15, 2003..........................................       100            75              0             0              0
September 15, 2003.......................................       100            64              0             0              0
October 15, 2003.........................................       100            54              0             0              0
November 15, 2003........................................       100            44              0             0              0
December 15, 2003........................................       100             0              0             0              0
January 15, 2004.........................................       100             0              0             0              0
February 15, 2004........................................        97             0              0             0              0
March 15, 2004...........................................        87             0              0             0              0
April 15, 2004...........................................        76             0              0             0              0
May 15, 2004.............................................         0             0              0             0              0
                                                           --------      --------      ---------      --------      ---------
Weighted Average Life (yrs)..............................      4.51          3.98           3.68          3.56           3.04
                                                           ========      ========      =========      ========      =========



          HOW NOTEHOLDERS CAN COMPUTE THEIR PORTION OF THE AMOUNT
                          OUTSTANDING ON THE NOTES

         The servicer's monthly report will give the noteholders, a factor that can be used to compute the portion of the principal amount outstanding on the notes.

 How the Servicer Computes the Factor For Each Class of Notes. The servicer will compute a separate factor for each class of notes prior to each distribution for that class. This factor will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to that class of notes indicating the remaining outstanding principal amount of that class of notes, as of the applicable payment date. The servicer will compute the factor after giving effect to payments to be made on that payment date, as a fraction of the initial outstanding principal amount of that class of notes.

 Portion of the Outstanding Amount of the Notes. For each note, the portion outstanding is the product of:

         o        the original denomination of the note; and

         o the factor relating to that class of notes computed by the servicer in the manner described above.

         The Factors Described Above Will Decline as the Trust Makes Payments on the Securities.

         Each of the factors described above will initially be 1.0000000. They will decline as the principal amount of the applicable class of notes is reduced by scheduled payments, prepayments, liquidations of the receivables and prepayment arising from application of funds in the pre-funding account. The addition of receivables to the trust will not change any of these factors.

                              USE OF PROCEEDS

         The net proceeds from the sale of the notes will be applied:

         o        to the purchase of the receivables;

         o        to make the required deposit into the pre-funding account;

         o        to make the required deposit into the negative carry account;

         o        to make the required deposit into the payahead account;

         o to make the required deposit into the yield supplement account; and

         o        to make the required deposit into the reserve account.


                        MMCA AUTO RECEIVABLES TRUST

         MART was established as a business trust in the State of Delaware on May 19, 1999. MMCA is the sole beneficial owner of MART. MART was established for limited purposes, which include purchasing receivables from MMCA, transferring the receivables to third parties and any activities related to those purposes. MART's principal executive offices are located at 6363 Katella Avenue, Cypress, California 90630-5205. MART's telephone number is (714) 236-1614.

         In structuring these transactions MART has taken steps intended to ensure that the voluntary or involuntary application for relief by MMCA under the United States Bankruptcy Code or similar state laws will not cause the assets and liabilities of MART to be consolidated with those of MMCA. These steps include the maintenance of MART as a separate, limited-purpose entity. The trust agreement by which MART was formed and which governs MART's activities restricts the nature of MART's business and MART's ability to commence a voluntary case or proceeding under any insolvency law without the unanimous vote of all of its managers. However, there can be no assurance that the activities of MART would not result in a court concluding that its assets and liabilities should be consolidated with those of MMCA in an insolvency proceeding.

         MART's counsel has advised that it would not be a proper exercise by a court of its equitable discretion to disregard the separate existence of MART and consolidate its assets and liabilities with the assets and liabilities of MMCA if MMCA filed for bankruptcy protection. MART's counsel has assumed that MART will follow various procedures in the conduct of its affairs, including maintaining records and books of account separate from those of MMCA, refraining from commingling its assets with those of MMCA and refraining from holding itself out as having agreed to pay, or being liable for, the debts of MMCA. MART intends to follow and has represented to that counsel that it will follow these and other procedures related to maintaining its separate legal identity. However, if MART does not follow those procedures, a court could conclude that the assets and liabilities of MART should be consolidated with those of MMCA. If a court were to reach that conclusion, or if a filing were made under any insolvency law by or against MART, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the notes or reductions in the amounts of the payments could result.

                                THE SERVICER

         MMCA is a Delaware corporation which primarily provides retail and wholesale financing, retail leasing and other financial services to authorized Mitsubishi Motors automobile and light-duty truck dealers and their customers in the United States. MMCA was incorporated in August 1990 and commenced operations in March 1991.

         MMCA is a wholly-owned subsidiary of MMSA, a California corporation which is engaged in the wholesale distribution of automobiles and light-duty trucks throughout the United States manufactured by Mitsubishi Motors Corporation and its affiliates. MMSA is a subsidiary of Mitsubishi Motors Corporation, a Japanese corporation that is a worldwide manufacturer and distributor of motor vehicles and light-duty trucks. Mitsubishi Motors Corporation owns 97.20% of the stock of MMSA. Mitsubishi Corporation, a Japanese corporation that is a worldwide general trading company, owns 2.00% of the stock of MMSA. Mitsubishi International Corporation, a New York corporation that is a worldwide trading company and a wholly-owned subsidiary of Mitsubishi Corporation, owns 0.80% of the stock of MMSA.

         MMCA's national headquarters is located at 6363 Katella Avenue, Cypress, CA 90630-5205. Its telephone number is (714) 236-1500.

                             TERMS OF THE NOTES



PRINCIPAL AMOUNT AND INTEREST RATES

         The trust will issue $740,000,000 aggregate principal amount of asset-backed notes under an indenture to be dated as of October 1, 1999, between the trust and Bank of Tokyo-Mitsubishi Trust Company, in its capacity as indenture trustee.

         The notes will be issued in four classes:

         o        $326,000,000 aggregate principal amount of 6.30% Class
                  A-1 notes;

         o        $210,000,000 aggregate principal amount of 6.80% Class
                  A-2 notes;

         o        $142,000,000 aggregate principal amount of 7.00% Class
                  A-3 notes; and

         o $62,000,000 aggregate principal amount of 7.55% Class B notes.

         A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the notes, the indenture, the trust agreement and the sale and servicing agreement.

INTEREST PAYMENTS

         The notes will bear interest at the following annual rates:

         o        the Class A-1 notes: 6.30%;

         o        the Class A-2 notes: 6.80%;

         o        the Class A-3 notes: 7.00%; and

         o        the Class B notes: 7.55%.

         Interest on the outstanding principal amount of each class of notes will accrue at the applicable interest rate and will be payable to the applicable noteholders on the 15th of each month. If the 15th of the month is not a business day, the payment will be made on the next following business day. The first payment will be made on November 15, 1999. Payments will be made to noteholders as of each record date. The record date will be the business day preceding each payment date. However, if notes in fully registered, certificated form are issued, the record date will become the 15th day of the preceding month, or if that day is not a business day, the preceding business day.

 Calculation of interest. Interest will accrue during each interest period and will be calculated on the notes on the basis of a 360-day year of twelve 30-day months. Interest accrued as of any payment date but not paid on that payment date will be due on the next payment date, together with interest on that amount at the applicable interest rate, to the extent lawful.

 Interest Periods. Interest payable on the notes on each payment date will accrue from the 15th of the month preceding the payment date through the 14th of the month of the payment date. For the first payment date, interest will accrue from the Closing Date through November 14, 1999.

 Priority of Interest Payments. Funds to make interest payments on the notes will generally come from the Available Funds remaining after the payment of the servicing fee for the related month plus any portion of the servicing fee that remains unpaid from prior months. If the Available Funds remaining are insufficient, the interest will be paid from amounts on deposit in the supplemental reserve account. If those funds are insufficient also, interest will then be paid from amounts on deposit in the reserve account.

         Interest payments on all of the Class A notes will have the same priority of payment and will be paid ratably based upon the total amount of interest due on each class of the Class A notes. Interest on the Class B notes is subordinate to interest on the Class A notes. No interest will be paid on the Class B notes on any payment date until interest on the Class A notes has been paid in full. If the amount available for interest payments is less than the amount of interest payable on the Class A notes on any payment date, each class of the Class A notes will receive its ratable share of the aggregate amount available to pay interest on the Class A notes and no interest will be paid on the Class B notes. Additionally, if a default under the indenture occurs, interest payments on the Class B notes also will be subordinated to the payment of principal of the Class A notes.

 Events of Default Under the Indenture. An event of default under the indenture will occur if the full amount of interest due on all classes of notes is not paid within five days after the payment date on which the interest is due. No distributions will be made on the certificates on any payment date until the interest and principal payable on the notes on that payment date are paid in full.

PRINCIPAL PAYMENTS

         On each payment date, principal payments will be made to the noteholders in an amount equal in the aggregate to the Principal Distribution Amount for that payment date, subject to several limitations. Certificateholders will not be entitled to receive payments of principal until all classes of notes have been paid in full. See "-Indenture Cash Flows" and "-The Reserve Account and Supplemental Reserve Account."

         On each payment date the Principal Distribution Amount will be paid:

         o to the holders of the Class A-1 notes, until the Class A-1 notes have been paid in full;

         o after the Class A-1 notes are paid in full, to the holders of the Class A-2 notes, until the Class A-2 notes have been paid in full;

         o after the Class A-2 notes are paid in full, to the holders of the Class A-3 notes, until the Class A-3 notes have been paid in full; and

         o after the Class A-3 notes are paid in full, to the holders of the Class B notes, until the Class B notes have been paid in full.

 Events of Default Under the Indenture. Payments on the notes may be accelerated upon an event of default under the indenture. If this occurs, the order of priority for principal payments on the notes will change. Amounts available to pay principal of the Class A notes will be paid to the holders of each class of Class A notes in proportion to the principal balance of that class to the sum of the principal balances of all of the Class A notes, until all of the Class A notes are paid in full. See "-Indenture Cash Flows-Monthly Withdrawals From the Note Payment Account On and After an Acceleration of the Maturity Dates of the Notes." Principal of the Class B notes will be paid only after the payment of the following:

         o        amounts due to the servicer;

         o        interest due on the Class A notes;

         o        principal in full of all of the Class A notes; and

         o        interest due on the Class B notes.

         The noteholders will be paid in full before any distributions may be made on the certificates.

 Scheduled Final Payment Dates. Any outstanding principal balance of each class of notes will be payable in full on the final payment date in the months specified below:

         o        for the Class A-1 notes, June 2002;

         o        for the Class A-2 notes, August 2003;

         o        for the Class A-3 notes, May 2004; and

         o        for the Class B notes, April 2006.

         The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than these dates due to a variety of factors, including those described under "Risk Factors-Risk that You May Be Required to Reinvest Your Principal in the Notes at a Lower Rate of Return Because of Prepayments on the Notes" and "The Receivables Pool-Maturity and Prepayment Considerations."

MANDATORY PREPAYMENT

         On the payment date on or immediately following the last day of the Pre-Funding Period, any funds remaining in the pre-funding account, after giving effect to the purchase of all receivables purchased during the Pre-Funding Period, exclusive of any net earnings from the investment of funds on deposit in the pre-funding account, will be applied to pay principal of the notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the Principal Distribution Amount. Although the pre-funding account will be funded in an amount that MART anticipates will allow the trust to acquire receivables during the Pre-Funding Period in an aggregate principal amount approximately equal to the amount on deposit in the pre-funding account, it is unlikely that the aggregate principal amount of those receivables will exactly equal the amount on deposit in the pre-funding account, and it is likely that at least a nominal amount of principal will be prepaid to the noteholders at the end of the Pre-Funding Period.

OPTIONAL REDEMPTION

         All of the outstanding notes and certificates will be redeemed on any payment date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables on any payment date on which the principal balance of the receivables pool as of the end of the preceding calendar month is 10% or less of the Initial Pool Balance. The redemption price will be equal to the unpaid principal amount of the notes plus accrued and unpaid interest on the notes, together with the unpaid principal amount of the certificates.

THE INDENTURE TRUSTEE

         Bank of Tokyo-Mitsubishi Trust Company, a New York banking corporation, will be the indenture trustee. The indenture trustee's Corporate Trust Office is located at 1251 Avenue of the Americas, New York, New York 10020-1104. MART, the servicer, and their respective affiliates may have other banking relationships with the indenture trustee and its affiliates in the ordinary course of their businesses. The Bank of Tokyo-Mitsubishi, Ltd., an affiliate of the indenture trustee, is participating in the offering of the notes being offered hereby by acting as an advisor to MART. For its services, The Bank of Tokyo-Mitsubishi, Ltd. will receive a fee of $100,000 to be paid from the underwriting discounts and commissions.

THE YIELD SUPPLEMENT AGREEMENT

         Simultaneously with the sale and assignment of the receivables by MMCA to MART, MMCA and MART will enter into the yield supplement agreement. The yield supplement agreement will obligate MMCA to pay any Yield Supplement Amount to the trust on the business day before each payment date.

THE YIELD SUPPLEMENT ACCOUNT

         Payments of the Yield Supplement Amount due under the yield supplement agreement will be secured by funds on deposit in the yield supplement account. The yield supplement account has been established because (1) some of the receivables in the trust will not have any payments due from the related obligors until some time after the first payment date of the notes and (2) some of the receivables owned by the trust will have an annual percentage rate which is lower than the minimum annual percentage rate MART and MMCA have agreed is required to cover interest on the notes, the 1% servicing fee and anticipated losses on defaulted receivables. This minimum annual percentage rate has been set at the weighted average interest rate on the notes plus 3 percentage points. However, if MMCA either obtains a letter of credit securing timely payment to the indenture trustee of amounts due from MMCA under the yield supplement agreement or otherwise satisfies several other conditions satisfactory to each of Moody's and S&P, then subject to the delivery of certain tax opinions the yield supplement account may be terminated. Any letter of credit related to the yield supplement agreement will be issued by a bank that has a debt rating sufficient to maintain the rating of each class of notes at the initial level at which it was rated by each of Moody's and S&P. If the rating of the letter of credit bank that issues the letter of credit is reduced below either of those ratings, the indenture trustee will be required to obtain a suitable replacement letter of credit, to obtain funds in the required amount for deposit in the yield supplement account or to draw the full amount available under the letter of credit and deposit those funds in the yield supplement account.

         On each payment date, after giving effect to payments on that date, the amount required to be on deposit in the yield supplement account or to be available under an acceptable letter of credit will be an amount equal to the sum of all projected Yield Supplement Amounts for all future payment dates, which will be determined assuming that future scheduled payments on the receivables are made on the dates they are scheduled. The amount on deposit in the yield supplement account will decrease as payments are made from that account with respect to the Yield Supplement Amounts and funds in excess of the maximum required balance are released to MART.

 MART Will Make Deposits into the Yield Supplement Account upon each Transfer of Receivables to the Trust. MART will make an initial deposit to the yield supplement account on the Closing Date, in the amount specified in the sale and servicing agreement. On each subsequent date on which receivables are transferred to the trust, the indenture trustee will make an additional deposit to the yield supplement account from funds on deposit in the pre-funding account that otherwise would be distributable to MART as payment for the receivables sold to the trust on that date, unless the yield supplement account has been replaced by an acceptable letter of credit on or before that date.

THE TRUST'S BANK ACCOUNTS

         The servicer will establish and maintain the following trust accounts:

         o a collection account into which payments made on receivables and advances made by the servicer will be deposited;

         o a pre-funding account into which $202,210,941.29 will be deposited on the Closing Date;

         o a note payment account into which amounts released from the collection account for distribution to noteholders will be deposited and from which all payments to noteholders will be made;

         o a certificate distribution account into which amounts released from the collection account for distribution to certificateholders will be deposited and from which all distributions to certificateholders will be made; and

         o a payahead account into which early payments by obligors of less than the remaining balance of Actuarial Receivables will be deposited until the time as the payment on such receivables falls due or until those funds are applied to shortfalls in the scheduled payments with respect to those receivables.

         The servicer will establish the pre-funding account, the payahead account, the reserve account, the supplemental reserve account and the yield supplement account in the name of the indenture trustee for the benefit of the noteholders and the certificateholders. The servicer will establish the note payment account and the negative carry account in the name of the indenture trustee for the exclusive benefit of the noteholders. The servicer will establish the certificate distribution account in the name of the owner trustee for the exclusive benefit of the certificateholders.

         On the Closing Date, MART will deposit to the payahead account the early payments with respect to Actuarial Receivables which were received prior to the Cutoff Date. On each date during the Pre-Funding Period on which receivables are transferred to the trust, the indenture trustee will withdraw from the pre-funding account and deposit to the payahead account any early payments with respect to Actuarial Receivables transferred to the trust on that date which were received before the related date of transfer.

         Funds in the collection account, the pre-funding account, the payahead account, the reserve account, the supplemental reserve account, the negative carry account and the yield supplement account will be invested in the types of investments permitted by the sale and servicing agreement, which generally will be limited to investments acceptable to each of Moody's and S&P as being consistent with the ratings of the notes. Investments permitted by the sale and servicing agreement will be limited to obligations or securities that mature not later than the business day immediately preceding the next payment date or the date on which payment is due, in the case of early payments with respect to Actuarial Receivables on deposit in the payahead account. Any earnings, net of losses and investment expenses, on amounts on deposit in the collection account will be paid to the certificateholders. Any earnings, net of losses and investment expenses, on amounts on deposit in the payahead account will be paid to the servicer as additional servicing compensation and will not be available to pay noteholders. Any earnings, net of losses and investment expenses on, and any amounts released from, the reserve account, the supplemental reserve account, the negative carry account and the yield supplement account will be distributed to MART and will not be available to pay noteholders. However, earnings on amounts on deposit in the reserve account, the supplemental reserve account and the negative carry account will be distributed to MART only to the extent that the amounts on deposit in those accounts exceed the required balances of those accounts.

INDENTURE CASH FLOWS

         Deposits to the Collection Account; Calculations Made by the Servicer; Notice to the Indenture Trustee. On or before each payment date, the servicer will cause all payments on the receivables and all proceeds of the receivables in the collection account received by the servicer during the prior calendar month to be deposited into the collection account, other than amounts payable to the servicer for advances. On or before the seventh business day, but no later than the tenth calendar day of each month, the servicer will calculate the following for the payment date occurring in that month:

         o        the Available Funds;

         o        the Total Available Funds;

         o the servicing fee for that payment date plus any portion of the servicing fee that remains unpaid from prior payment dates;

         o        the Accrued Note Interest;

         o        the Scheduled Principal;

         o        the Principal Distribution Amount;

         o        the Negative Carry Amount; and

         o        the Yield Supplement Amount.

         On or before each payment date, the servicer will deliver to the indenture trustee a certificate setting forth the deposits to and withdrawals from the collection account, the supplemental reserve account and the reserve account to be made on that payment date.

 Withdrawals from the Supplemental Reserve Account and the Reserve Account to Reimburse Advances. On each payment date, the indenture trustee will withdraw from the supplemental reserve account and pay to the servicer an amount equal to the lesser of:

         o the amount on deposit in the supplemental reserve account on that payment date, calculated before giving effect to any deposits or withdrawals on or relating to that payment date; and

         o the amount of advances due to be reimbursed on that payment date but not reimbursed from funds on deposit in the collection account.

         If the amount on deposit in the supplemental reserve account is insufficient to fully reimburse the servicer for advances due to be reimbursed on the applicable payment date, the indenture trustee will withdraw from the reserve account and pay to the servicer an amount equal to the lesser of:

         o the amount on deposit in the reserve account on that date, calculated before giving effect to any deposits or withdrawals from the reserve account on or relating to that payment date; and

         o the amount, if any, of advances due to be reimbursed on that payment date but not reimbursed from funds on deposit in the collection account or the supplemental reserve account.

 Withdrawals from the Supplemental Reserve Account and the Reserve Account to pay the Total Required Payment. If on any payment date the Total Required Payment is greater than the Available Funds, the indenture trustee will withdraw from the supplemental reserve account and deposit in the collection account an amount equal to the lesser of:

         o the amount on deposit in the supplemental reserve account on that payment date, calculated after any reimbursement of advances but before any deposits or other withdrawals from the supplemental reserve account relating to that payment date; and

         o the amount, if any, by which the Total Required Payment exceeds the Available Funds for that payment date.

         If the amount on deposit in the supplemental reserve account is insufficient to make up a shortfall in the Available Funds to pay the Total Required Payment, the indenture trustee will withdraw from the reserve account and deposit in the collection account an amount equal to the lesser of:

         o the amount on deposit in the reserve account on that payment date, calculated after any reimbursement of advances but before any deposits or other withdrawals relating to that payment date; and

         o the amount, if any, by which the Total Required Payment for that payment date exceeds the sum of the Available Funds and amounts withdrawn from the supplemental reserve account to pay the Total Required
                  Payment.

         The Available Funds on any payment date will exclude all payments and proceeds of any receivables the purchase amount of which has been included in the Available Funds for a prior calendar month.

 Monthly Withdrawals from Collection Account. On each payment date, the indenture trustee will withdraw the Total Available Funds for the preceding calendar month from the collection account and make deposits, distributions and payments in the amounts and in the order of priority specified below:

         o to the servicer, the servicing fee due on that payment date, together with any portion of the servicing fee that remains unpaid from prior payment dates;

         o to the note payment account, the Accrued Note Interest for each class of notes;

         o        to the note payment account, the Principal Distribution
                  Amount;

         o to the reserve account, the amount required to bring the amount in the reserve account up to the Specified Reserve Balance;

         o to the supplemental reserve account, the amount required to bring the amount in the supplemental reserve account up to the Maximum Supplemental Reserve Amount; and

         o to the certificate distribution account, any remaining Total Available Funds.

         On each payment date, the amount on deposit in the certificate distribution account will be distributed to the certificateholders.

         Notwithstanding the foregoing, following an acceleration of the maturity dates of the notes following the occurrence of an event of default under the indenture, the Total Available Funds will be deposited in the note payment account for distribution in the order of priority set forth under "-Monthly Withdrawals From the Note Payment Account On and After an Acceleration of the Maturity Dates of the Notes."

 Monthly Withdrawals From the Note Payment Account. On each payment date, unless the maturity dates of the notes have been accelerated following the occurrence of an event of default under the indenture, all amounts on deposit in the note payment account will be paid in the following order of priority:

         o to the Class A noteholders, the Accrued Note Interest on the applicable class of the Class A notes;

         o to the Class B noteholders, the Accrued Note Interest on the Class B notes;

         o to the Class A-1 noteholders, the Principal Distribution Amount until the Class A-1 notes have been paid in full;

         o following payment in full of the Class A-1 notes, to the Class A-2 noteholders, the Principal Distribution Amount until the Class A-2 notes have been paid in full;

         o following payment in full of the Class A-2 notes, to the Class A-3 noteholders, the Principal Distribution Amount until the Class A-3 notes have been paid in full; and

         o following payment in full of the Class A-3 notes, to the Class B noteholders, the Principal Distribution Amount until the Class B notes have been paid in full.

 Monthly Withdrawals From the Note Payment Account On and After an Acceleration of the Maturity Dates of the Notes. On each payment date occurring on or after the acceleration of the maturity dates of the notes following the occurrence of an event of default under the indenture, all amounts on deposit in the note payment account will be paid in the following order of priority:

         o to the indenture trustee, amounts due as compensation or indemnity payments pursuant to the terms of the indenture;

         o to the servicer, the amounts accrued and unpaid in respect of the servicing fee plus any portion of the servicing fee that remains unpaid from prior payment dates;

         o to the noteholders of all classes of the Class A notes, without priority or preference of any kind, the Accrued
                  Note Interest on each class of the Class A notes pro rata in proportion to the respective amount of interest due to each of the Class A notes;

         o to the noteholders of all classes of the Class A notes without priority or preference of any kind, all unpaid principal of the Class A notes pro rata in proportion to the respective principal balances of each class of the Class A notes until each class of the Class A notes has been paid in full;

         o to the noteholders of the Class B notes, the Accrued Note Interest on the Class B notes;

         o to the noteholders of the Class B notes, unpaid principal of the Class B notes until the Class B notes have been paid in full; and

         o to the certificate distribution account, any amount remaining in the note payment account after each class of notes has been paid in full.

THE NEGATIVE CARRY ACCOUNT

         On the Closing Date, MART will make an initial deposit of $3,367,054.40 into the negative carry account. That amount is equal to the Maximum Negative Carry Amount as of the Closing Date.

         During the Pre-Funding Period, the amounts on deposit in the pre-funding account will earn interest at a rate that is less than the weighted average interest rate on the notes. The amount on deposit in the negative carry account is intended to cover that shortfall. On each payment date during the Pre-Funding Period, the indenture trustee will withdraw the Negative Carry Amount for that payment date from the negative carry account and deposit that amount to the collection account as a part of the funds available to pay interest on notes.

THE RESERVE ACCOUNT AND SUPPLEMENTAL RESERVE ACCOUNT

         On the Closing Date, MART will make an initial deposit to the reserve account of cash or investments permitted by the sale and servicing agreement having a value of $896,683.59. That amount is equal to 0.15% of the principal balance of the initial receivables pool as of the Cutoff Date. On each subsequent date on which receivables are transferred to the trust, cash or investments permitted by the sale and servicing agreement having a value approximately equal to 0.15% of the aggregate principal balance as of the related Cutoff Date of the receivables transferred on that date will be withdrawn from the pre-funding account and deposited in the reserve account.

         On or before each payment date, the indenture trustee will make the following payments and deposits from funds in the supplemental reserve account:

         o to the servicer, an amount equal to any shortfall between the aggregate amount of advances that are due and payable to the servicer on that payment date and the aggregate amount of the collections on the receivables that are paid to the servicer on that payment date as reimbursement for those advances; and

         o to the collection account, an amount equal to any shortfall between the Total Required Payment for that payment date and the Available Funds allocable to pay the Total Required Payment.

         If there are insufficient funds in the supplemental reserve account on a particular payment date, the indenture trustee will make up any shortfall with funds in the reserve account which will be applied in the same order of priority.

         The reserve account and the supplemental reserve account will be funded on each payment date with the Available Funds remaining after payment of interest and principal of the notes on that payment date, in the following order of priority:

         o to the reserve account, an amount, equal to the excess, if any, of the Specified Reserve Balance for that payment date over the amount on deposit in the reserve account; and

         o to the supplemental reserve account, an amount equal to the excess, if any, of the Maximum Supplemental Reserve Amount for that payment date over the amount on deposit in the supplemental reserve account.

         If amounts on deposit in the reserve account and the supplemental reserve account on any date exceed the required balances in those accounts, after giving effect to withdrawals on that payment date, the excess will be withdrawn and paid to MART. The noteholders will not have any rights in, or claims to, any of those amounts paid to MART.

         Amounts in the reserve account and the supplemental reserve account are intended to enhance the likelihood of receipt by noteholders of amounts due them and to decrease the likelihood that the noteholders will experience losses. If the amount withdrawn from the reserve account and the supplemental reserve account on any payment date to reimburse the servicer for advances and to cover shortfalls in Available Funds exceeds the amount on deposit in the reserve account and the supplemental reserve account, a shortfall in the amounts distributed to the noteholders could result. In addition, depletion of the reserve account and the supplemental reserve account ultimately could result in losses to noteholders, as noteholders will have no recourse to the assets of MART as a source of payment. Losses on the receivables or other shortfalls in the proceeds to be distributed to the noteholders, after withdrawals from the trust accounts, will be allocated first to the Class B notes because payments on the Class B notes are subordinate to the payments on the Class A notes.

         The servicer may request each of Moody's and S&P to approve a reduction in the Specified Reserve Balance or the Maximum Supplemental Reserve Amount or a change in the manner in which the reserve account or the supplemental reserve account is funded. If each of Moody's and S&P confirms that the requested action will not result in the qualification, reduction or withdrawal of its then-current rating of any class of notes, then the required balance of the account will be reduced and the indenture will be amended without the consent of any noteholders to reflect the change in the required balances of the accounts. A reduction in the Specified Reserve Balance will also require the delivery of several tax opinions to the effect that, among other things, the reduction will not adversely affect the characterization of the notes for federal income tax purposes.

SUBORDINATION OF THE CLASS B NOTES

         The rights of the Class B noteholders to be paid interest and principal are subordinated to the rights of the Class A noteholders to be paid interest and, in some cases principal. Interest on the Class B notes is paid on each payment date after servicing fees due to the servicer and interest due on the Class A notes. However, if an event of default under the indenture occurs, interest on the Class B notes also will be subordinated to the payment of principal of the class A notes.

         Principal of the Class B notes will be subordinated to the servicing fees, interest on Class A notes, interest on the Class B notes, and the payment of principal of the Class A notes. No principal will be paid on the Class B notes until the principal of the Class A notes has been paid in full.

SUBORDINATION OF THE CERTIFICATES

         The rights of certificateholders to receive distributions are subordinated to the rights of noteholders to receive payments of interest and principal. Funds on deposit in the collection account will be applied to the reimbursement of advances made by the servicer, the payment to the servicer of Rule of 78's payments and the servicing fee plus any portion of the servicing fee that remains unpaid from prior payment dates, the Accrued
Note Interest on the notes and principal payable on the notes on each payment date and to making the required deposits to the reserve account and the supplemental reserve account before distributions on the certificates. In addition, following the occurrence of an event of default under the indenture that has resulted in an acceleration of the notes, the noteholders will be entitled to be paid in full before the certificateholders are entitled to any distributions. The foregoing subordination of the certificates is intended to enhance the likelihood of receipt by noteholders of amounts due them and to decrease the likelihood that the noteholders will experience losses. See "-Indenture Cash Flows."

ADVANCES BY THE SERVICER OF AMOUNTS PAYABLE ON THE RECEIVABLES

         If the monthly collection of interest and principal of an Actuarial Receivable and amounts in the payahead account allocable to that receivable are less than the scheduled payment due, the servicer will make an advance of the remaining amount on the related payment date.

         The servicer will be reimbursed for each of these advances:

         o on each subsequent payment date from any payments made by or on behalf of the related obligor to the extent those payments are allocable to the reimbursement of the advance; and

         o on the payment date following the calendar month in which the related receivable becomes defaulted, out of collections on other receivables.

         In addition, the servicer will make an advance for any portion of a Balloon Payment for the calendar month in which the Balloon Payment becomes due if the entire scheduled payment has not been received by the servicer, including amounts in the payahead account allocable to the Balloon Payment.

         The servicer will be reimbursed for any advance relating to a Balloon Payment on each payment date following the payment date on which the advance was made:

         o out of payments by or on behalf of the related obligor to the extent those payments are allocable to the reimbursement of the advance; and

         o out of collections on other receivables to the extent of any losses allocable to the Balloon Payment that the servicer has recorded in its books and records during the preceding calendar month, but only to the extent the Balloon Payment and the advance have not otherwise been reimbursed.

         If MMCA is replaced in its capacity as servicer, the successor servicer will not be required to make advances. In the absence of advances by the servicer, noteholders must rely for payment of the notes upon the following:

         o payments on the receivables, including sales proceeds of financed vehicles returned to the servicer for sale;

         o payments under the yield supplement agreement and the yield supplement account;

         o        withdrawals from the negative carry account; and

         o available amounts on deposit in the reserve account and the supplemental reserve account.

         See "-Indenture Cash Flows" and "-The Reserve Account and Supplemental Reserve Account."

DEPOSIT OF COLLECTIONS ON THE RECEIVABLES TO COLLECTION ACCOUNT

         The servicer will deposit the payments and proceeds on the receivables, other than extension or deferral fees collected on the receivables that are payable to the servicer under the sale and servicing agreement, into the collection account not later than two business days after receipt unless (a) the servicer has a rating acceptable to each of Moody's and S&P with respect to its short-term indebtedness, MMCA is the servicer, and no events of servicing termination have occurred or (b) the trust shall have received written notice from each of Moody's and S&P that no outstanding rating on any class of notes would be lowered or withdrawn as a result, in which case those amounts will be paid into the collection account on the business day before each payment date. MART and the servicer will also deposit into the collection account on each payment date the purchase amount of each receivable required to be repurchased or purchased by either of them pursuant to an obligation that arose during the related calendar month. The servicer will be entitled to be reimbursed for the amounts previously deposited in the collection account but later determined to have resulted from mistaken deposits or posting or checks returned unpaid for insufficient funds or other reasons from amounts otherwise payable into the collection account or amounts on deposit in the collection account.

         In those cases where a subservicer is servicing a receivable under a subservicing agreement, the servicer will cause the subservicer to remit to the collection account the amounts collected by that subservicer on or with respect to the receivables being serviced by it, within the period after receipt, and subject to the limitations, described above.

         As an administrative convenience, unless the servicer is required to remit collections within two business days of receipt, the servicer will be permitted to make the deposit of collections and purchase amounts for or with respect to the related calendar month, net of distributions to be made to the servicer, with respect to the related calendar month. The servicer, however, will account to the indenture trustee and the noteholders as if all deposits, distributions and transfers were made individually.

STATEMENTS TO NOTEHOLDERS

         On or prior to each payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders. Each of those statements to be delivered to noteholders will include the following information as to the notes with respect to that payment date and the preceding calendar month:

 (1) the amount of the payment allocable to principal of each class of notes;

 (2) the amount of the payment allocable to interest on or with respect to each class of notes;

 (3)     the Yield Supplement Amount;

 (4) the amount of the servicing fee due on that payment date plus any portion of the servicing fee that remains unpaid from prior payment dates;

 (5) the aggregate outstanding principal amount of each class of the notes and the applicable note pool factor, after giving effect to payments on that payment date;

 (6) the principal balance of the receivables pool, the principal balance of the receivables pool exclusive of the aggregate principal balance of Balloon Payments and the aggregate principal balance of the Balloon Payments calculated as of the close of business on the last day of the preceding calendar month;

 (7) the cumulative amount of interest due but not paid to the noteholders of each class on that payment date and on prior payment dates plus interest on such overdue interest at the applicable note interest rate, to the extent permitted by law;

 (8) the cumulative amount of principal due but not paid to the noteholders of each class on that payment date and on prior payment dates;

 (9) with respect to receivables that became defaulted during the related calendar month, the aggregate amount of the excess of the principal balance of those contracts, including any principal of a Balloon Payment, over the net proceeds from the liquidation of those contracts;

 (10) the balance of the reserve account on that payment date, after giving effect to changes in the balance on that payment date;

 (11) the balance of the supplemental reserve account on that payment date, after giving effect to changes in the balance on that payment date;

(12)     the advances by the servicer, if any;

(13) the aggregate purchase amount of receivables repurchased by MART or purchased by the servicer during the preceding calendar month;

(14) for each payment date during the Pre-Funding Period and the payment date that is on or immediately following the end of the Pre-Funding Period, (A) the amount, if any, withdrawn from the pre-funding account to purchase receivables during the preceding calendar month, (B) the remaining amount on deposit in the pre-funding account, if any, (C) the Negative Carry Amount, if any, for the preceding calendar month, and (D) the amount remaining on deposit in the negative carry account after all withdrawals made on that payment date; and

 (15) for the payment date on or immediately following the end of the Pre-Funding Period, the remaining amount on deposit in the pre-funding account, if any, that has not been used to fund the purchase of receivables after March 31, 2000 and is being passed through as payments of principal of the notes.

Each amount set forth in clauses (1), (2), (3), (4), (7) and (8) of this paragraph will be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of the notes or class of notes, as applicable. Copies of those statements may be obtained by the beneficial owners of the notes by a request in writing addressed to the indenture trustee.

         Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the indenture trustee will furnish to each person who at any time during that calendar year was a noteholder a statement prepared for the purposes of that noteholder's preparation of federal income tax returns. See "Federal Income Tax Consequences" and "-Book Entry Registration."


BOOK ENTRY REGISTRATION

         Beneficial owners of notes may hold their notes through DTC in the United States or through Cedelbank, societe anonyme or Euroclear in Europe if they are participants of those systems, or indirectly through organizations that are participants in those systems.

         The notes of each class will be offered for purchase in minimum denominations of $1,000 and integral multiples of $1,000. They will be represented initially by one or more physical notes registered in the name of Cede & Co. as nominee of The Depository Trust Company. No person acquiring a beneficial ownership interest in the notes will receive a definitive note registered in that person's name unless definitive notes are issued under the limited circumstances described in this prospectus. Unless and until definitive notes are issued, all references to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations. All references to payments, notices, reports and statements to noteholders will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, for payment or distribution to beneficial owners of the notes in accordance with DTC's procedures. See "-Book Entry Registration" and "-Issuance of Definitive Notes Upon the Occurrence of Various Circumstances."

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its direct participants and to facilitate the clearance and settlement of securities transactions between those direct participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Direct DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. Indirect participation in the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant. The deposit of notes with DTC and their registration in the name of Cede & Co. does not change their beneficial ownership. DTC does not know the actual beneficial owners of the notes; DTC's records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Beneficial owners of notes will receive all payments of principal and interest on the notes through direct or indirect participants. DTC will forward those payments to its direct participants which thereafter will forward them to indirect participants or beneficial owners of notes. Under a book-entry format, beneficial owners of notes may experience some delay in their receipt of payments, since those payments will be forwarded to Cede & Co. as nominee of DTC. Beneficial owners of notes will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture. Beneficial owners of notes can exercise the rights of noteholders only indirectly through DTC and its direct and indirect participants. Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of various banks, trust companies and other persons approved by it, the absence of physical notes may limit the ability of a beneficial owner of a note to pledge the notes to persons or entities that do not participate in the DTC system.

         Communications by DTC to direct participants, by direct participants to indirect participants and by any participants to beneficial owners of the notes will be governed by arrangements between them, subject to any applicable statutory or regulatory requirements. Payments by DTC participants to beneficial owners of the notes will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." They will be the responsibility of the DTC participant and not of DTC, the indenture trustee, the owner trustee, MART or the servicer, subject to any applicable statutory or regulatory requirements. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of those payments to direct participants shall be the responsibility of DTC and disbursement of those payments to beneficial owners shall be the responsibility of the direct participants.

         Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. Each actual beneficial owner's interest in the notes is in turn to be recorded on the applicable DTC participant's records. Beneficial owners of notes will not receive written confirmation from DTC of their purchase, but those beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of DTC participants acting on behalf of beneficial owners of notes. Beneficial owners of notes will not receive physical notes representing their ownership interest in notes, except if the use of the book-entry system for the notes is discontinued.

         Neither DTC nor Cede & Co. will comment or vote with respect to the notes. DTC has advised MART that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more direct participants to whose accounts with DTC the notes are credited. Additionally, DTC has advised MART that the indenture requires that with respect to any action that may be taken only by noteholders representing a specified percentage of the aggregate outstanding principal amount of the notes, DTC will take that action only at the direction of and on behalf of direct participants whose holdings include undivided interests that satisfy that specified percentage. Under its usual procedures, DTC will mail an "omnibus proxy" to the indenture trustee as soon as possible after any applicable record date with respect to a consent or vote. The omnibus proxy will assign Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes will be credited on that record date, who will be identified on a listing attached to the omnibus proxy.

         DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to the indenture trustee. Under those circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered. MART may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, definitive notes will be delivered to noteholders. See "-Issuance of Definitive Notes Upon the Occurrence of Various Circumstances."

         Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank customers and the Euroclear participants, respectively. This will be done through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

         Transfers within DTC between direct participants will occur in accordance with DTC rules. Transfers between Cedelbank customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, through Cedelbank or Euroclear will be effected in DTC in accordance with DTC rules through the relevant European international clearing system through its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which are based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank customers and Euroclear participants may not deliver instructions directly to the depositaries.

         Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and those credits or any transactions in the securities settled during that processing day will be reported to the relevant customer of or participant in Cedelbank or Euroclear on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a customer of or participant in Cedelbank or Euroclear to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that MART believes to be reliable, but MART takes no responsibility for the accuracy of the information.

         Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its customers and facilitates the clearance and settlement of securities transactions between Cedelbank customers through electronic book-entry changes in accounts of Cedelbank customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedelbank in any of 36 currencies, including United States dollars. Cedelbank provides to its Cedelbank customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject in Luxembourg to regulation and supervision by the Commission for the Supervision of the Financial Sector. Cedelbank customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any trust securities. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank customer, either directly or indirectly.

         The Euroclear system was created in 1968 to hold securities for participants of the Euroclear system and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by Morgan Guaranty's Belgium office, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan Guaranty's Belgium office, not Euroclear Clearance System, which establishes policy for the Euroclear system on behalf of Euroclear participants, which include banks, central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Morgan Guaranty's Belgium office is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law govern the securities clearance accounts and cash accounts maintained with Morgan Guaranty's Belgium office, transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Morgan Guaranty's Belgium office, as the operator of Euroclear, acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through those organizations.

         Payments on notes held through Cedelbank or Euroclear will be credited to the cash accounts of customers of or participants in Cedelbank or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences."

         Cedelbank or Morgan Guaranty's Belgium office, as operator of Euroclear, as the case may be, will take any other action permitted to be taken by a noteholder under the related agreement on behalf of a Cedelbank customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

         Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

         DTC management is aware that some computer applications, systems, and the like for processing that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that is has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information of the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

         According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

ISSUANCE OF DEFINITIVE NOTES UPON THE OCCURRENCE OF VARIOUS CIRCUMSTANCES

         The notes of each class will be issued in fully registered, certificated form to noteholders or their nominees, rather than to DTC or its nominee or a successor clearing agency, only if:

         o the trust, the administrator or the servicer advises the indenture trustee in writing that DTC or its successor is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes and the indenture trustee or the administrator is unable to locate a qualified successor;

         o the administrator, at its option, elects to terminate the book-entry system through DTC or its successor; or

         o after the occurrence of an event of default under the indenture or an event of servicing termination under the sale and servicing agreement, the beneficial owners of the notes representing at least 51% of the aggregate outstanding principal amount of the notes advise the indenture trustee and DTC or its successor in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interest of the beneficial owners of the notes.

         Upon the occurrence of any of these events, DTC is required to notify all of its direct participants and the indenture trustee of the availability through DTC of notes in fully registered, certificated form. Upon surrender by DTC of the physical certificates representing the notes and receipt by the indenture trustee of instructions for re-registration, the indenture trustee will reissue the notes in fully registered, certificated form, and thereafter the indenture trustee will recognize the holders of those notes as noteholders.

         Payments of principal of and interest on the notes in fully registered, certificated form will be made by the indenture trustee directly to noteholders in accordance with the procedures set forth in this prospectus and in the indenture. Payments of principal and interest on each payment date will be made to noteholders in whose names the notes in fully registered, certificated form were registered at the close of business on the preceding record date. Those payments will be made by check mailed to the address of that noteholder as it appears on the register maintained by the indenture trustee. The final payment on any note in fully registered, certificated form, however, will be made only upon presentation and surrender of the note in that form at the office or agency specified in the notice of final payment mailed to noteholders.

         Notes in fully registered, certificated form will be transferable and exchangeable at the offices of the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

TERMS OF THE INDENTURE

         Events of Default Under the Indenture. The events of default under the indenture consist of:

         o a default for five days or more in the payment of interest on any note when it becomes due and payable;

         o a default in the payment of principal of, or any installment of principal of, any note when it becomes due and payable including, with respect to each class of notes, on the final payment date of such class;

         o a default in the observance or performance of any material covenant or agreement of the trust made in the indenture other than those dealt with specifically elsewhere as an event of default and the continuation of any such default for a period of 60 days after notice is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the aggregate principal amount of the notes;

         o any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant to the indenture having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after notice is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the aggregate principal amount of the notes; or

         o certain events of bankruptcy, insolvency, receivership or liquidation of the trust. (Indenture, Section 5.1).

         Under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A notes or the Class B notes if a default occurs under the indenture. In these circumstances, the indenture will provide for a successor trustee to be appointed for one or both of the Class A notes and Class B notes, in order that there be separate trustees for each of the Class A notes and the Class B notes.

         If an indenture trustee relating to any class of notes resigns, its resignation will become effective only after a successor indenture trustee for that class of notes is appointed and the successor accepts the appointment.

         Noteholders holding at least a majority of the aggregate principal amount of the notes outstanding may waive any past default or event of default under the indenture prior to the declaration of the acceleration of the maturity of the notes. Notwithstanding that, they may not waive a default in payment of principal of or interest on any of the notes or of any covenant or provision in the indenture which cannot be modified or amended without unanimous consent of the noteholders. (Indenture, Section 5.12). Any waivers could be treated, for federal income tax purposes, as a constructive exchange of the notes by the noteholders for deemed new notes upon which gain or loss would be recognized.

 Remedies Following an Event of Default Under the Indenture. If an event of default under the indenture should occur and be continuing, the indenture trustee or the holders of a majority of the aggregate outstanding principal amount of the notes, voting as a group, may declare the principal of the notes to be immediately due and payable. The declaration may be rescinded by the holders of a majority of the aggregate principal amount of the notes before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if:

         o the trust has deposited with the indenture trustee an amount sufficient to pay (x) all interest on and principal of the notes as if the event of default under the indenture giving rise to the declaration had not occurred and (y) all amounts advanced by the indenture trustee and its costs and expenses; and

         o all events of default under the indenture, other than the nonpayment of principal of the notes that has become due solely by that acceleration, have been cured or waived. (Indenture, Section 5.2).

Any rescission could be treated, for federal income tax purposes, as a constructive exchange of the notes by the noteholders for deemed new notes upon which gain or loss would be recognized.

         If the notes have been declared due and payable following an event of default under the indenture, the indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the trust property, or elect to maintain the trust property and continue to apply proceeds from the trust property as if there had been no declaration of acceleration. The indenture trustee may not, however, sell the trust property following an event of default under the indenture, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on the notes, unless:

         o        100% of the noteholders consent;

         o the proceeds of the sale will be sufficient to pay in full the principal of and the accrued interest on all of the then outstanding notes; or

         o the indenture trustee determines that the trust property would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of holders of 66 2/3% of the aggregate principal amount of the outstanding notes, voting as a group, to the sale.

The indenture trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to whether the trust property will suffice to pay interest on and principal of the notes on an ongoing basis. (Indenture, Sections 5.4 and 5.5).

         If the trust property is sold after an event of default under the indenture has occurred under the circumstances described in the preceding paragraph pursuant to the direction of the indenture trustee or the noteholders, the proceeds of that sale will be distributed:

         o first, to the indenture trustee for amounts due as compensation or indemnity payments under the indenture;

         o second, to the servicer for amounts due in respect of accrued and unpaid servicing fees and unreimbursed advances;

         o third, to the Class A noteholders pro rata for interest which is due and unpaid;

         o fourth, to the Class A noteholders pro rata for principal which is due and unpaid;

         o fifth, to the Class B noteholders for interest which is due and unpaid; and

         o sixth, to the Class B noteholders for principal which is due and unpaid.

         Any remaining amounts will be distributed to the certificateholders for amounts due and unpaid in accordance with the terms of the trust agreement and the sale and servicing agreement. (Indenture, Section 5.4).

         If an event of default occurs under the indenture and is continuing with respect to the notes, the indenture trustee will not be required to exercise any of its rights or powers at the request or direction of any of the noteholders if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. (Indenture, Sections 6.1 and 6.2). The holders of at least a majority of the aggregate principal amount of the outstanding notes, voting as a group, will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee with respect to the notes or exercising any trust power conferred on the indenture trustee.

         A noteholder will not have the right to institute any proceeding with respect to the indenture unless:

         o the noteholder has given written notice to the indenture trustee of a continuing event of default under the indenture;

         o the holders of not less than 25% of the aggregate principal amount of the outstanding notes have made a written request of the indenture trustee to institute a proceeding in its own name as indenture trustee;

         o the noteholder has offered the indenture trustee reasonable indemnity;

         o the indenture trustee has for 60 days failed to institute the requested proceeding; and

         o no direction inconsistent with that written request has been given to the indenture trustee during that 60-day period by the holders of a majority of the aggregate principal amount of the outstanding notes (Indenture, Section 5.6).

         Neither the indenture trustee nor the owner trustee in their respective individual capacities, nor any holder of a certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the notes or for the agreements of the trust and the owner trustee, in its capacity as trustee, contained in the indenture.

 Covenants by the Trust under the Indenture. The trust will not, among other things:

         o sell, transfer, exchange or otherwise dispose of any of the assets of the trust, except as expressly permitted by the indenture, the sale and servicing agreement, the trust agreement or related documents;

         o claim any credit on or make any deduction from the principal or interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust;

         o        dissolve or liquidate in whole or in part;

         o permit the validity or effectiveness of the indenture to be impaired;

         o permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture;

         o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden any assets of the trust, or any interest in those assets or their proceeds;

         o permit the lien of the indenture not to constitute a valid, first priority security interest in the trust property, other than with respect to any such tax, mechanics or other lien; (Indenture, Section 3.8)

         o engage in any activities other than financing, acquiring, owning, pledging and managing the contracts as contemplated by the indenture, the sale and servicing agreement, the trust agreement and other related documents and incidental activities; (Indenture, Section 3.12)

         o incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes, or otherwise in accordance with the indenture, the sale and servicing agreement, the trust agreement and other related documents; (Indenture, Section 3.13)

         o make any payments to certificateholders in respect of their certificates for any calendar month unless the Total Required Payment and any deposits required to be made to the reserve account and the supplemental reserve account have been provided for; or (Indenture, Section 2.8)

         o fail to or fail to cause the servicer to deliver to the indenture trustee on or before each payment date the disbursement and payment instructions as required pursuant to the indenture. (Sale and Servicing Agreement, Section 4.11)

 Replacement of Indenture Trustee. Noteholders holding not less than a majority of the aggregate principal amount of the outstanding notes, may remove the indenture trustee without cause by so notifying the indenture trustee and the trust, and following that removal the trust may appoint a successor indenture trustee. Any successor indenture trustee must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each of Moody's and S&P or otherwise acceptable to each of Moody's and S&P. (Indenture, Sections 6.8 and 6.11)

         The indenture trustee may resign at any time by so notifying the trust and the noteholders. The trust will be required to remove the indenture trustee if the indenture trustee:

         o ceases to be eligible to continue as the indenture trustee;

         o        is adjudged to be bankrupt or insolvent;

         o comes under the charge of a receiver or other public officer; or

         o        otherwise becomes incapable of acting.

         Upon the resignation or required removal of the indenture trustee, the trust will be required promptly to appoint a successor indenture trustee. (Indenture, Section 6.8)

 Duties of Indenture Trustee Under the Indenture.  The indenture trustee:

         o will perform the duties and only the duties as are specifically set forth in the indenture;

         o may in the absence of bad faith, rely on certificates or opinions furnished to the indenture trustee which conform to the requirements of the indenture and on the truth of the statements and the correctness of the opinions expressed in those certificates or opinions; and

         o will examine any of those certificates and opinions which are specifically required to be furnished to the indenture trustee by the indenture to determine whether or not they conform to the requirements of the indenture.

         However, upon the continuance of an event of default under the indenture, the indenture trustee will be required to exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs. (Indenture, Section 6.1).

 Compensation and Indemnity of the Indenture Trustee under the Indenture. The trust will:

         o pay to the indenture trustee from time to time reasonable compensation for its services;

         o reimburse the indenture trustee for all expenses, advances and disbursements reasonably incurred; and

         o indemnify the indenture trustee for, and hold it harmless against, any and all losses, liability or expense, including attorneys' fees, incurred by it in connection with the performance of its duties.

         The indenture trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, although the indenture trustee will not be liable:

         o for any error of judgment made by it in good faith unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts;

         o with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from noteholders in accordance with the terms of the indenture; and

         o for interest on any money received by it except as the indenture trustee and the trust may agree in writing.

         The indenture trustee will not be deemed to have knowledge of any event of default under the indenture unless an officer of the indenture trustee has actual knowledge or has received written notice of the event of default in accordance with the provisions of the indenture. (Indenture, Sections 6.1 and 6.7)

 Indenture Trustee's Access to Noteholder Lists. If notes are issued in fully registered, certificated form and the indenture trustee is not the registrar for the notes, the trust will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

         o as of each record date, within five days after the record date; and

         o as of not more than 10 days before that list is furnished, within 30 days after receipt by the trust of a written request for that list. (Indenture, Section 7.1)

 Annual Compliance Statement to be Provided by Trust to Indenture Trustee. The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture. (Indenture, Section 3.9).

 Requirements for Satisfaction and Discharge of Indenture. The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with several limitations, including receipt of various opinions with respect to tax matters, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes, including interest and any fees due and payable to the owner trustee or the indenture trustee. (Indenture, Section 4.1).

 Requirements for Modification of Indenture. Without the consent of the noteholders, the owner trustee, on behalf of the trust, and the indenture trustee, upon request by the trust, may execute a supplemental indenture for the purpose of, among other things, adding to the covenants of the trust, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision with respect to matters or questions arising under the indenture which will not be inconsistent with other provisions of the indenture; provided that:

         o the action will not, (1) as evidenced by an opinion of counsel materially adversely affect the interests of any noteholder and (2) as confirmed by each of Moody's and S&P rating any class of notes, cause the then-current rating assigned to any class of notes to be withdrawn, reduced or qualified, and

         o an opinion of counsel as to various tax matters is delivered. (Indenture, Section 9.1).

         The owner trustee, on behalf of the trust, and the indenture trustee, upon request by the trust, may also enter into supplemental indentures, with the consent of not less than a majority of the aggregate principal amount of the outstanding notes, voting as a group, and with prior written notice to each of Moody's and S&P, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of noteholders; provided, that:

         o the action will not, (1) as evidenced by an opinion of counsel, materially adversely affect the interests of any noteholder and (2) as confirmed by each of Moody's and S&P, cause the then-current rating assigned to any of the affected class of notes to be withdrawn, reduced or qualified, and

         o an opinion of counsel as to various tax matters is delivered. (Indenture, Section 9.1).

Any opinion of counsel referred to in this paragraph or the preceding one may be rendered by internal counsel to MART or the servicer.

         Without the consent of the holder of each outstanding note affected thereby, however, no supplemental indenture may:

         o change the final payment date for any class of notes or the date on which any installment of principal of or interest on any note is due or reduce the principal amount of any note, the specified interest rate of any note or the redemption price of any note, change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust property to payment of principal of or interest on the notes, or change any place of payment where, or the coin or currency in which, any note or any interest on the notes is payable;

         o impair the right to institute suit for the enforcement of various provisions of the indenture regarding payment;

         o reduce the percentage of the aggregate outstanding principal amount of the notes the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with various provisions of the indenture, or of various defaults under the indenture, and their consequences as provided for in the indenture;

         o modify or alter the provisions of the indenture regarding the voting of notes held by the trust, MART, the servicer or an affiliate of any of them;

         o reduce the percentage of the aggregate outstanding principal amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the trust property if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the notes and the certificates;

         o modify any provision of the indenture specifying a percentage of the aggregate principal amount of the notes necessary to amend the indenture, the sale and servicing agreement, the trust agreement or any other related documents except to increase any percentage specified in the indenture or to provide that various additional provisions of the indenture, the sale and servicing agreement, the trust agreement or any other related documents cannot be modified or waived without the consent of the holder of each outstanding note affected by the modification;

         o modify any provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date or to affect the rights of the holders of notes to the benefit of any provisions for the mandatory prepayment of the notes contained in the indenture; or

         o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the trust property or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of that collateral or deprive the holder of any note of the security afforded by the lien of the indenture. (Indenture, Section 9.2).

         The trust agreement will require the owner trustee to give the certificateholders 30 days' written notice of any proposed supplemental indenture if it materially adversely affects the certificateholders or if any noteholders' consent to the proposed supplemental indenture is required and provides that the owner trustee will not enter into the amendment unless certificateholders holding a majority of the certificate balance including, for this purpose, certificates held by MART or any affiliate of MART, consent in writing. (Trust Agreement, Section 4.1).

          THE SALE AND SERVICING AGREEMENT AND THE TRUST AGREEMENT

         We have summarized below some of the important terms of the sale and servicing agreement and the trust agreement. We will file copies of those agreements with the Securities and Exchange Commission after we issue the notes and the certificates. This summary is not a complete description of all of the provisions of those agreements and is subject to those agreements in their entirety.

SALE AND ASSIGNMENT

         Concurrent with the issuance of the notes, and pursuant to the purchase agreement, MMCA will sell and assign to MART, without recourse, its entire right, title and interest in, to and under the initial receivables to be purchased by the trust on the Closing Date, including its security interests in the related financed vehicles. At the time of issuance of the notes, MART, pursuant to the sale and servicing agreement, will sell and assign to the trust, without recourse, MART's entire interest in the initial receivables, including its security interests in the related financed vehicles. Each of the initial receivables conveyed by MART to the trust will be identified in a schedule attached to the sale and servicing agreement. The initial receivables will be sold and assigned by MMCA to MART and sold and assigned by MART to the trust as of the Cutoff Date. The owner trustee will, concurrently with the sale and assignment of the receivables, execute, authenticate and deliver the certificates. The net proceeds received from the sale of the notes on the Closing Date will be applied to the purchase of the receivables and to the deposits required to be made to the reserve account, the pre-funding account, the negative carry account, the payahead account and the yield supplement account.

         It is anticipated that additional receivables will be conveyed to the trust monthly on dates specified by MART occurring during the Pre-Funding Period. MART will designate as a Cutoff Date the date as of which particular additional receivables are conveyed to the trust. On or before each transfer of additional receivables to the trust during the Pre-Funding Period, MMCA will sell and assign to MART, without recourse, its entire right, title and interest in, to and under the additional receivables to be transferred by MART to the trust on that date, including MMCA's security interests in the related financed vehicles. On each of those dates, subject to the conditions described below, MART will sell and assign to the trust, without recourse, MART's entire interest in the additional receivables sold on that date designated by MART as of the related Cutoff Date.

         Upon the conveyance of receivables to the trust during the Pre-Funding Period:

         (1) the principal balance of the receivables pool will increase in an amount equal to the aggregate principal balance of the receivables as of the related Cutoff Date;

         (2) an amount equal to 0.15% of the aggregate principal balance of the receivables sold on that date will be withdrawn from the pre-funding account and deposited in the reserve account;

         (3) an amount equal to any early payments with respect to Actuarial Receivables which were received before the related Cutoff Date will be withdrawn from the pre-funding account and transferred to the payahead account;

         (4) an amount equal to the projected Yield Supplement Amounts for all future payment dates for the receivables conveyed to the trust on that date will be withdrawn from the pre-funding account and deposited in the yield supplement account unless the yield supplement account has been replaced by an acceptable letter of credit on or before that date; and

         (5) an amount equal to the excess of the aggregate principal balance of the receivables transferred to the trust on that date over the sum of the amounts described in clauses (2), (3) and (4) of this paragraph will be withdrawn from the pre-funding account and paid to MART.

         Any conveyance of receivables during the Pre-Funding Period is subject to the satisfaction, on or before the date of conveyance, of the following conditions precedent, among others:

         o each of the receivables transferred to the trust on that date must satisfy the eligibility criteria specified in the sale and servicing agreement (see "The Receivables Pool-Selection Criteria");

         o MART must not have selected those receivables in a manner that it believes is adverse to the interests of the trust, the noteholders or the certificateholders;

         o the applicable reserve account deposit for that date must have been made;

         o the applicable payahead account deposit for that date must have been made;

         o the applicable yield supplement account deposit for that date must have been made;

         o MART must have executed and delivered to the trust, with a copy to the indenture trustee, a written assignment conveying those receivables to the trust, including a schedule identifying the receivables;

         o MART must have delivered various opinions of counsel to the owner trustee, the indenture trustee, the representative of the underwriters, and each of Moody's and S&P with respect to the transfer of those receivables; and

         o the owner trustee, the indenture trustee and each of Moody's and S&P must have received written notification from MART of the addition of all receivables transferred to the trust on that date.

         In addition, each group of receivables transferred to the trust during the Pre-Funding Period will have the following characteristics:

         o the weighted average remaining maturity of the receivables in that group will not be more than 53 months after the date that the group of receivables was transferred to the trust;

         o the aggregate Balloon Payments of the receivables in that group as a percentage of the aggregate principal balance of the receivables in that group will not be more than 26%;

         o the aggregate principal balance of the limited credit experience receivables in that group as a percentage of the aggregate principal balance of the receivables in that group will be not more than 9%; and

         o the aggregate principal balance of the receivables that allow a deferred first payment in that group as a percentage of the aggregate principal balance of the receivables in that group will be not more than 8%.

         Except for the criteria described in the two preceding paragraphs, there will be no required characteristics of receivables transferred to the trust after the Closing Date. Therefore, following the transfer of receivables to the trust on any date during the Pre-Funding Period, the aggregate characteristics of the entire pool of receivables may vary from those of the receivables transferred to the trust on the Closing Date. See "Risk Factors" and "The Receivables Pool."

         In the purchase agreement, MMCA will represent and warrant to MART, and in the sale and servicing agreement, MART will represent and warrant to the trust, among other things, that:

         o the information provided in the schedule of receivables transferred to the trust on the Closing Date attached to the sale and servicing agreement and each schedule of receivables transferred to the trust on any date during the Pre-Funding Period attached to the related assignment is and will be correct in all material respects;

         o MMCA shall have determined whether or not the obligor on each contract has maintained physical damage insurance, which shall not be force-placed insurance, covering the financed vehicle in accordance with its normal requirements;

         o on any date that receivables are transferred to the trust, the receivables are free and clear of all security interests, liens, charges, and encumbrances and no setoffs, defenses, or counterclaims against it have been asserted or threatened;

         o on any date that receivables are transferred to the trust, each of the receivables is or will be secured by a perfected first priority security interest in the financed vehicle in favor of MMCA; and

         o each receivable, at the time it was originated, complied, and complies or will comply in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

         The noteholders, the trust, the indenture trustee, the certificateholders and the owner trustee will have no recourse against MMCA or MART for breach of any of the foregoing representations and warranties with respect to a receivable other than the right to require MMCA and MART to repurchase the receivable. See "-Mandatory Repurchase of Receivables." The owner trustee, the indenture trustee, the trust and the servicer will covenant in the sale and servicing agreement not to institute or join in the institution of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding against MART for a period of one year and a day after any securities rated by Moody's or S&P were issued by MART or by a trust for which MART was the depositor.

         To assure uniform quality in servicing the contracts and to reduce administrative costs, the trust will appoint the servicer as initial custodian of the contracts. The servicer, in its capacity as custodian, will hold the receivables and all documents and instruments relating to the contracts, either directly or through subservicers, on behalf of the indenture trustee and the trust. The contracts will not be stamped or otherwise marked to reflect the sale and assignment of the receivables to the trust and will not be segregated from other receivables held by the servicer or the subservicers. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by MMCA to MART and by MART to the trust will be filed, and the servicer's accounting records and computer systems will be marked to reflect that sale and assignment. See "The Trust" and "Some Important Legal Aspects of the Receivables."

THE PRE-FUNDING PERIOD

         The trust will pay the purchase price for receivables to be transferred to the trust during the Pre-Funding Period with funds on deposit in the pre-funding account. MART will deposit an amount equal to $202,210,941.29 in the pre-funding account on the Closing Date. MART expects to sell receivables to the trust after the Closing Date with an aggregate principal balance approximately equal to $202,210,941.29. Before being used to purchase receivables or to pay holders of the notes as described under "Terms of the Notes-Mandatory Prepayment," funds on deposit in the pre-funding account will be invested in investments as permitted by the sale and servicing agreement. The net earnings from the investment of funds on deposit in the pre-funding account will be transferred to the collection account on a monthly basis on the business day preceding each payment date.

         The Pre-Funding Period is expected to begin on the Closing Date and to end on March 31, 2000, but will end earlier if:

         o the amount of funds on deposit in the pre-funding account is reduced to less than $100,000 because of purchases of additional receivables;

         o        there is an event of default under the indenture;

         o there is an event of servicing termination under the sale and servicing agreement; or

         o MART or the servicer becomes subject to various insolvency events.

         Any funds remaining on deposit in the pre-funding account at the end of the Pre-Funding Period will be payable to the noteholders as described under "Terms of the Notes-Mandatory Prepayment."

MANDATORY REPURCHASE OF RECEIVABLES

         In the event of a breach or failure to be true of any representation or warranty with respect to the receivables described in "-Sale and Assignment," which breach or failure materially and adversely affects the interest of the trust in a receivable, MART, unless that breach or failure has been cured by the last day of the calendar month which includes the 60th day after the date on which MART becomes aware of, or receives written notice from the owner trustee or the servicer of, the breach or failure, will be required to repurchase the receivable from the trust, and MMCA will be required to repurchase the receivable from MART. The purchase amount will be payable on the payment date immediately following that calendar month. The obligation of MART to repurchase a receivable will not be conditioned on performance by MMCA of its obligation to repurchase a receivable. The repurchase obligation will constitute the sole remedy available to the noteholders, the trust, the indenture trustee, the certificateholders or the owner trustee against MART and MMCA for any uncured breach or failure.

         The purchase amount of a receivable to be purchased on any payment date will equal the sum of (a) the outstanding principal balance of the receivable as of the first day of the preceding calendar month and (b) the accrued and unpaid interest on the principal balance at the annual percentage rate of the receivable from the date a payment was last made on the receivable through the date on which payment was due for that receivable in the preceding calendar month. This calculation will be made after giving effect to the receipt of monies collected on the contract in the preceding calendar month.

SERVICING PROCEDURES

         The servicer will make reasonable efforts to collect all payments due with respect to the receivables in a manner consistent with the sale and servicing agreement and will exercise the degree of skill and care that the servicer exercises with respect to comparable motor vehicle receivables owned and/or serviced by the servicer for itself or others.

         Although it has no current plans to do so, the servicer may enter into subservicing agreements with servicers that are eligible under the sale and servicing agreement for the subservicing of receivables. Any subservicing agreements will contain provisions substantially identical to those contained in the sale and servicing agreement and may contain other provisions that are not inconsistent with the terms of the sale and servicing agreement. The servicer may terminate a subservicing agreement and either service the related receivables directly or enter into a new subservicing agreement for the receivables with another subservicer, provided that any subservicer must be eligible to act as servicer. Notwithstanding any subservicing agreement, the servicer will remain obligated and liable to the trust and the owner trustee for servicing and administering the receivables in accordance with the sale and servicing agreement as if the servicer alone were servicing the receivables. All references in this prospectus to actions required or permitted to be taken, or restrictions on actions to be taken, by the servicer apply equally to actions by a subservicer. References in this prospectus to amounts received by the servicer include amounts received by a subservicer.

         To be eligible to act as a servicer or subservicer under the sale and servicing agreement, a person must, at the time of its appointment as servicer or as a subservicer:

         o        have a net worth of not less than $50,000,000;

         o be servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans;

         o be legally qualified, and have the capacity, to service the receivables;

         o have demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans similar to the receivables in accordance with standards of skill and care that are consistent with prudent industry standards; and

         o be qualified and entitled to use under a license or other written agreement, and agree to maintain the confidentiality of, the software which the servicer or any subservicer uses in connection with performing its duties and responsibilities under the sale and servicing agreement or the related subservicing agreement or obtain the right to use, or develop at its own expense, software which is adequate to perform its duties and responsibilities under the sale and servicing agreement or the related subservicing agreement.

         The servicer will covenant in the sale and servicing agreement that:

         (1) the financed vehicle securing each receivable will not be released from the security interest granted by the receivable in whole or in part, except as contemplated by the sale and servicing agreement;

         (2) the servicer will not and will not permit any subservicer to impair in any material respect the rights of the trust, the indenture trustee, the noteholders, the owner trustee or the certificateholders in the receivables or otherwise amend or alter the terms of a contract if, as a result of that amendment or alteration, the interests of the trust, the noteholders, the indenture trustee, the owner trustee, or the certificateholders under the sale and servicing agreement would be materially adversely affected; and

         (3) the servicer will not increase or decrease the number or amount of scheduled payments or the amount financed under a contract, or extend, rewrite or otherwise modify the payment terms of a contract; provided, however, that the servicer may extend any contract for credit-related reasons that would be acceptable to the servicer with respect to comparable motor vehicle receivables that it services for itself or others in accordance with its customary standards if the cumulative extensions with respect to any contract shall not cause the term of that contract to extend beyond October 1, 2005; provided further, that the extensions, in the aggregate, do not exceed two months for each twelve months of the original term of the contract.

         If the servicer breaches any covenant described in the preceding paragraph that materially and adversely affects a receivable, the servicer will be required to purchase the receivable from the trust. That purchase obligation is the sole remedy against the servicer for any uncured breach, except for the indemnities of the servicer specified in the sale and servicing agreement. The servicer's obligation to purchase a receivable in the case of a breach does not apply if the breach has been cured by the last day of the calendar month which includes the 60th day after the date on which the servicer becomes aware of, or receives written notice of, the breach.

         The sale and servicing agreement will generally require the servicer to charge off a receivable in conformity with its normal practice. It will also generally require the servicer to follow its normal collection practices and procedures that are consistent with the standard of care required by the sale and servicing agreement to realize upon any receivable. Currently, MMCA charges off a receivable at the time that the related financed vehicle has been repossessed and sold, or at the time as MMCA determines that it will not recover the financed vehicle. The servicer may sell the financed vehicle securing the receivable at judicial sale, if any, or take any other action permitted by law. See "Some Important Legal Aspects of the Receivables." The net proceeds of the sale will be deposited in the collection account at the time and in the manner described above.

         The sale and servicing agreement will also require the servicer to make advances, for which the servicer will be reimbursed in the manner described under "Terms of the Notes-Advances by the Servicer of Amounts Payable on the Receivables."

         The sale and servicing agreement will provide that the servicer will defend and indemnify the trust, the indenture trustee, the owner trustee, the noteholders, the certificateholders and MART against any and all costs, expenses, losses, damages, claims, and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the servicer or any of its affiliates of any financed vehicle, or in respect of any negligence, willful misfeasance or bad faith of the servicer in the performance of its duties-other than errors in judgment-or by reason of reckless disregard of its obligations and duties, under the sale and servicing agreement or under any of the documents to which it is a party. The servicer's obligations to indemnify the trust, the indenture trustee, the owner trustee, the noteholders, MART and the certificateholders for the servicer's actions or omissions will survive the removal of the servicer, but will not apply to any action or omission of a successor servicer.

SERVICING COMPENSATION

         The servicer will be entitled to receive a servicing fee for servicing the receivables each calendar month, in an amount equal to the product of one-twelfth of 1.00% and the principal balance of the receivables pool as of the first day of the calendar month. The servicer will also be entitled to receive, as additional servicing compensation, earnings, net of losses and investment expenses, on amounts on deposit in the payahead account, Rule of 78's payments, all disposition fees paid with respect to receivables providing for Balloon Payments, all administrative fees and charges, and all late payment fees paid with respect to the receivables, other than fees paid in connection with extension or deferral of payments on a receivable, which will be deposited in the collection account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid to the servicer on each payment date.

         The servicing fee and the additional servicing compensation will compensate the servicer for performing the functions of a third party servicer of contracts and for administering the receivables on behalf of the noteholders and the certificateholders, including collecting payments, accounting for collections, furnishing monthly and annual statements to the indenture trustee and the owner trustee with respect to distributions, responding to inquiries of obligors, investigating delinquencies, and providing collection and repossession services in cases of obligor default. In addition, the servicing fee and the additional servicing compensation will further compensate the servicer for various taxes, accounting fees, outside auditor fees, data processing costs, and other costs incurred by the servicer under the sale and servicing agreement in connection with administering and servicing the receivables.

EVIDENCE TO BE PROVIDED AS TO SERVICER'S COMPLIANCE WITH ITS SERVICING
OBLIGATIONS

         The sale and servicing agreement will provide that a firm of independent certified public accountants, who may provide audit and other services to the servicer, MART or MMCA, will furnish to the indenture trustee and the owner trustee, on or before March 31 of each year, beginning March 31, 2000, a report of examination as to compliance by the servicer during the 12 months-or shorter period in the case of the first report-ended the preceding December 31 with various standards relating to the servicing of the receivables.

         The sale and servicing agreement will also provide for delivery to the indenture trustee and the owner trustee, on or before March 31 of each year, beginning March 31, 2000, of a certificate signed by an officer of the servicer stating that to the best of that officer's knowledge the servicer has fulfilled its obligations under the sale and servicing agreement throughout the 12 months ended the preceding December 31 or, if there has been a default in the fulfillment of any such obligation, describing each of those defaults.

         Beneficial owners of the notes may obtain copies of those statements and certificates by written request addressed to the indenture trustee.

RESIGNATION BY THE SERVICER

         The sale and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer, except upon a determination that the servicer's performance of its duties is no longer permissible under applicable law. No resignation of the servicer will become effective until the indenture trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the sale and servicing agreement and becomes the administrator under the administration agreement.

CONSEQUENCES OF MERGER, CONVERSION, CONSOLIDATION OR SIMILAR ACTIONS
BY SERVICER

         Any legal successor to the servicer, whether by merger, consolidation or purchase and assumption of all or substantially all of the business of the servicer, will become the servicer under the sale and servicing agreement, provided that any such successor must be eligible to be servicer under the sale and servicing agreement.

LIMITS ON SERVICER'S LIABILITY

         The sale and servicing agreement will provide that the servicer will be liable only to the extent of the obligations specifically undertaken by it under the sale and servicing agreement and will have no other obligations or liabilities under the sale and servicing agreement.

LIMITS ON SERVICER'S OBLIGATIONS IN CONNECTION WITH LEGAL ACTIONS

         The sale and servicing agreement will also provide that the servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, at its expense undertake any reasonable action that it may deem necessary or desirable in respect of the interests of the noteholders and the certificateholders under the sale and servicing agreement.

EVENTS OF SERVICING TERMINATION

         The following events will constitute events of servicing termination under the sale and servicing agreement:

         o any failure by the servicer to deliver to the owner trustee or the indenture trustee the monthly certificate detailing the collections and distributions for any calendar month, which failure continues beyond the earlier of three business days from the date the servicer's certificate was due to be delivered and the related payment date;

         o any failure by the servicer to deliver to the collection account or any other account, any required payment or deposit under the sale and servicing agreement, which failure continues unremedied for five business days, or, in the case of a payment or deposit to be made no later than a payment date, the failure to make the payment or deposit by the payment date;

         o any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in the notes, the certificates or the sale and servicing agreement, which failure materially and adversely affects the rights of noteholders or certificateholders and which continues unremedied for 30 days after written notice of the failure is given to the servicer by the indenture trustee or the owner trustee, or to MART, the servicer, the owner trustee and the indenture trustee by the holders of notes or certificates, as applicable, evidencing not less than 25% in aggregate principal amount of the outstanding notes;

         o various events of bankruptcy, receivership, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to MART or the servicer and various actions by MART or the servicer indicating its insolvency or reorganization pursuant to bankruptcy, receivership, conservatorship, insolvency, or similar proceedings; and

         o failure of the servicer to be eligible to act as servicer under the sale and servicing agreement.

         If one of the events of servicing termination occurs and is not remedied, either the indenture trustee or the holders of notes evidencing not less than 51% of the aggregate principal amount of the outstanding notes will have the right to remove the servicer. If the servicer is removed, either the indenture trustee will act as successor servicer or the indenture trustee will appoint a successor servicer.

         The holders of notes evidencing not less than 51% of the aggregate principal amount of the outstanding notes or the holders of certificates evidencing not less than 51% of the certificate balance, in the case of any default which does not adversely affect the indenture trustee or the noteholders may, on behalf of all noteholders and certificateholders, as applicable, waive any event of servicing termination under the sale and servicing agreement except an event resulting from the failure to make any required deposit to or payment from any account. For purposes of the foregoing, any notes or certificates owned by MART, the servicer, or any affiliate will not be considered to be outstanding.

         The indenture trustee will have no obligation to notify noteholders of any event which, with lapse of time to cure, would become an event of servicing termination under the sale and servicing agreement, until after the expiration of any applicable cure period, subject to the obligation of the indenture trustee to deliver to each noteholder a copy of any certificate received by the indenture trustee from the servicer under the sale and servicing agreement notifying the indenture trustee of any event which constitutes or, with the giving of notice or lapse of time or both, would become, an event of servicing termination under the sale and servicing agreement. See "-Rights of Indenture Trustee and Noteholders Upon an Event of Servicing Termination Under the Sale and Servicing Agreement."

RIGHTS OF INDENTURE TRUSTEE AND NOTEHOLDERS UPON AN EVENT OF SERVICING TERMINATION UNDER THE SALE AND SERVICING AGREEMENT

         As long as an event of servicing termination under the sale and servicing agreement remains unremedied, the indenture trustee or the holders of notes evidencing not less than a majority of the aggregate principal amount of the outstanding notes may terminate the servicer's rights and obligations under the sale and servicing agreement. Thereafter, the indenture trustee or a servicer meeting the requisite eligibility standards, which may be an affiliate of the indenture trustee, appointed by the indenture trustee will succeed to all the responsibilities, duties, and liabilities of the original servicer. The successor servicer will then be entitled to the compensation payable to the servicer. If the indenture trustee is unwilling or legally unable so to act, the indenture trustee may appoint, or petition a court of competent jurisdiction to appoint, a person eligible to act as servicer as successor to the outgoing servicer under the sale and servicing agreement. In no event may the servicing compensation to be paid to that successor be greater than the servicing compensation payable to the servicer under the sale and servicing agreement. In the event of the bankruptcy of the servicer, the bankruptcy trustee or the servicer, as debtor in possession, may have the power to prevent a termination of the servicer's rights and obligations under the sale and servicing agreement.

REQUIREMENTS FOR AMENDMENTS OF THE SALE AND SERVICING AGREEMENT AND THE TRUST AGREEMENT

         Both the sale and servicing agreement and the trust agreement may be amended by the parties without the consent of the noteholders or the certificateholders, to cure any ambiguity, to correct or supplement any provision of either agreement which may be inconsistent with any other provision of that agreement, and to add, change or eliminate any other provisions of either agreement which are not inconsistent with the provisions of that agreement; provided that the action will not, as evidenced by an opinion of counsel-which may be given by internal counsel to MART or the servicer-to the indenture trustee and the owner trustee, materially and adversely affect the interest of any noteholder or certificateholder or, with respect to the trust agreement, have adverse tax consequences.

         The sale and servicing agreement may be amended by the parties for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the sale and servicing agreement or for the purpose of modifying the rights of noteholders or certificateholders, with the consent of the indenture trustee, the holders of notes evidencing not less than 51% of the aggregate principal amount of then outstanding notes, voting as a group, and the holders of certificates evidencing not less than 51% of the certificate balance.

         The trust agreement may be amended by the parties for the purpose of adding any provisions to or changing in any manner, or eliminating any of the provisions of the trust agreement, or for the purpose of modifying the rights of noteholders or certificateholders, with the consent of the indenture trustee, MART, the holders of notes evidencing not less than a majority of the aggregate principal amount of the then outstanding notes, voting as a group, and the holders of certificates evidencing not less than a majority of the certificate balance.

         However, no amendment of either agreement may:

         o increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on receivables or distributions that are required to be made on any note or certificate, or change any interest rate of any note, the Specified Reserve Balance or the Maximum Supplemental Reserve Amount, without the consent of all adversely affected noteholders or certificateholders;

         o reduce the aforesaid percentage of the notes and the certificates which is required to consent to any amendment, without the consent of all noteholders or certificateholders affected by the amendment; or

         o with respect to any amendment to the sale and servicing agreement or the trust agreement, adversely affect the ratings of any class of notes by Moody's and S&P without the consent of holders of notes evidencing not less than 66 2/3% of the aggregate principal amount of the then outstanding notes of that class.

         Additionally, with respect to an amendment of the trust agreement, an opinion of counsel to the effect that the amendment will not have specified adverse tax consequences will be furnished to the indenture trustee and the owner trustee. See "Terms of the Notes-Book Entry
Registration."

REQUIREMENTS FOR TERMINATION OF THE TRUST

         The trust will terminate and be of no further force and effect upon the earlier of:

         o payment to noteholders and certificateholders of all amounts required to be paid to them pursuant to the indenture, the trust agreement and the sale and servicing agreement; and

         o the payment date following the month which is one year after the maturity or other liquidation of the last receivable and the disposition of any amounts received upon liquidation of any property remaining in the trust in accordance with the terms and priorities set forth in the indenture, the trust agreement and the sale and servicing agreement.

         In order to avoid excessive administrative expense, the servicer will be permitted, at its option, if the principal balance of the receivables pool as of the close of business on the last day of a calendar month has declined to 10% or less of the Initial Pool Balance, to purchase from the trust, on any payment date occurring in a subsequent calendar month, all remaining receivables in the trust at a purchase price equal to the outstanding principal amount of the notes and the certificates, in each case plus accrued and unpaid interest thereon. The exercise of this right will effect early retirement of the notes and the certificates.


ACTIONS TO BE TAKEN BY INDENTURE TRUSTEE UPON TERMINATION OF THE TRUST

         The indenture trustee will give written notice of termination of the trust to each noteholder of record. The final distribution to any noteholder will be made only upon surrender and cancellation of that holder's note, whether a note in fully registered, certificated form or one or more physical notes representing the notes, at the office or agency of the indenture trustee specified in the notice of termination. Any funds remaining in the trust, after the indenture trustee has taken various measures to locate a noteholder and the measures have failed, will be distributed to MART or as otherwise provided in the sale and servicing agreement and the trust agreement.

THE ADMINISTRATION AGREEMENT

         MMCA, in its capacity as administrator, will enter into an administration agreement with the trust and the indenture trustee. Under the administration agreement, the administrator will agree to provide the notices and to perform other administrative obligations required by the indenture. As compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its expenses relating to the administration agreement, the administrator will be entitled to a monthly administration fee to be paid by the servicer.

              SOME IMPORTANT LEGAL ASPECTS OF THE RECEIVABLES


BANKRUPTCY CONSIDERATIONS

         MMCA and MART intend that each transfer of receivables by MMCA to MART be structured such that the receivables and the related proceeds would not be part of MMCA's bankruptcy estate under Section 541 of the United States Bankruptcy Code should MMCA become the subject of a bankruptcy case after the transfers of the receivables to MART. This is known as a "true sale." Legal counsel has advised MART that if MMCA were to become the subject of a voluntary or involuntary case under the United States Bankruptcy Code, the receivables and their proceeds would not be part of MMCA's bankruptcy estate under Section 541 of the United States Bankruptcy Code.

         In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If MMCA ever becomes subject to a bankruptcy proceeding and the court follows the Octagon court's reasoning, you could experience losses or delays in payments on your notes. Counsel to MART has advised MART that the reasoning of the Octagon case appears to be inconsistent with other precedent. In addition, the Permanent Editorial Board of the Uniform Commercial Code has issued PEB Commentary No. 14, which characterizes the Octagon court's interpretation of Article 9 of the Uniform Commercial Code as erroneous. That commentary states that nothing in Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper.

TRUST'S RIGHTS IN THE RECEIVABLES

         The receivables are "chattel paper" as defined in the Uniform Commercial Code. Under the Uniform Commercial Code, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. Following transfers of the receivables, MMCA and MART will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of MART and the trust, as the case may be, in the receivables.

         Under the sale and servicing agreement, the servicer will hold the receivables, either directly or through subservicers, as custodian for the indenture trustee and the trust following the sale and assignment of the receivables to the trust on any date. MART will take the action as is required to perfect the rights of the indenture trustee and the trust in the receivables. The receivables will not be stamped, or otherwise marked, to indicate that they have been sold to the trust. If, through inadvertence or otherwise, another party purchases or takes a security interest in the receivables for new value in the ordinary course of business and takes possession of the receivables without actual knowledge of the trust's interest, the purchaser or secured party will acquire an interest in the receivables superior to the interest of the trust.

         The servicer will be obligated to take those actions which are necessary to protect and perfect the trust's interest in the receivables and their proceeds.

SECURITY INTERESTS IN VEHICLES

         In all states in which the receivables have been originated, retail installment sale contracts evidence the credit sale of automobiles and light-duty trucks by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the financed vehicles under the Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title, including California and Texas, the states in which the largest number of obligors are located.

         MMCA will assign its security interests in the financed vehicles securing the related receivables to MART and MART will subsequently assign its security interests in the financed vehicles to the trust. However, because of the administrative burden and expense, the servicer, MART and the trust will not amend any certificate of title to identify the trust as the new secured party on the certificates of title relating to the financed vehicles. Also, the servicer will continue to hold any certificates of title relating to the financed vehicles in its possession as custodian for the trust.

         In most states, assignments together with a perfected security interest in the chattel paper are an effective conveyance of a security interest in the vehicles subject to the chattel paper without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state or local agencies, the notation of MMCA's lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which MMCA failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. Such a failure would constitute a breach of MMCA's warranties under the purchase agreement and of MART's warranties under the sale and servicing agreement and would create an obligation of MMCA and of MART to purchase the related receivable if such breach materially adversely affects the interest of the trust in the receivable. By not identifying the trust as the secured party on the certificate of title, the trust's interest in the chattel paper may not have the benefit of the security interest in the financed vehicle in all states or such security interest could be defeated through fraud or negligence. MART will assign its rights under the purchase agreement to the trust. If the trust does not have a perfected security interest in a financed vehicle, its ability to realize on such financed vehicle in the event of a default may be adversely affected.

         Under the laws of most states, a perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states, including California, generally require surrender of a certificate of title to re- register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, MMCA takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, MMCA must either surrender possession of the certificate of title or it will receive notice as a result of its lien noted on the certificate of title and, as such, will have an opportunity to require satisfaction of the receivable before release of the lien. The servicer will be obligated to take appropriate steps, at the servicer's expense, to maintain perfection of security interests in the financed vehicles.

         Under the laws of most states, including California and Texas, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. Federal law and the laws of some states permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. With respect to each trust, MMCA will represent to MART and MART will represent to the trust that the trust's security interest in each financed vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) and security interests in, the financed vehicle. However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise or occur at any time during the term of a receivable. No notice will be given to the trustee, certificateholders, and the indenture trustee or noteholders in the event such a lien arises or confiscation occurs. Neither MART nor the servicer will have any obligation to repurchase a receivable as to which any of the aforementioned occurrences result in the trust losing the priority of its security interest or its security interest in such financed vehicle after the date a receivable is sold to the trust.

REPOSSESSION

         In the event of default by a purchaser of a financed vehicle, the holder of the retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Under the Uniform Commercial Code, remedies of a secured party include the right to repossession by self-help, unless repossession would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is the method employed by MMCA in the majority of instances in which a default occurs and is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

         In the event of default by an obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

         The Uniform Commercial Code and other state laws require the secured party to provide a defaulting obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for the sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

         The proceeds of resale of a repossessed vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the related receivable. While some states impose prohibitions or limitations on deficiency judgments, if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against a defaulting obligor, who can be expected to have very limited capital or income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all. MMCA generally seeks to recover any deficiency existing after repossession and sale of a financed vehicle.

OBLIGOR'S RIGHT TO EXCESS PROCEEDS UPON SALE OF A FINANCED VEHICLE

         Occasionally, after resale of a financed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the lender to remit the surplus to any holder of any lien with respect to the vehicle sold or if no such lienholder exists or there are remaining funds, the Uniform Commercial Code requires the lender to remit the surplus to the former obligor.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. Such requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the receivables.

         The so-called holder-in-due-course rule of the Federal Trade Commission, also known as the FTC rule, the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common law in some states, has the effect of subjecting a seller, and certain related lenders and their assignees, in a consumer credit transaction and any assignee of the seller to all claims and defenses which the buyer in a transaction could assert against the seller of the goods. Liability under the FTC rule is limited to the amounts paid by the buyer, and may result in the inability of the holder of the contract to collect all or a portion of the balance remaining due from the buyer under that contract. Most of the receivables will be subject to the requirements of the FTC rule. Accordingly, the trust, as holder of the related receivables, will be subject to any claims or defenses that a purchaser of a financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

         Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting one of these claims or defenses, it would constitute a breach of MMCA's and MART's representations and warranties under the purchase agreement and the sale and servicing agreement and would create an obligation of MMCA and MART to repurchase the receivable unless the breach is cured. See "The Sale and Servicing Agreement and the Trust Agreement-Sale and Assignment."

         Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

         MMCA and MART will warrant that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and such claim materially and adversely affects the trust's interest in a receivable, the violation would constitute a breach of warranty and would create an obligation of MMCA and MART to repurchase the affected receivable unless the breach is cured. See "The Sale and Servicing Agreement and the Trust Agreement-Mandatory Repurchase of Receivables."

OTHER LIMITATIONS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the United States Bankruptcy Code and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the lender as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


                      FEDERAL INCOME TAX CONSEQUENCES

         Set forth below is a summary of some of the United States federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion is based upon current provisions of the tax code, existing and proposed Treasury regulations under the tax code, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below.

         This summary does not purport to deal with all aspects of federal income taxation that may be relevant to beneficial owners of notes in light of their personal investment circumstances nor, except for some limited discussions of particular topics, to some types of beneficial owners of notes subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to beneficial owners who hold the notes as "capital assets" within the meaning of Section 1221 of the tax code.

TAX TREATMENT OF THE NOTES AND THE TRUST UNDER FEDERAL INCOME TAX LAW



 Tax Status of the Notes and the Trust. On the Closing Date, Skadden, Arps, Slate, Meagher & Flom LLP will render its opinion that for federal income tax purposes under existing law, subject to customary assumptions and qualifications:

         o        the notes will be treated as debt; and

         o the trust will not be classified as an association or a publicly traded partnership taxable as a corporation.

MART, the owner trustee and the indenture trustee have agreed, and the noteholders will agree by their purchase of notes, to treat the notes for federal, state and local income and franchise tax purposes as indebtedness of the trust.

 Stated Interest. Stated interest on the notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a beneficial owner's method of tax accounting.

 Original Issue Discount. A note will be treated as issued with original issue discount or "OID" if the excess of the note's "stated redemption price at maturity" over the issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity based on the anticipated weighted average life of a note.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a note and its issue price. A holder of a note must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a note will be considered to be zero if it is less than a de minimis amount determined as described above.

         The issue price of a note will generally be the initial offering price at which a substantial amount of the notes are sold. The trust intends to treat the issue price as including, in addition, the amount paid by the noteholder for accrued interest that relates to a period prior to the Closing Date. The stated redemption price at maturity generally will equal the principal amount of the Note.

         The holder of a note issued with OID must include in gross income for each taxable year the OID accrued for each day during its taxable year on which it holds the note. The daily portions are determined by calculating the OID for the accrual period and then allocating to each day a pro rata portion of the OID that accrued during the accrual period. The trust intends to report OID on the basis of an accrual period that corresponds to the interval between payment dates.

         OID on the notes will be computed by taking into account the anticipated rate of prepayments assumed in pricing the notes, which will be 1.30% ABS. The amount of OID that will accrue during an accrual period will equal:

         o the present value of all payments remaining to be made on the note as of the close of the accrual period, plus the payments during the accrual period of amounts included in the stated redemption price of the note, minus

         o the "adjusted issue price" of the note at the beginning of the accrual period.

         The adjusted issue price of a note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors:

         o the original yield to maturity of the note, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

         o events which have occurred before the end of the accrual period and

         o the assumption that the remaining payments will be made in accordance with the original assumption.

         The effect of this method is to increase the rate at which a noteholder includes OID in income to take into account prepayments on the receivables at a rate that exceeds the anticipated rate of prepayments, and to decrease (but not below zero) for any period the rate at which a noteholder includes OID in income to take into account prepayments with respect to the receivables at a rate that is slower than the anticipated rate of prepayments. Although OID will be reported to noteholders based on the anticipated rate of prepayments, no representation is made to noteholders that receivables will be prepaid at that rate or at any other rate.

         A holder of a note that acquires the note for an amount that exceeds its stated redemption price will not include any OID in gross income. A holder of a note which acquires the notes for an amount that is less than its stated redemption price will be required to include OID in gross income, but a subsequent holder who purchases a note for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a note's issue price, to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, the numerator of which is:

         o the purchaser's adjusted basis in the note immediately after purchase thereof minus

         o the adjusted issue price of the note; and the denominator of which is:

         o all amounts remaining to be paid on the note after the purchase date, other than qualified stated interest, minus

         o        the adjusted issue price of the note.

 Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a note may elect to include all income that accrues on the note using the constant yield method. If a noteholder makes this election, income on a note will be calculated as though:

         o the issue price of the note were equal to the noteholder's adjusted basis in the note immediately after its acquisition by the noteholder;

         o the note were issued on the noteholder's acquisition date; and

         o none of the interest payments on the note were "qualified stated interest."

A noteholder may make this election for a note that has premium or market discount, respectively, only if the noteholder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See "-Market Discount" and "-Amortizable Bond Premium."

 Market Discount. The notes, whether or not issued with OID, will be subject to the market discount rules of the tax code. In general, these rules provide that if the beneficial owner purchases a note at a discount (if the discount exceeds a de minimis amount specified in the tax code) from its stated redemption price at maturity or, if the notes were issued with OID, its adjusted issue price, and thereafter (1) recognizes gain upon a disposition, or (2) receives payments of principal, the lesser of (x) the gain or principal payment or (y) the accrued market discount will be taxed as ordinary interest income and not as capital gain. Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction equal to:

         o the number of days the beneficial owner held the note, divided by

         o the number of days from the date the beneficial owner acquired the note until its maturity date.

The beneficial owner may elect, however, to determine accrued market discount under the constant yield method.

         Limitations imposed by the tax code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with market discount. A beneficial owner of a note may elect to include market discount in gross income as it accrues and, if it makes this election, is exempt from this rule. This election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which the election applies. The adjusted basis of a note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition.

 Amortizable Bond Premium. In general, if a beneficial owner of a note purchases a note at a premium-that is, an amount in excess of the amount payable upon the maturity of that note-that beneficial owner will be considered to have purchased the note with "amortizable bond premium" equal to the amount of the excess. The beneficial owner of a note may elect to amortize bond premium as an offset to interest income, and not as a separate deduction item, as it accrues under a constant yield method over the remaining term of the note. That beneficial owner's tax basis in the note will be reduced by the amount of the amortized bond premium. Any election will apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by that beneficial owner at the beginning of the first taxable year for which the election applies or later acquired, and cannot be revoked without the consent of the IRS. Bond premium on a note held by a beneficial owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

 Disposition of Notes. A beneficial owner of a note's adjusted tax basis will be its cost, increased by the amount of any OID, market discount and gain previously included in income with respect to the note, and reduced by the amount of any payment on the note that is not qualified stated interest and the amount of bond premium previously amortized with respect to the note. A beneficial owner will generally recognize gain or loss on the sale or retirement of a note equal to the difference between the amount realized on the sale or retirement and the tax basis of the note. The gain or loss will be capital gain or loss-except to the extent attributable to OID not previously accrued, accrued but unpaid interest, or as described above under "-Market Discount"-and will be long-term capital gain or loss if the note was held for more than one year. In addition, if the prepayable obligation rules apply, any OID that has not accrued at the time of the payment in full of a note will be treated as ordinary income.

FEDERAL TAX CONSEQUENCES OF WAIVERS OF EVENTS OF DEFAULT AND AMENDMENTS OF NOTES BY NOTEHOLDERS

         The indenture permits the noteholders to waive an event of default under the indenture or rescind an acceleration of the notes in some circumstances upon a vote of the requisite percentage of noteholders. Any waiver or rescission under the indenture, or any amendment of the terms of the notes, could be treated for federal income tax purposes as a constructive exchange by a noteholder of the notes for new notes, upon which gain or loss would be recognized.

INFORMATION REPORTING AND BACKUP WITHHOLDING OF TAXES BY INDENTURE TRUSTEE

         The indenture trustee will be required to report annually to the IRS, and to each beneficial owner of a note, the amount of interest paid on the notes and the amount withheld for federal income taxes for each calendar year, except as to exempt recipients which are generally corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each beneficial owner of note, other than beneficial owners who are not subject to the reporting requirements will be required to provide, under penalties of perjury, a certificate containing the beneficial owner's name, address, correct federal taxpayer identification number-which includes a social security number-and a statement that the beneficial owner is not subject to backup withholding. Should a non-exempt beneficial owner fail to provide the required certification or should the IRS notify the indenture trustee or the trust that the beneficial owner has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee will be required to withhold, or cause to be withheld, 31% of the interest otherwise payable to the beneficial owner, and remit the withheld amounts to the IRS as a credit against the beneficial owner's federal income tax liability.

TAX CONSEQUENCES TO FOREIGN INVESTORS

         The following information describes the U.S. federal income tax treatment of investors that are not U.S. persons, which are any persons other than:

         o        citizens or residents of the United States;

         o corporations, partnerships or other entities treated as corporations or partnerships for United States federal income tax purposes organized in or under the laws of the United States, any state or the District of Columbia, unless, in the case of a partnership or entity treated as a partnership, Treasury regulations provide otherwise;

         o estates the income of which is includible in gross income for U.S. federal income tax purposes, regardless of source; or

         o trusts if a U.S. court is able to exercise primary supervision over the administration of the trusts and one or more U.S. persons has authority to control all substantial decisions of the trust.

         Interest paid or accrued to a non-U.S. person that is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. person will generally be considered
"portfolio interest" and generally will not be subject to U.S. federal income tax and withholding tax, as long as the non-U.S. person:

         o is not actually or constructively a "10 percent shareholder" of the trust or a "controlled foreign corporation" with respect to which the trust is a "related person" within the meaning of the tax code, and

         o provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of a note is a non-U.S. person and providing that non-U.S. person's name and address.

         If the information provided in this statement changes, the non-U.S. person must so inform the indenture trustee within 30 days of the change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If the interest were not portfolio interest, then it would be subject to U.S. federal income and withholding tax at a rate of 30 percent unless reduced or eliminated under an applicable income tax treaty.

         Any capital gain realized on the sale or other taxable disposition of a note by a non-U.S. person will be exempt from U.S. federal income and withholding tax, provided that:

         o the gain is not effectively connected with the conduct of a trade or business in the United States by the non- U.S. person, and

         o in the case of an individual non-U.S. person, the non-U.S. person is not present in the United States for 183 days or more in the taxable year and several other requirements are met.

         If the interest, gain or income on a note held by a non-U.S. person is effectively connected with the conduct of a trade or business in the United States by the non-U.S. person, the beneficial owner of a note, although exempt from the withholding tax previously discussed if a duly executed Form 4224 is furnished, generally will be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the non-U.S. person is a foreign corporation, it may be subject to a branch profits tax under the tax code equal to 30 percent of its "effectively connected earnings and profits" for the taxable year, as adjusted for specified items, unless it qualified for a lower rate under an applicable tax treaty.

         Recent Treasury regulations could affect the procedures to be followed by a non-U.S. person in complying with the United States federal withholding, backup withholding, and information reporting rules. The regulations will generally be effective for payments made after December 31, 2000. Prospective investors are advised to consult their own tax advisors regarding the effect, if any, of the regulations on the purchase, ownership and disposition of the notes.

                           STATE TAX CONSEQUENCES

         Set forth below is a summary of some of the state income tax consequences of the purchase, ownership and disposition of the notes. Because of the variation in each state's income tax laws, it is impossible to predict tax consequences to noteholders in all states. Noteholders are urged to consult their tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of the notes.

         The trust has been organized as a Delaware business trust, and MART and the servicer are headquartered in the State of California. In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, assuming that the notes are treated as debt for federal income tax purposes:

         o the notes will be treated as debt for Delaware and California income and franchise tax purposes,

         o the trust will not be subject to Delaware or California income or franchise taxes at the entity level, and

         o noteholders not otherwise subject to taxation in California or Delaware, respectively, would not become subject to taxation in California or Delaware, respectively, solely because of a noteholder's ownership of a note.

         THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF ACQUIRING, HOLDING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                            ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended, and the tax code impose restrictions on:

         o employee benefit plans (as defined in Section 3(3) of ERISA);

         o plans described in Section 4975(e)(1) of the tax code, including individual retirement accounts or Keogh Plans;

         o any entities whose underlying assets include plan assets by reason of a plan's investment in those entities; and

         o persons who have specified relationships to one of the benefit plans described in the preceding clauses, who are called "Parties-in-Interest" under ERISA and
                  "Disqualified Persons" under the tax code.

         In addition, the general account of an insurance company may be deemed to include assets of employee benefit plans investing in its general account and the insurance company might be treated as a Party-in-Interest with respect to an employee benefit plan by virtue of that type of investment. ERISA also imposes duties on persons who are fiduciaries of employee benefit plans subject to ERISA.

         ERISA and the tax code prohibit some transactions between a employee benefit plan and Parties-in-Interest or Disqualified Persons with respect to that employee benefit plan. A violation of these prohibited transaction rules may give rise to the imposition of an excise tax under the tax code or the imposition of a civil penalty under ERISA on all parties to the transaction, other than the employee benefit plan but including the person who caused the employee benefit plan to engage in the transaction, and may give rise to the obligation to correct the prohibited transaction, unless a statutory, regulatory or administrative exemption is available.

SPECIAL ERISA CONSIDERATIONS FOR EMPLOYEE BENEFIT PLANS

         If assets of the trust were deemed to be assets of an employee benefit plan for purposes of ERISA and the tax code, some transactions involving the trust might be deemed to constitute prohibited transactions. Under a regulation issued by the United States Department of Labor relating to assets of employee benefit plans, the assets of the trust would be treated as plan assets of an employee benefit plan that invested in the trust for purposes of ERISA and the tax code if the employee benefit plan acquires an "Equity Interest" in the trust and none of the exceptions contained in the regulation is applicable.

         Under this regulation, a security is treated as Equity Interest only if it is not treated as a debt security under applicable local law or it has substantial equity features. Although there is very little direct guidance from the Department of Labor on this point, because the notes (1) are expected to be treated as indebtedness under local law and will, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, be treated as debt, rather than equity, for federal tax purposes (see "Federal Income Tax Consequences"), and (2) should not be deemed to have any "substantial equity features," the notes should not be treated as an Equity Interest for purposes of the plan assets regulation. This conclusion is based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

         Whether or not the notes are treated as an Equity Interest, if an employee benefit plan acquires the notes, a prohibited transaction could arise if the trust, the owner trustee, the indenture trustee, any holder of the certificates or any of their respective affiliates, is or becomes a Party in Interest or a Disqualified Person with respect to that employee benefit plan. These prohibited transactions may, however, be eligible for an exemption from the liabilities that would otherwise be applicable under ERISA and the tax code. The availability of one or more of these exemptions will generally depend on the type of employee benefit plan fiduciary making the decision to acquire a note. Included among these exemptions are:

         o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

         o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

         o Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers;"

         o Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts; and

         o Prohibited Transaction Class Exemption 96-23, regarding investments effected by "in-house asset managers."

         A violation of the prohibited transaction rules may result in the imposition of an excise tax and other liabilities under ERISA and the tax code unless one or more statutory, regulatory or administrative exemptions is available. Each benefit plan and each government plan subject to a federal, state or local law substantially similar to ERISA, by its acceptance of a note, will be deemed to represent that an exemption applies to its acquisition, holding and disposition of the note.

SPECIAL ERISA CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

         Investors should note that special rules are applicable to the assets of insurance company general accounts under ERISA and Section 4975 of the tax code. The Department of Labor is required to issue final regulations with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the tax code. These rules also provide that, until the date that is 18 months after the regulations become final, no person will be subject to liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the tax code on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any plan. This exception does not apply to actions intended to avoid the application of the regulation or to actions brought by the Secretary of Labor relating to specified breaches of fiduciary duties that also constitute breaches of state or federal criminal law. The plan asset status of insurance company separate accounts is unaffected by these new rules and separate account assets continue to be treated as the assets of any plan invested in the separate account. Insurance companies should consult with their counsel regarding the potential impact of these new rules on their purchase of notes.

         As of the date of this prospectus, the Department of Labor has issued only proposed regulations. If the regulations are adopted substantially in the form in which proposed, the regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" of plans holding policies issued after December 31, 1998. The proposed regulations should not, however, adversely affect the applicability of Prohibited Transaction Class Exemption 95-60 to purchases of notes.

GENERAL INVESTMENT CONSIDERATIONS FOR EMPLOYEE BENEFIT PLANS

         Prior to making an investment in the notes, prospective benefit plan investors should consult with their legal advisors concerning the impact of ERISA and the tax code and the potential consequences of that investment with respect to their specific circumstances. In this regard, each employee benefit plan fiduciary should take into account, among other considerations:

         o whether the fiduciary has the authority to make the investment;

         o the composition of the benefit plan's portfolio with respect to diversification by type of asset;

         o        the benefit plan's funding objectives;

         o        the tax effects of the investment; and

         o whether under the general fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the benefit plan, taking into account the overall investment policy of the benefit plan and the composition of the benefit plan's investment portfolio.


                                UNDERWRITING

         Subject to the terms and conditions set forth in an underwriting agreement, MART has agreed to sell to each of the underwriters named below in this paragraph, and each of the underwriters, for whom Credit Suisse First Boston Corporation is acting as representative, has severally agreed to purchase from MART, the principal amount of the notes set forth opposite its name below:


                                                   Principal              Principal             Principal            Principal
                                                     Amount                Amount                 Amount               Amount
                                                  of Class A-1          of Class A-2           of Class A-3          of Class B
UNDERWRITERS                                         Notes                  Notes                 Notes                Notes
------------                                         -----                  -----                 -----                -----
Credit Suisse First Boston Corporation......     $108,668,000           $70,000,000            $47,334,000        $62,000,000
J. P. Morgan Securities Inc.................      108,666,000            70,000,000             47,333,000                  0
Salomon Smith Barney Inc....................      108,666,000            70,000,000             47,333,000                  0
                                                 ------------           -----------            -----------        -----------
Total.......................................     $326,000,000          $210,000,000           $142,000,000        $62,000,000
                                                 ============          ============           ============        ===========





         In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the notes offered hereby if any of the notes are purchased. In the event of a default under the underwriting agreement by any underwriter, the underwriting agreement provides that, in some circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

         The underwriting discounts and commissions of the underwriters, the selling concessions that the underwriters may allow to some dealers and the discounts that some dealers may reallow to some other dealers, each expressed as a percentage of the principal amount of the Class A-1 notes, the Class A-2 notes, the Class A-3 notes and the Class B notes, will be as follows:


                                                    Underwriting
                                                   Discounts and           Net Proceeds            Selling
                                                    Commissions            to the Seller         Concessions        Reallowance
                                                    -----------            -------------         -----------        -----------
Class A-1 notes................................          0.125%                99.765625%            0.075%             0.050%
Class A-2 notes................................          0.250%                99.718750%            0.150%             0.100%
Class A-3 notes................................          0.300%                99.684375%            0.180%             0.125%
Class B notes..................................          0.350%                99.618750%            0.210%             0.125%
   Total for all of the notes..................   $1,575,500.00           $737,960,750.00
                                                  =============           =================



The Bank of Tokyo-Mitsubishi, Ltd., an affiliate of the indenture trustee, is participating in the offering of the notes being offered hereby by acting as an advisor to MART. For its services, The Bank of Tokyo-Mitsubishi, Ltd. will receive a fee of $100,000 to be paid from the underwriting discounts and commissions.

         The transaction expenses payable by MART are estimated to be $897,207.

         The representative of the underwriters has informed MART that it does not expect discretionary sales by the underwriters to exceed 5% of the principal amount of the notes being offered hereby.

         The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M of the Securities Exchange Act of 1934, as amended. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of such transactions.

         The closing of the sale of the notes is conditioned on the issuance of the certificates.

         The indenture trustee may, from time to time, invest the funds in the trust accounts in investments permitted by the sale and servicing agreement acquired from the underwriters.

         In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the servicer and its affiliates.

         MMCA and MART have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect thereof.

         Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus, MART or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

                               LEGAL OPINIONS

         The validity of the notes and federal income tax matters will be passed upon for MART by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Brown & Wood LLP, San Francisco, California, will act as counsel to the underwriters.

                           REPORTS TO NOTEHOLDERS

         Unless and until definitive notes are issued under the limited circumstances described under "Terms of the Notes-Issuance of Definitive Notes Upon the Occurrence of Various Circumstances," all notices, reports and statements to noteholders, including any monthly and annual reports concerning the trust and the receivables, will be prepared by the servicer and sent on behalf of the trust only to DTC or Cede & Co. as nominee of DTC and registered holder of the notes. See "Terms of the Notes-Principal Amount and Interest Rates," "-Book Entry Registration" and "-Issuance of Definitive Notes Upon the Occurrence of Various Circumstances." Those notices, reports and statements will not contain audited financial statements with respect to the trust. The servicer also does not intend to send any financial reports of the servicer or MART to noteholders.

                    WHERE YOU CAN FIND MORE INFORMATION

         MART, as originator of the trust, filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 relating to the notes. This prospectus is part of the registration statement, but the registration statement includes additional information, including forms of some of the agreements discussed in this prospectus.

         The servicer, on behalf of MART in its capacity as originator of the trust, will file or cause to be filed with the Securities and Exchange Commission periodic reports with respect to the trust as may be required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission.

         You may read and copy any notices, reports, statements or other information the servicer files or causes to be filed at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the operation of the public reference rooms. Our filings with the Securities and Exchange Commission are also available to the public without charge on the Securities and Exchange Commission's Internet site (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file publicly with the Securities and Exchange Commission.


                                  GLOSSARY

         "Accrued Note Interest" means, with respect to any payment date and each class of notes, the sum of the Monthly Accrued Note Interest and the Interest Carryover Shortfall for the class for that payment date.

         "Actuarial Receivables" means receivables which provide for amortization of the loan over a series of fixed level monthly installments. Each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to 1/12 of the annual percentage rate of the loan multiplied by the scheduled principal balance of the receivable, and an amount of principal equal to the remainder of the monthly installment.

         "Available Funds" means, with respect to a payment date:

         (1) an amount equal to the sum of the following amounts with respect to the preceding calendar month:

         o all collections on the contracts, including amounts withdrawn from the payahead account;

         o the proceeds of sale by the trust of any financed vehicle sold by the trust upon termination of a Balloon Payment Receivable;

         o all proceeds of the liquidation of receivables which became defaulted receivables during the preceding calendar month, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on any defaulted receivable;

         o any recoveries in respect of contracts that became defaulted in prior calendar months;

         o all extension and deferral fees paid with respect to the contracts;

         o the purchase amount of each receivable purchased from the trust during or before the preceding calendar month, net of applicable expenses;

         o        all advances made by the servicer;

         o        the Yield Supplement Amount for that payment date;

         o        the Negative Carry Amount for that payment date;

         o partial prepayments of any refunded item included in the principal balance of a contract, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor's periodic payment to an amount below the scheduled payment as of the related cutoff date;

         o the net earnings on funds on deposit in the pre-funding account to the extent deposited to the collection account on that payment date by the indenture trustee; and

         o with respect to the payment date on or immediately following the last day of the Pre-Funding Period, any funds remaining in the pre-funding account, calculated after giving effect to the purchase of all receivables purchased by the trust during the Pre-funding Period, minus

         (2) the aggregate amount of the funds described in clause (1) above that are used in the related calendar month to reimburse servicer advances that are due and payable on that payment date.


         "Balloon Payment" means, with respect to a Balloon Payment Receivable, the final payment which is due at the end of the term of the receivable.

         "Balloon Payment Receivable" means a receivable that provides for the amortization of the entire amount financed under the receivable to one substantially larger final payment which is due at the end of the term of the receivable.

         "Closing Date" means October 28, 1999.

         "Cutoff Date" means, (A) with respect to receivables transferred to the trust on the Closing Date, October 1, 1999, and (B) with respect to receivables transferred to the trust after the Closing Date and during the Pre-Funding Period, the date, which will be on or before the date of transfer, as of which the trust will be entitled to collections of the receivables transferred on that date.

         "Initial Pool Balance" means the sum of (a) the principal balance of the receivables pool as of October 1, 1999, plus (b) the aggregate principal balance of all contracts transferred to the trust after that date, calculated as of their respective Cutoff Dates.

         "Interest Carryover Shortfall" means, with respect to any payment date and any class of notes, the excess of the sum of the Monthly Accrued
Note Interest for the preceding payment date and any outstanding Interest Carryover Shortfall from the close of business on the preceding payment date, over the amount in respect of interest that is actually deposited in the note payment account on the preceding payment date with respect to that class, plus interest on the excess, to the extent permitted by law, at the applicable note interest rate for the related interest period.

         "Maximum Negative Carry Amount" means, as of any date of determination, the product of (1) the Weighted Average Rate as of such date minus 2.50%, multiplied by (2) the product of the Note Percentage as of such date and the pre-funded amount as of such date after giving effect to any withdrawals from the pre-funding account on such date, multiplied by
(3) the percentage equivalent of a fraction, the numerator of which is the actual number of days until the expected end of the Pre- Funding Period and the denominator of which is 360.

         "Maximum Supplemental Reserve Amount" with respect to any payment date will be an amount equal to the lesser of:

         (1) the sum of (x) 2.00% of the aggregate principal balance of the receivables sold to the trust on the Closing Date, calculated as of the initial Cutoff Date, and (y) 2.00% of the principal balances of the receivables transferred to the trust after the Closing Date, but on or before that payment date, calculated as of the related Cutoff Dates; and

         (2) an amount equal to (x) the outstanding principal amount of the notes on that payment date, after giving effect to any principal payment made on that payment date less (y) the amount on deposit in the reserve account on that payment date, after giving effect to all deposits and withdrawals from the reserve account on that payment date.

         "MART" means MMCA Auto Receivables Trust.

         "Mitsubishi Motors" means Mitsubishi Motors Corporation and its affiliates.

         "MMCA" means Mitsubishi Motors Credit of America, Inc.

         "MMSA" means Mitsubishi Motor Sales of America, Inc.

         "Monthly Accrued Note Interest" means, with respect to any payment date and (a) any class of notes, interest accrued for the related interest period at the applicable interest rate for that class on the aggregate principal balance of the notes of that class as of the immediately preceding payment date, after giving effect to all payments of principal to noteholders on or before that preceding payment date, or, in the case of the first payment date, the initial principal amount of the notes; and (b) the notes collectively, the sum of Monthly Accrued Note Interest for each class.

         "Negative Carry Amount" will be calculated by the servicer for any payment date as the difference (if positive) between (1) the product of (a) the Monthly Accrued Note Interest for that payment date, multiplied by (b) the Pre-Funded Percentage as of the immediately preceding payment date, or in the case of the first payment date, the Closing Date, minus (2) the net investment earnings on the pre-funded amount for the related collection period (or in the case of the first payment date, from the Closing Date until October 31, 1999).

         "Note Percentage" means, as of any payment date, the percentage equivalent of a fraction, the numerator of which is the aggregate principal amount of the notes as of that payment date, and the denominator of which is an amount equal to the sum of the aggregate principal amount of the notes as of that payment date and aggregate principal amount of the certificates as of that payment date, in each case after giving effect to any payment of principal of that payment date.

         "Pre-Funded Percentage" means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the pre-funded amount and the denominator of which is the sum of the principal balance of the receivables pool and the pre-funded amount, in each case as of that date after taking into account all withdrawals from the pre-funding account and all transfers of contracts transferred to the trust after the Closing Date on or before that date.

         "Pre-Funding Period" means a period beginning on the Closing Date and ending on the earliest of (a) the last day of the collection period on which the pre-funded amount (after giving effect to any transfers therefrom in connection with the transfer of receivables to the trust after the Closing Date and on or before such date) is less than $100,000, (b) the date on which an event of default or an event of servicing termination occurs, (c) the date on which an insolvency event occurs with respect to the seller or the servicer and (d) the close of business on March 31, 2000.

         "Principal Carryover Shortfall" means, as of the close of business on any payment date, the excess of the Principal Distribution Amount and any outstanding Principal Carryover Shortfall from the preceding payment date over the amount in respect of principal that is actually deposited in the note payment account on that payment date.

         "Principal Distribution Amount" means, with respect to any payment date, the sum of:

         o the Scheduled Principal for that payment date, including, in the case of a Balloon Payment Receivable, the amount owed by an obligor with respect to a Balloon Payment;

         o any outstanding Principal Carryover Shortfall as of the close of business on the preceding payment date; and

         o with respect to the payment date on or immediately following the end of the Pre-Funding Period, any funds remaining in the pre-funding account, after giving effect to the purchase of all contracts transferred to the trust after the Closing Date, including any purchase on the last day of the Pre-Funding Period, exclusive of any net earnings from the investment of funds on deposit in the pre-funding account.

However, the Principal Distribution Amount shall not exceed the outstanding aggregate principal balance of the notes; and provided further, that, on the final payment date for each class of notes, the principal required to be deposited in the note payment account will include the amount necessary, after giving effect to the other amounts to be deposited in the note payment account on that payment date and allocable to principal, to reduce the outstanding principal amount of that class of notes to zero.

         "Required Negative Carry Account Balance" means, as of any payment date, an amount equal to the lesser of (x) the initial deposit into the negative carry account minus all previous withdrawals of the Negative Carry Amount from the negative carry account, including any withdrawals of the Negative Carry Amount from that account on that payment date and (y) the Maximum Negative Carry Amount as of that payment date. If the amount on deposit in the negative carry account on any payment date, after giving effect to the withdrawal of the Negative Carry Amount, if any, for that payment date, is greater than the Required Negative Carry Account Balance, the excess will be released to MART. All amounts remaining on deposit in the negative carry account on the payment date on or immediately following the last day of the Pre-Funding Period, after giving effect to all withdrawals from that account on that payment date for deposit to the collection account on that payment date, will be released to MART.

         "Scheduled Principal" means, with respect to any payment date, the sum of:

         (1) (A) collections of principal of Simple Interest Receivables received during the related calendar month, including collections of principal attributable to Balloon Payment Receivables-unless an advance has previously been made with respect to the Balloon Payment-and charges for excess wear and tear and excess mileage and (B) advances made on that payment date with respect to Balloon Payments on Simple Interest Receivables that are Balloon Payment Receivables;

         (2) the principal portion of each scheduled payment, including a Balloon Payment Receivable, due on any Actuarial Receivable during the related calendar month;

         (3)      without duplication of amounts taken into account under
                  (1) or (2), the outstanding principal balance of (A) contracts prepaid in full during the related calendar month, and (B) contracts which became defaulted during the related calendar month;

         (4) the purchase amount of each contract that was repurchased by MART or purchased by the servicer during that calendar month, to the extent attributable to principal;

         (5) the proceeds of any other sale of a receivable to the extent allocable to principal; and

         (6) partial prepayments attributable to any refunded item included in the amount financed, such as extended warranty protection plan costs or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor's periodic payment to be below the scheduled payment as of the related Cutoff Date;

provided, however, that in calculating the Scheduled Principal, (A) all payments and proceeds, including liquidation proceeds, of any purchased contracts the purchase amount of which has been included in Scheduled Principal in a prior collection period, which shall be paid to MART or the servicer, as applicable, and (B) all amounts released from the pre-funding account will be excluded.

         "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level monthly installments. However, unlike the monthly installment under an Actuarial Receivable, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated annual percentage rate and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

         "Specified Reserve Balance" means, with respect to any payment date, an amount equal to the lesser of:

         (1) the sum of (x) 0.75% of the aggregate principal balance of the contracts transferred to the trust on the Closing Date calculated as of the initial Cutoff Date, and (y) 0.75% of the principal balances of contracts transferred to the trust after that date on or before that payment date, calculated as of the related Cutoff Dates; and

         (2) the outstanding principal amount of the notes on that payment date, after giving effect to any principal payment made on that payment date.

         "Total Available Funds" for a payment date is an amount equal to the Available Funds for that payment date plus the amounts, if any, deposited by the indenture trustee to the collection account from the supplemental reserve account and the reserve account on that payment date.

         "Total Required Payment" means, with respect to any payment date, the sum of (i) the total due and unpaid servicing fee, (ii) the Accrued
Note Interest and (iii) the Principal Distribution Amount with respect to that payment date.

         "Weighted Average Rate" means, with respect to any date of determination, a per annum rate equal to (1) the sum of (a) the product of
(x) the outstanding principal amount of the Class A-1 notes on that date and (y) the Class A-1 rate, plus (b) the product of (x) the outstanding principal amount of the Class A-2 notes on that date and (y) the Class A-2 rate, plus (c) the product of (x) the outstanding principal amount of the Class A-3 notes on that date and (y) the Class A-3 rate, plus (d) the product of (x) the outstanding principal amount of the Class B notes on that date and (y) the Class B rate, divided by (2) the outstanding principal amount of the notes on that date.

         "Yield Supplement Amount" with respect to any payment date will be determined by aggregating with respect to all of the receivables the amount, calculated by the servicer with respect to each receivable, other than (i) a defaulted receivable that has defaulted or a receivable purchased by the servicer or repurchased by MART for the calendar months after the calendar month in which the receivable became defaulted or was purchased or repurchased, as the case may be, or (ii) any receivable sold by the indenture trustee following an event of default under the indenture for calendar months after the calendar month in which the receivable is sold by the indenture trustee, equal to the product of (x) one-twelfth times (y) an amount equal to the difference, if positive, between (1) interest on that receivable's principal balance as of the first day of the related calendar month at a rate equal to the sum of (A) the Weighted Average Rate as of the first day of the related calendar month and (B) 3.00%, which percentage represents the servicing rate plus 2.00%, and (2) interest on that receivable's principal balance as of the first day of the related calendar month at the annual percentage rate on the contract. For purposes of the definition of "Yield Supplement Amount," the annual percentage rate on a contract will be deemed to be zero until the first day of the calendar month in which the first payment under the contract is due. Beginning with the first day of the calendar month in which the first payment of the contract is due, the annual percentage rate on the contract will be the rate specified in the contract.

PROSPECTUS

                                                            $740,000,000

                        MMCA Auto Owner Trust 1999-2

              $326,000,000 6.30% Class A-1 Asset Backed Notes

              $210,000,000 6.80% Class A-2 Asset Backed Notes

              $142,000,000 7.00% Class A-3 Asset Backed Notes

                $62,000,000 7.55% Class B Asset Backed Notes

                        MMCA Auto Receivables Trust
                                   Seller

                                  Servicer

                     Underwriters of the Class A Notes

                         Credit Suisse First Boston

                             J.P. Morgan & Co.

                            Salomon Smith Barney



                     Underwriters of the Class B Notes

                         Credit Suisse First Boston

         You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the notes in any state where the offer of the notes is not permitted.

         We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover of this prospectus.

         Dealers will deliver a prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers that effect transactions in the notes, whether or not participating in the offering of the notes, will be required to deliver a prospectus until January 18, 2000.